                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-110912

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION. DATED APRIL 26, 2004
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 26, 2004.

                       AICCO PREMIUM FINANCE MASTER TRUST
                                     Issuer
                        A.I. RECEIVABLES TRANSFER CORP.
                                     SELLER

                                 SERIES 2004-1
                 $529,570,000 FLOATING RATE ASSET BACKED NOTES
 SEE "RISK FACTORS"
 BEGINNING ON PAGE S-15 OF
 THE PROSPECTUS SUPPLEMENT
 AND PAGE 9 OF THE
 ACCOMPANYING PROSPECTUS TO
 READ ABOUT CERTAIN FACTORS
 YOU SHOULD CONSIDER BEFORE
 BUYING THE NOTES.

 Neither the notes, nor the
 underlying loans, deferred
 payment obligations or
 receivables are insured or
 guaranteed by any
 governmental agency.

 The notes will represent
 obligations of the trust
 only and will not represent
 interests in or obligations
 of AIC, AICCO I, AICCO II,
 IP Finance, IP Funding or
 any of their affiliates.

 This prospectus supplement
 may be used to offer and
 sell the notes only if
 accompanied by the base
 prospectus.
                                            THE TRUST WILL ISSUE

                                                                  SERIES 2004-1     SERIES 2004-1     SERIES 2004-1
                                                                  CLASS A NOTES     CLASS B NOTES     CLASS C NOTES
                                                                 ----------------  ----------------  ----------------
                                          Principal amount.....  $500,000,000      $20,160,000       $9,410,000
                                          Note rate............  One-month         One-month         One-month
                                                                 LIBOR + 0.[-]%    LIBOR + 0.[-]%    LIBOR + [-]%
                                                                 annually          annually          annually
                                          Interest paid........  Monthly           Monthly           Monthly
                                          First interest         June 15, 2004     June 15, 2004     June 15, 2004
                                            payment date.......
                                          Scheduled principal    May 15, 2007      May 15, 2007      May 15, 2007
                                            payment date.......
                                          Legal final            November 17,      November 17,      November 17,
                                            maturity...........  2008              2008              2008
                                          Price to Public......  [-%]              [-%]              [-%]
                                          Underwriting           [-%]              [-%]              [-%]
                                            Discount...........
                                          Proceeds to Trust....  [-%]              [-%]              [-%]

                             THE TRUST WILL ALSO ISSUE THE FOLLOWING SECURITIES, WHICH ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT--

                                Series 2004-1 Class D Notes, with a principal amount of $8,070,000
CREDIT ENHANCEMENT--

- Subordination

  The Class B Notes are subordinated to the Class A Notes. Subordination of the Class B Notes provides credit enhancement for the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes. Subordination of the Class C Notes provides credit enhancement for both the Class A Notes and the Class B Notes. The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes. Subordination of the Class D Notes provides credit enhancement for the Class A Notes, the Class B Notes and the Class C Notes.

- Yield Enhancement Account

  A portion of collections that would otherwise be paid to the Trust Interest will be used to fund a reserve account called the Yield Enhancement Account for the benefit of Noteholders.

- Excess Interest on the Receivables

- Class C Reserve Account

  A portion of collections that would otherwise be paid to the Trust will be used to fund a reserve account called the Class C Reserve Account for the benefit of Class C Noteholders.

    This prospectus supplement and the accompanying prospectus relate to the offering of the Class A Notes, Class B Notes and Class C Notes only.
                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

BANC OF AMERICA SECURITIES LLC
                         ABN AMRO INCORPORATED
                                             BANC ONE CAPITAL MARKETS, INC.
                                                              CITIGROUP

                     PROSPECTUS SUPPLEMENT DATED [-], 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

               We provide information to you about the notes in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Series of notes and (b) this Prospectus Supplement, which describes the specific terms of your Series of notes.

               IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

               We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

               You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-77 in this document and under the caption "Index of Terms for Prospectus" beginning on page 78 in the accompanying Prospectus.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE NOTES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.
                               ------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
SUMMARY OF TERMS.......................................................................................          1
OFFERED SECURITIES.....................................................................................          1
         Interest Payments.............................................................................          1
         Principal Payments............................................................................          1
OTHER SECURITIES.......................................................................................          2
         The Class D Notes.............................................................................          2
SECURITY FOR THE NOTES.................................................................................          2
AIG SUPPORT AGREEMENT..................................................................................          2
CREDIT ENHANCEMENT.....................................................................................          2
         Subordination.................................................................................          2
         Yield Enhancement Account.....................................................................          3
         Class C Reserve Account.......................................................................          3
OTHER INTERESTS IN THE TRUST...........................................................................          4
         Other Series of Notes.........................................................................          4
         The Trust Interest............................................................................          4
TRUST ASSETS...........................................................................................          4
         Receivables...................................................................................          4
COLLECTIONS BY THE SERVICER............................................................................          5
ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES........................................................          5
         Allocations of Collections of Finance Charge Receivables......................................          6
         Allocations of Collections of Principal Receivables...........................................          9
EARLY PAYOFF OF THE NOTES..............................................................................         12
SHARED PRINCIPAL COLLECTIONS...........................................................................         13
DENOMINATIONS..........................................................................................         13
REGISTRATION, CLEARANCE AND SETTLEMENT.................................................................         13
TAX STATUS.............................................................................................         13
ERISA CONSIDERATIONS...................................................................................         13
NOTE RATINGS...........................................................................................         13
RISK FACTORS...........................................................................................         15
THE AIGC PREMIUM FINANCE PORTFOLIOS....................................................................         15
         General  .....................................................................................         15
         Premium Finance Obligation Origination; Collection Policy.....................................         16
         The Originators' Premium Finance Portfolio....................................................         17
THE RECEIVABLES........................................................................................         24
MATURITY ASSUMPTIONS...................................................................................         25

         Controlled Accumulation Period................................................................         25
         Rapid Amortization Period.....................................................................         26
         Pay Out Events................................................................................         27
         Other Considerations..........................................................................         28
THE TRUST, THE SELLER, THE ORIGINATORS AND THE SERVICER................................................         29
DESCRIPTION OF SERIES PROVISIONS.......................................................................         30
         General  .....................................................................................         30
         New Issuances.................................................................................         31
         Interest Payments.............................................................................         32
         Principal Payments............................................................................         34
         Subordination.................................................................................         38
         Allocation Percentages........................................................................         38
         Reallocation of Cash Flows....................................................................         41
         Application of Collections....................................................................         43
         Allocations...................................................................................         43
         Payment of Interest, Fees and Other Items.....................................................         44
         Excess Spread.................................................................................         46
         Payments of Principal.........................................................................         50
         Shared Principal Collections..................................................................         53
         Defaulted Receivables; Investor Charge-Offs...................................................         53
         Yield Enhancement Account.....................................................................         56
         Class C Reserve Account.......................................................................         57
         Principal Funding Account.....................................................................         58
         Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount.....................         59
         Servicer Advances.............................................................................         62
         Pay Out Events................................................................................         62
         Servicing Compensation and Payment of Expenses................................................         65
         Early Payoff..................................................................................         66
         Reports to Noteholders........................................................................         66
         Amendments....................................................................................         66
ERISA CONSIDERATIONS...................................................................................         67
         Class A Notes.................................................................................         68
         Class B Notes and Class C Notes...............................................................         68
         Prohibited Transactions Exemptions............................................................         68
         Consultation With Counsel.....................................................................         69
UNDERWRITING...........................................................................................         70
ANNEX I OTHER SERIES ISSUED AND OUTSTANDING............................................................         74

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT...............................................................         77

                                SUMMARY OF TERMS

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

AICCO Premium Finance Master Trust (the "Trust") is offering the Series 2004-1 Class A Floating Rate Asset Backed Notes (the "Class A Notes"), the Series 2004-1 Class B Floating Rate Asset Backed Notes (the "Class B Notes") and the 2004-1 Class C Floating Rate Asset Backed Notes (the "Class C Notes") as part of Series 2004-1. The Class A Notes, the Class B Notes and the Class C Notes (together, the "Offered Notes") represent debt obligations secured by a partial, undivided interest in the assets of the Trust.

The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to both the Class A Notes and the Class B Notes.

INTEREST PAYMENTS

The Class A Notes will accrue interest for each Interest Period at the Class A Note Rate. The "Class A Note Rate" is a variable rate equal to one-month LIBOR + 0.[-]%.

The Class B Notes will accrue interest for each Interest Period at the Class B Note Rate. The "Class B Note Rate" is a variable rate equal to one-month LIBOR + 0.[-]%.

The Class C Notes will accrue interest for each Interest Period at the Class C Note Rate. The "Class C Note Rate" is a variable rate equal to one-month LIBOR + [-]%.

Interest accrued during each Interest Period will be due on each Payment Date. Any interest due but not paid on a Payment Date will be payable on the next Payment Date together with additional interest at the applicable note rate plus 2.0% per annum.

- A "Payment Date" is the 15th day of each month, or if that day is not a business day, the next business day. The first Payment Date is June 15, 2004.

- Each "Interest Period" begins on and includes a Payment Date and ends on but excludes the next Payment Date. The first Interest Period will begin on and include May [-], 2004 (the "Closing Date") and end on but exclude, the first Payment Date.

PRINCIPAL PAYMENTS

The Class A Noteholders, the Class B Noteholders and the Class C Noteholders are scheduled to receive a single payment of principal on May 15, 2007, or, if that date is not a business day, the next business day, (the "Scheduled Payment Date"). However, the Seller may redeem the Offered Notes on any Payment Date on or after February 15, 2007 (a "Payoff Date"). Furthermore, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B Noteholders until the Class A Noteholders are paid in full. No principal will be paid to the Class C Noteholders until the Class A Noteholders and the Class B Noteholders are paid in full except as provided with respect to the Class C Reserve Account. For a discussion of how amounts are allocated and the timing of principal payments, see "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus and "Description of Series Provisions -- Allocation Percentages" in this Prospectus Supplement.

The final payment of principal and interest plus all other amounts due and owing to the Noteholders on the Offered Notes will be made no later than November 17, 2008, called the "Legal Final Maturity" or the "Series 2004-1 Termination Date."

See "Description of Series Provisions -- Principal Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay principal.

OTHER SECURITIES

THE CLASS D NOTES

The Trust is also issuing the Series 2004-1 Class D Asset Backed Notes (the "Class D Notes" and together with the Offered Notes, the "Notes"), which represent debt obligations secured by a partial, undivided interest in the assets of the Trust. The Class D Notes are subordinated to the Offered Notes. As a subordinated interest, the Class D Notes are a form of credit enhancement for the Offered Notes. The "Class D Note Rate" is 0%.

THE CLASS D NOTES ARE NOT BEING OFFERED UNDER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

SECURITY FOR THE NOTES

The Notes are secured by a partial, undivided interest in the assets of the Trust, which interest is referred to as the "Investor Interest" and is described in greater detail below. The Notes generally are not secured by the remaining undivided interest in the assets of the Trust, which is referred to as the "Trust Interest". The Seller's right to receive the proceeds of Trust assets allocable to the Trust Interest is not subordinate to the Noteholders' right to receive payment on the Notes from the proceeds of Trust assets allocable to the Investor Interest, except to the limited extent described below.

AIG SUPPORT AGREEMENT

AIG has entered into an agreement (the "AIG Support Agreement") to cause each of the Originators and the Servicer to have a minimum net worth of at least $1, to meet any of the obligations of the Originators and the Servicer under the Sale and Servicing Agreement or pay any of its obligations when due which if not paid could be the basis of filing of an involuntary case against either the Originators or the Servicer.

CREDIT ENHANCEMENT

Credit enhancement for your Series is for your Series' benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

SUBORDINATION

Subordination of the Class B Notes provides credit enhancement for the Class A Notes. Subordination of the Class C Notes provides credit enhancement for the Class A Notes and the Class B Notes. Subordination of the Class D Notes provides credit enhancement for the Class A Notes, the Class B Notes and the Class C Notes.

The Class D Investor Interest, the Class C Investor Interest and the Class B Investor Interest must be reduced to zero, and the Class D Notes, the Class C Notes and the Class B Notes must be written down to zero, before the Class A Investor Interest or Class A Notes will suffer any loss of principal. The Class D Investor Interest and the Class C Investor Interest must be reduced to zero, and the Class D Notes and the C Notes must be written down to zero, before the Class B Investor Interest or Class B Notes will suffer any loss of principal. The Class D Investor Interest must be reduced to zero, and the Class D Notes must be written down to zero, before the Class C Investor Interest or Class C Notes will suffer any loss of principal.

On any Payment Date, no interest will be paid on the Class D Notes until all interest due and owing on the Class A Notes, the Class B Notes and Class C Notes is paid in full. On any Payment Date, no principal will be paid to the Class B Notes until all principal due and owing to the Class A Notes and all interest due and owing on the Class A Notes and the Class B Notes is paid in full. On any Payment Date, no principal will be paid to the Class C Notes until all principal due and owing on the Class A Notes and the Class B Notes and all interest due and owing on the Class A Notes, the Class B Notes and the Class C Notes is paid in full. On any Payment Date, no principal will be paid to the Class D Notes until all principal due and owing on the Class A Notes, the Class B Notes and the Class C Notes and all interest due and owing on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes is paid in full.

For a description of the events (other than payments of principal) which may lead to a reduction of the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest, see "Description of Series Provisions -- Reallocation of Cash Flows," " -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount," " -- Application of Collections" and " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement

YIELD ENHANCEMENT ACCOUNT

The Notes will also have the benefit of credit enhancement in the form of an account (the "Yield Enhancement Account") which will be maintained by the Indenture Trustee for the benefit of the Noteholders.

Funds on deposit in the Yield Enhancement Account on each Transfer Date will be added to Excess Spread and made available for application on the next Payment Date in respect of the Notes to the extent and in the priorities set forth under "Description of Series Provisions -- Application of Collections -- Excess Spread."

On each Transfer Date, the Servicer will deposit the Available Yield Enhancement Amount into the Yield Enhancement Account, which will be available for credit enhancement for the Notes. Such deposit will be made out of Receivable collections otherwise allocable to the Trust Interest.

The "Available Yield Enhancement Amount" will be equal to 2.50% of Receivable collections during the preceding Monthly Period times the Floating Investor Percentage; provided that the Available Yield Enhancement Amount will be capped so that it will not exceed the Monthly Interest due on the Notes for such Transfer Date plus Monthly Interest not previously paid and Additional Interest.

In general, on each Transfer Date, any amount in excess of the 91 Day Delinquency Amount remaining in the Yield Enhancement Account after application of the funds on deposit therein for the purposes described above will be paid to the Trust Interest, provided that a Pay Out Event has not occurred. See "Description of Series Provisions -- Yield Enhancement Account."

The "91 Day Delinquency Amount" will equal, as of each Transfer Date, the product of (a) the Floating Investor Percentage and (b) the aggregate outstanding principal amount as of the end of the preceding Monthly Period of the Premium Finance Obligations relating to Receivables in the Trust that are then overdue 91 days or more (i) after cancellation of the related insurance policies or (ii) if cancellation is delayed, whether due to a stay by reason of an Insured's bankruptcy or other reason, after the date the policy would have been cancelled in the absence of such delay.

CLASS C RESERVE ACCOUNT

The Class C Notes will also have the benefit of credit enhancement in the form of an account (the "Class C Reserve Account") which will be maintained by the Indenture Trustee for the benefit of the Class C Noteholders only. The Trust will use the funds in the Class C Reserve Account, if any, (i) on each Payment Date, to cover any shortfalls in payments of interest to Class C Noteholders and
(ii) on the earlier of the Legal Final Maturity and the Payment Date on which the Class A Notes and the Class B Notes are paid in full, to cover any shortfall in payment of principal to Class C Noteholders.

On each Transfer Date, if a Class C Reserve Event has occurred and is continuing, the Servicer will deposit, to the extent of Excess Spread available therefor as set forth herein, the Class C Reserve Amount into the Class C Reserve Account, which will be available for credit enhancement for the Class C Notes.

"Class C Reserve Event" shall occur if, as of a Transfer Date, the average of the Annualized Monthly Excess Spread Amounts for the immediately preceding three Monthly Periods falls below (i) 5.50% (a "Type 1 Class C Reserve Event") or (ii) 5.00% (a "Type 2 Class C Reserve Event").

"Class C Reserve Amount" will be equal to the product of the Funding Percentage and the initial Investor Interest minus the 91 Day Delinquency Amount as of the respective Transfer Date; provided, however that upon the occurrence of a Payout Event, the Class C Reserve Amount shall equal the Class C Adjusted Investor Interest.

"Funding Percentage" means, upon the occurrence and continuation of a Class C Reserve Event, (i) 0.75%, in the case of a Type 1 Class C Reserve Event, and
(ii) 1.75% in the case of a Type 2 Class C Reserve Event.

For a description of the Class C Reserve Account, see "Description of Series Provisions -- Class C Reserve Account."

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF NOTES

The Trust expects to issue additional Series of notes. When issued by the Trust, the notes of each of those Series will also represent debt obligations secured by a partial, undivided interest in the assets of the Trust. The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Noteholders.

The Trust has previously issued seven Series of notes, five of which are Variable Funding Notes. You can review a summary of the terms of the outstanding Series of notes under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement.

THE TRUST INTEREST

AIC owns a 100% equity interest in A.I. Receivables Transfer Corp. ("ART"). The Seller owns a 100% ownership interest in the Trust which in turn retains unencumbered ownership of the Trust Interest, which represents the remaining interest in the assets of the Trust not securing the Notes, any other Series of notes or the other interests in the Trust or other obligations of the Trust. The Trust Interest is not subordinated to the Notes, although a portion of collections from Receivables otherwise allocable to the Trust Interest provides yield enhancement for your Series and other outstanding Series. See "Description of Series Provisions -- Yield Enhancement Account."

In addition, under the circumstances described under "Description of Series Provisions -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount," a portion of losses on Receivables exceeding specified concentration levels (based on the identity of the related Insured or insurer to whom financed premiums were paid or are due) that would otherwise be allocable to the Notes may be allocated to the Trust Interest. See "Description of Series Provisions -- Yield Enhancement Account," " -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount" and " -- Defaulted Receivables; Investor Charge-Offs."

TRUST ASSETS

RECEIVABLES

The Trust assets include the entire beneficial interest in receivables transferred to the Trust (the "Receivables") related to loans to Insureds to finance commercial property and casualty insurance premiums ("Loans") and deferred payments to become due from Insureds to finance commercial property and casualty insurance premiums ("Deferred Payment Obligations" and, together with the Loans, the "Premium Finance Obligations"). See "Business of A.I. Receivables Transfer Corp. and the Originators -- General" and " -- Premium Finance Obligations" in the Prospectus.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) with respect to Loans, amounts borrowed by Insureds to pay premiums for property and casualty insurance and (b) with respect to Deferred Payment Obligations, the portion of the deferred payments equal to the purchase price paid by the Originators for the rights to such Deferred Payment Obligations.

"Finance Charge Receivables" are (a) with respect to Loans, the related finance charges and certain fees and (b) with respect to Deferred Payment Obligations, the portion of the deferred payments in excess of the purchase price of the payments amortized over the term of the related policy, which excess is deemed finance charges.

See "Business of A.I. Receivables Transfer Corp. and the Originators -- General" and " -- Premium Finance Obligations" in the Prospectus.

COLLECTIONS BY THE SERVICER

The Servicer will collect payments on the Receivables and will deposit those collections in an account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are charged off as uncollectible, called the "Default Amount," among:

- your Series, based on the size of the Investor Interest (initially $529,570,000);

- other outstanding Series, based on the size of the investor interests in the Trust securing such Series; and

-    the Trust, based on the size of the Trust Interest.

The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:

- holders of the Class A Notes, based on the Class A Investor Interest (initially $500,000,000);

- holders of the Class B Notes, based on the Class B Investor Interest (initially $20,160,000);

- holders of the Class C Notes, based on the Class C Investor Interest (initially $9,410,000); and

- the holders of the Class D Notes, based on the Class D Investor Interest (initially $8,070,000).

See the following chart and "Description of Series Provisions -- Allocation Percentages" in this Prospectus Supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the Trust Interest, to any Series, including your Series, or to holders of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes.

                                    [FLOW CHART]

You are entitled to receive payments of interest and principal based upon allocations to your Series. The Investor Interest, which is the basis for allocations to your Series, is the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest, (c) the Class C Investor Interest and (d) the Class D Investor Interest. The Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest will initially equal the outstanding principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes. The Investor Interest will decline as a result of principal payments and may decline due to the writing off of Receivables or other reasons. If the Investor Interest declines, amounts allocated and available for payment to your Series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of Series Provisions -- Reallocation of Cash Flows" in this Prospectus Supplement.

ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

The chart that follows demonstrates the manner in which collections of Finance Charge Receivables are allocated and applied to your Series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of Finance Charge Receivables for your Series (including recoveries; net of the reimbursement of the interest portion of any servicer advances) are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
   Investor Interest are applied to cover, in the following priority:

-    the interest payment due to the Class A Noteholders;

- the Class A Noteholders' portion of servicing fees due to the Servicer, if any; and

-    the Class A Noteholders' portion of the Default Amount, if any.

Collections of Finance Charge Receivables allocated to the Class B Investor Interest are applied to cover, in the following priority:

-    the interest payment due to the Class B Noteholders; and

- the Class B Noteholders' portion of servicing fees due to the Servicer, if any.

Collections of Finance Charge Receivables allocated to the Class C Investor Interest are applied to cover, in the following priority:

-    the interest payment due to the Class C Noteholders; and

- the Class C Noteholders' portion of servicing fees due to the Servicer, if any.

Collections of Finance Charge Receivables allocated to the Class D Investor Interest are applied to cover the Class D Noteholders' portion of servicing fees due to the Servicer, if any.

Remaining collections of Finance Charge Receivables allocated to the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest are applied in Step 3 because of their subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and together with amounts on deposit in the Yield Enhancement Account are applied, in the following priority, to cover:

- the interest payment due to the Class A Noteholders, the Class A Noteholders' portion of the servicing fee due to the Servicer, if any, and the Class A Noteholders' portion of the Default Amount, each to the extent not covered in Step 2;

- reimbursement of certain reductions of the Class A Investor Interest and the Class A Notes;

-    Class A Prior Period Interest, if any;

- the interest payment due to the Class B Noteholders and the Class B Noteholders' portion of the servicing fee due to the Servicer, if any, to the extent not covered in Step 2;

-    the Class B Noteholders' portion of the Default Amount;

- reimbursement of certain reductions of the Class B Investor Interest and the Class B Notes;

-    Class B Prior Period Interest, if any;

- the interest payment due to the Class C Noteholders and the Class C Noteholders' portion of the servicing fee due to the Servicer, if any, to the extent not covered in Step 2;

-    the Class C Noteholders' portion of the Default Amount;

- reimbursement of certain reductions of the Class C Investor Interest and the Class C Notes;

-    Class C Prior Period Interest, if any;

- the interest payment due to the Class D Noteholders and the Class D Noteholders' portion of the servicing fee due to the Servicer, if any, to the extent not covered in Step 2;

-    the Class D Noteholders' portion of the Default Amount;

- reimbursement of certain reductions of the Class D Investor Interest and the Class D Notes;

-    funding of the Yield Enhancement Account up to the 91 Day Delinquency
     Amount;

- funding of the Class C Reserve Account (if a Class C Reserve Event has occurred and is continuing) up to the Class C Reserve Amount; and

-    Class D Prior Period Interest, if any.

                                  [FLOW CHART]

ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

The chart on the following page demonstrates the manner in which collections of Principal Receivables are allocated and applied to your Series. THE CHART IS A SIMPLIFIED DEMONSTRATION OF CERTAIN ALLOCATION AND PAYMENT PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Step 1: Collections of Principal Receivables for your Series (net of the reimbursement of the principal portion of any servicer advances) are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest.

Step 2: Collections of Principal Receivables allocated to the Class D Investor
   Interest, the Class C Investor Interest and the Class B Investor Interest may be reallocated and made available to pay amounts due to the Class A Noteholders that have not been paid by either the Class A Investor Interest's share of collections of Finance Charge Receivables (including recoveries), Excess Spread or amounts withdrawn from the Yield Enhancement Account. If required Class A amounts are satisfied, the Class D Investor Interest and the Class C Investor Interest also provide the same type of protection to the Class B Investor Interest. If required Class A amounts and Class B amounts are satisfied, the Class D Investor Interest also provides the same type of protection to the Class C Investor Interest. Certain Collections of Principal Receivables which are reallocated to pay amounts usually paid out of Finance Charge Receivables for Class A, Class B or Class C will not be made part of Available Investor Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Available Investor Principal Collections.

Available Investor Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period or the Rapid Amortization Period, as described below.

The Class A Notes will be paid in full before the Class B Notes, the Class C Notes and the Class D Notes receive any payments of principal. The Class B Notes will be paid in full before the Class C Notes and Class D Notes receive any payments of principal. The Class C Notes will be paid in full before the Class D Notes receive any payments of principal.

See "Maturity Assumptions" and "Description of Series Provisions -- Application of Collections" in this Prospectus Supplement.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series to the extent necessary or to the Trust.

               ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

                                  [FLOW CHART]

REVOLVING PERIOD: Series 2004-1 will have a period of time, called the "Revolving Period" when the Trust will not pay, or accumulate, principal for Noteholders. In general, during the Revolving Period the Trust will pay available principal to other Series or the holder of the Trust Interest. See "Description of Series Provisions -- Principal Payments" and " -- Application of Collections" in this Prospectus Supplement.

The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

-    the Controlled Accumulation Period;

-    a Rapid Amortization Period; or

-    the date when the Notes are paid in full.

CONTROLLED ACCUMULATION PERIOD: During the period called the "Controlled Accumulation Period", each month the Servicer will deposit a specified amount of principal collections in an account, called the "Principal Funding Account", in order to pay the Notes in full on the Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to holders of other Series or the holder of the Trust Interest. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit. See "Description of Series Provisions -- Principal Payments" and " -- Application of Collections" in this Prospectus Supplement.

On the Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay (a) the Class A Notes, (b) if the Class A Notes are paid in full, the Class B Notes, (c) if the Class B Notes are paid in full, the Class C Notes and (d) if the Class C Notes are paid in full, the Class D Notes.

For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of Series Provisions -- Principal Funding Account" in this Prospectus Supplement.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on the Scheduled Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Scheduled Payment Date or if any Pay Out Events occurs, the Rapid Amortization Period will begin and the timing of your principal payments could change. See "Maturity Considerations" in this Prospectus Supplement and in the accompanying Prospectus.

The Controlled Accumulation Period is scheduled to begin at the close of business on November 15, 2005, but in some cases may be delayed to no later than the close of business on April 16, 2007. See "Description of Series Provisions -- Postponement of Controlled Accumulation Period" in this Prospectus Supplement.

The Controlled Accumulation Period will end when any one of the following occurs:

-    the Notes are paid in full;

-    the Rapid Amortization Period begins; or

-    the Series 2004-1 Termination Date.

RAPID AMORTIZATION PERIOD: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the principal payment due to the Class A Notes, (b) if the Class A Notes are paid in full, the principal payment due to the Class B Notes,
(c) if the Class B Notes are paid in full, the principal payment due to the Class C Notes and (d) if the Class C Notes are paid in full, the principal payment due to the Class D Notes. These payments will begin on the first Payment Date after the Rapid Amortization Period begins.

The Rapid Amortization Period will begin on the earlier to occur of (a) a Trust Pay Out Event or (b) a Series 2004-1 Pay Out Event. The Rapid Amortization Period will end when any one of the following occurs:

-    the Notes are paid in full;

-    the Series 2004-1 Termination Date; or

-    the Trust Termination Date.

PAY OUT EVENTS: Certain adverse events called Pay Out Events might lead to the start of a Rapid Amortization Period and the end of the Revolving Period or the Controlled Accumulation Period.

A Series 2004-1 Pay Out Event will include the following events:

- any of the Originators, the Trust or the Seller does not make any required payment or deposit (within the applicable grace period);

- any of the Originators, the Trust or the Seller materially violates any other obligation or agreement causing you to be adversely affected, if (a) the related Originator, the Trust or the Seller, as applicable, does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

- any of the Originators, the Trust or the Seller provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect as of a date 60 days after the related Originator, the Trust or the Seller, as applicable, has received written notice and (b) you continue to be materially and adversely affected for the 60-day period; provided, however, that a Series 2004-1 Pay Out Event will not be deemed to have occurred if the Seller has accepted reassignment of, or paid its portion of principal due on, any affected Receivables;

- the Trust Interest is less than the largest required Minimum Trust Interest of any outstanding Series;

- certain defaults by the Servicer that have a material adverse effect on you;

- if the Monthly Payment Rate is less than 8% for three consecutive Monthly Periods;

- if the Financed Premium Percentage exceeds 90% for three consecutive Monthly Periods;

- if the Annualized Monthly Excess Spread Amount is less than 4% for three consecutive Monthly Periods;

-    upon an Event of Default;

-    if the Notes have not been paid in full on the Expected Final Payment Date;

- if an Insolvency Event (as defined in the Indenture) occurs with respect to AIG; or

- if the Indenture Trustee shall fail to have a valid first priority perfected interest in any portion of the Trust assets, which has a material adverse effect on the interests of the Noteholders and the Trust fails to repurchase such affected assets within one Business day's notice.

A Trust Pay Out Event for your Series will include the following events:

- certain events of bankruptcy or insolvency relating to any Originator, the Servicer or the Seller;

- the Seller is unable to transfer Receivables to the Trust as required under the Sale and Servicing Agreement;

- the Trust or the Seller becomes an "investment company" under the Investment Company Act of 1940; or

- AIG fails to meet its obligations under the AIG Support Agreement or the AIG Support Agreement is modified, amended or terminated other than as permitted in the AIG Support Agreement.

For a more detailed discussion of these Pay Out Events, see "Description of Series Provisions -- Pay Out Events" in this Prospectus Supplement. In addition, see "Description of the Transfer and Servicing Agreements -- Pay Out Events" in the accompanying Prospectus for a discussion of the consequences of an insolvency or receivership of the Seller.

EARLY PAYOFF OF THE NOTES

The Seller may redeem the Notes on any Payment Date on or following the February 15, 2007 Payoff Date, which is a Payment Date on which the Notes are refinanced, in whole (including accrued and unpaid interest), without premium, upon prior written notice to the Indenture Trustee (an "Early Payoff"). An Early Payoff will be funded solely from the proceeds of a refinancing of any outstanding Series of notes. Such proceeds will be used first to redeem all of the Class A Notes, next to redeem all of the Class B Notes, next to redeem all of the Class C Notes and finally to redeem all of the Class D Notes. If the Notes are to be redeemed on a Payoff Date, the Seller shall commence efforts towards a refinancing of the Notes by the issuance of new debt, on or before February 15, 2007. The Early Payoff rights of the Seller will terminate in the event that, as a result of changes in applicable accounting principles, such Early Payoff rights would cause the transfer of the Receivables to not be treated as a sale under such accounting principles.

SHARED PRINCIPAL COLLECTIONS

This Series is the eighth Series in a group of Series designated as "Group One". The Trust may issue additional Series in the future which may be included in Group One. Each Series identified under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement is and other Series in the future may be included in Group One. To the extent that collections of Principal Receivables allocated to your Series are not needed to make payments or deposits to the Principal Funding Account for your Series, these collections, called Shared Principal Collections, will be applied to cover principal payments for other Series within Group One. Any reallocation for this purpose will not reduce your Series' Investor Interest. In addition, you may receive the benefits of collections of Principal Receivables and certain other amounts allocated to other Series in Group One, to the extent those collections are not needed for those other Series. See "Description of Series Provisions -- Shared Principal Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Shared Principal Collections" in the accompanying Prospectus.

DENOMINATIONS

Beneficial interests in the Notes will be offered in minimum denominations of $100,000 and integral multiples of $1,000 for amounts in excess of the minimum denominations.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Notes will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive note representing your interest, except in limited circumstances described in the accompanying Prospectus when Notes in fully registered form are issued. See "Certain Information Regarding the Securities -- Definitive Notes" in the accompanying Prospectus.

You may elect to hold your Notes through DTC, in the United States, or Clearstream Banking S.A. or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the accompanying Prospectus. We expect that the Notes will be delivered in book-entry form through the facilities of DTC, Clearstream and Euroclear on or about the Closing Date.

TAX STATUS

Special Counsel to the Issuer is of the opinion that, although there is no direct authority with respect to notes similar to the Offered Notes, under existing law the Offered Notes will be characterized as debt for federal income tax purposes. Under the Indenture, you and the Issuer will agree to treat your Notes as debt for federal, state and local income tax purposes and franchise tax purposes. See "Certain United States Federal Income Tax Consequences" in the accompanying Prospectus for additional information concerning the application of federal income tax laws to an investment in the Offered Notes.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this Prospectus Supplement and in the accompanying Prospectus, the Class A Notes, the Class B Notes and the Class C Notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

NOTE RATINGS

The Class A Notes are required to be rated "AAA" or its equivalent by at least one nationally recognized rating organization.

The Class B Notes are required to be rated "A" or its equivalent by at least one nationally recognized rating organization.

The Class C Notes are required to be rated "BBB" or its equivalent by at least one nationally recognized rating organization.

See "Note Ratings" in the accompanying Prospectus for a discussion of the primary factors upon which the ratings are based.

                                  RISK FACTORS

                  You should consider the following risk factors and the risk factors described in the accompanying Prospectus in deciding whether to purchase the Notes.

POSSIBLE EFFECTS OF LACK OF         Since AIGC has limited experience
HISTORICAL EXPERIENCE WITH          originating Deferred Payment Obligations,
DEFERRED PAYMENT OBLIGATIONS        historical information available to
                                    determine what the loss experience will be with respect to Deferred Payment Obligations as compared to the loss experience of Loans is also limited. It is expected that the loss experience of the Deferred Payment
                                    Obligations will be comparable to that
                                    experienced by the Loans, due to the use of the same underwriting and collection policies and procedures in originating
                                    Deferred Payment Obligations as is used in originating Loans. However, there can be no assurance that the Receivables related to Deferred Payment Obligations will perform consistently with the Receivables related to Loans.

POSSIBLE EFFECT OF                  Significant percentages of Premium Finance
GEOGRAPHIC CONCENTRATION            Obligations underlying the Receivables were
AND ADVERSE ECONOMIC                originated in California, New York and
FACTORS ON ORIGINATION              Texas. These percentages may increase or
                                    decrease as Receivables are added to the Trust. Economic factors such as a recession, the rate of inflation and relative interest rates, may have an adverse impact on the performance of the Receivables and on the ability of the Originators to generate new
                                    Receivables. In particular, negative
                                    economic developments in California, New
                                    York and Texas could have an adverse impact on the timing and amounts of payments collected by the Trust in respect of the Receivables and could cause such Insureds to become bankrupt or insolvent. Such developments could lead to a Pay Out Event which could cause the early retirement of the Offered Notes and result in reinvestment risk. See "Description of Series Provisions
                                    -- Pay Out Events" and "Maturity
                                    Assumptions."

                       THE AIGC PREMIUM FINANCE PORTFOLIOS

GENERAL

                  The Receivables are purchased from time to time by ART under a receivables purchase agreement (as amended from time to time, the "Purchase Agreement") among AIC, AICCO I, AICCO II, IP Finance and IP Funding, as original sellers (collectively, the "Originators") and ART. While each of the Originators is a party to this Purchase Agreement, under current practice each of the Originators (other than AIC) transfers Receivables originated by it to AIC, which then sells them to ART. The Receivables are subsequently conveyed to the Trust by ART pursuant to the sale and servicing agreement (as amended from time to time, the "Sale and Servicing Agreement") among ART as seller (the "Seller"), AIC, AICCO I, AICCO II, IP Finance and IP Funding, each as a servicer (collectively, the "Servicer"), AICCO Premium Finance Master Trust (formerly known as AIG Credit Premium Finance Master Trust), as purchaser, Chase Manhattan Bank USA, National Association, as owner trustee (the "Owner Trustee") and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association, as the indenture trustee (the "Indenture Trustee").

                  On the Closing Date, the Receivables purchased by ART and transferred to the Trust will be Receivables originated by the Originators. The following discussion of the Originators' commercial premium finance business is deemed to include each of the Originators' businesses without further reference and, as used in such discussion, the term "AIGC" is deemed to include each of the Originators.

                  AIGC is considering reorganizing and consolidating its corporate structure such that AICCO I and AICCO II would be the sole Originators of Receivables. AIC would continue to acquire Receivables from AICCO I and AICCO II, but would not originate Receivables itself. In connection with these changes, AIGC may dissolve the Originators other than AICCO I, AICCO II and AIC. In connection therewith, AIGC renamed Imperial Premium Finance, Inc. (which is a Delaware corporation organized for the purpose of originating Premium Finance Obligations in States other than California) AICCO, Inc. See "The Trust, The Seller, The Originators and The Servicer."

PREMIUM FINANCE OBLIGATION ORIGINATION; COLLECTION POLICY

                  The Receivables and related Premium Finance Obligations will be originated by AIGC under its origination procedures described more fully in the Prospectus. See "Business of A.I. Receivables Transfer Corp. and the Originators -- Premium Finance Loan Origination; Collection Policy" and " -- Deferred Payment Obligation Origination; Collection Policy." AIGC generally locates insureds through either independent insurance agents and brokers that are licensed under state laws or through insurance companies, who offer premium finance programs to enable their commercial customers to purchase the full amount of insurance coverage needed and spread out the cost of premium payments over time. Thus, origination is usually dependent on relationships with insurance brokers, agents and insurance companies and knowledge of the insurance marketplace. The financing by AIGC of insurance premiums is commonly commenced by an agent, broker or insurance company contacting AIGC to initiate the financing process and outlining to AIGC the proposed transaction, including insured and insurance company information and coverage types and amounts. AIGC then reviews the information submitted in light of its underwriting procedures. See "Business of A.I. Receivables Transfer Corp. and the Originators -- Premium Finance Obligations Underwriting Procedures" in the accompanying Prospectus. After AIGC approval, (a) in the case of a loan, the insured executes a standard premium finance loan agreement, which contains a promise to repay the loan, a limited power of attorney giving AIGC the authority in the event of default on the loan to contact the insurance company directly and cancel coverage, and a collateral assignment to AIGC of the unearned insurance premium, if any, returnable following such cancellation and may, in some cases, include an assignment of additional collateral (which may take the form of a letter of credit or surety bond) to secure the loan and (b) in the case of deferred payment obligations, AIGC executes a purchase agreement with the insurance company, which contains an assignment of the entire beneficial interest in the premium due in predetermined installments in respect of policies offered to AIGC from time to time, the obligation of the insurance company upon notification by AIGC of a non-payment by the insured to cancel the coverage and the obligation, if any, to return the unearned premiums or unamortized purchase price upon such cancellation.

                  Following receipt and acceptance of the signed agreement, in the case of loans, AIGC either sends the proceeds to the insurance company to pay the premium balance due or releases funds to the insurance agent or broker who then pays the insurance company and in the case of deferred payment obligations, AIGC pays the purchase price directly to the insurance company. AIGC bills the insured directly on a monthly basis. Each insured is directed to remit payments to the appropriate regional lockbox account maintained by AIGC.

                  In the case of loans, upon a default of a loan, AIGC generally will notify the insured of the default and cancel the policy as required under the applicable regulations and its limited power of attorney. See "Business of A.I. Receivables Transfer Corp. and the Originators -- Premium Finance Loan Origination; Collection Policy" in the accompanying Prospectus. Once a policy has been cancelled (a) in the case of loans, AIGC will customarily proceed to take steps to collect any unearned premium available from the insurance company and, if applicable, realize on any collateral and apply it to the outstanding loan balance. If the returned premium and amounts realized from collateral, if any, do not retire the loan balance, AIGC will customarily seek payment from the insured pursuant to the terms of the loan agreement and (b) in the case of deferred payment obligations, AIGC will, if the insurance company has agreed to return unearned premiums or unamortized purchase price upon cancellation, take steps to collect such unearned premiums or unamortized purchase price from the insurance company and if that fails, is otherwise insufficient or unavailable, to realize on any collateral securing the insurance company's repayment obligation, if any.

                  Generally, the policy cancellation date occurs within one month of the related payment default. The current policy of AIGC is to charge off as a loss the unpaid defaulted premium finance obligation one year after the cancellation or cancellability as applicable, of the related policy. Following such date, AIGC will process the collection of any unearned premium with the appropriate insurance company, will realize on any collateral, if any, or, in the case of a loan, may pursue collection against the insured if sufficient unearned premium is unavailable and amounts realized on any collateral prove insufficient. If during this period AIGC determines the unpaid premium finance obligation is not likely to be collected, AIGC may charge off the obligation prior to such first anniversary. Under the terms of the Indenture, any recoveries with respect to the Premium Finance Obligations that have been charged off will be included in the assets of the Trust and considered collections of Finance Charge Receivables. See "The Receivables." See "Business of A.I. Receivables Transfer Corp. and the Originators--Premium Finance Loan Origination; Collection Policy" in the Prospectus.

THE ORIGINATORS' PREMIUM FINANCE PORTFOLIO

                  Certain information regarding the performance and composition of the portfolio of premium finance obligations of the Originators (the "Originators' Portfolio") is set forth below. The Originators transferred to the Seller (or transferred to AIC which transferred to the Seller) for transfer to the Trust the Eligible Receivables resulting from substantially all eligible Premium Finance Obligations funded or purchased by them since the initial Cut-Off Date and prior to the Closing Date, and expect thereafter (but are not required except in certain cases) to transfer the Eligible Receivables resulting from substantially all eligible Premium Finance Obligations financed or purchased by them to the Seller (or will transfer to AIC which will transfer to the Seller) for transfer to the Trust pursuant to the Sale and Servicing Agreement. There can be no assurance that the performance experience of the Receivables relating to the Premium Finance Obligations transferred to the Trust will be comparable to that set forth below. In addition, there are many legal, economic and competitive factors that could adversely affect the amount and collectability of the Premium Finance Obligations related to the Receivables, including Insureds' decisions to use new sources of credit, which would affect the ability of the Originators to generate Additional Receivables, and changes in usage of credit, payment patterns and general economic conditions. Because the impact of these and other factors (including the composition of the Receivables and the interest rates, fees and charges assessed on the related Premium Finance Obligations thereon) may change in the future, the text and tables set forth below are not necessarily indicative of the future performance of the Receivables that are transferred to the Trust.

                  The following tables set forth certain summary information regarding the Originators' Portfolio, which comprises all premium finance obligations to domestic insureds funded and purchased by the Originators. As of December 31, 2003, 97.0% of the Originators' Portfolio consisted of loans and 3.0% consisted of deferred payment obligations, by outstanding premium finance obligation account balance. At December 31, 2003 in excess of 26% of the aggregate outstanding premium finance obligation account balance (as defined herein in the table entitled "Composition of Premium Finance Account Balances by Size" under "The Receivables") represented obligations funded by the Originators to finance premiums on policies issued by insurance affiliates of AIG. As of such date, no other insurance company group, domestic or foreign, accounted for more than 6.5% of the aggregate outstanding premium finance obligation account balance. As of December 31, 2003, the total premium finance obligation account balance in the Originators' Portfolio was $2,706,146,948. The average premium finance obligation account balance was approximately $18,436. The Originators' Portfolio includes obligations originated in all 50 states, the District of Columbia, Puerto Rico and certain US territories and possessions. During each of the calendar years 2000, 2001, 2002, and 2003, the average yield on the Originators' Portfolio has exceeded the monthly average of the daily rates in the London interbank market for offers of one-month United States dollar deposits by at least 270 basis points for each monthly period. Due to future changes in the interest rate environment, competition from other lenders and other relevant factors, there can be no assurance the average spread between the yield on the Originators' Portfolio and one-month LIBOR will not be lower in the future. Also, during each of the calendar years 2000, 2001, 2002, and 2003, the average Monthly Payment Rate on premium finance obligations in the Originators' Portfolio exceeded 17%. There can be no assurance, however, that the Monthly Payment Rate on the Premium Finance Obligations will not be less than 17% since the payment rate will vary depending on a variety of factors, including, maturities, interest rates, delinquency rates and default rates of the Premium Finance Obligations in the Trust. Lower payment rates will result in lower yield enhancement amounts. See "Description of Series Provisions -- Yield Enhancement Account."

       COMPOSITION OF PREMIUM FINANCE OBLIGATION ACCOUNT BALANCES BY SIZE
                             AS OF DECEMBER 31, 2003

                                                                                                                   % OF
                                                                                                                 AGGREGATE
                                                                                                                OUTSTANDING
                                                                          % OF                                    PREMIUM
                                                    NO. OF PREMIUM       PREMIUM                                  FINANCE
                                                        FINANCE          FINANCE        OUTSTANDING PREMIUM     OBLIGATION
  OUTSTANDING PREMIUM FINANCE                         OBLIGATION       OBLIGATION       FINANCE OBLIGATION        ACCOUNT
OBLIGATION ACCOUNT BALANCE(1)(3)                     ACCOUNTS (2)     ACCOUNTS (4)      ACCOUNT BALANCE (4)     BALANCE (4)
--------------------------------                     ------------     ------------      -------------------     -----------
$5,000 or less.................................             95,981         65.39%       $      143,396,138           5.30%
$5,001 to $10,000..............................             18,807         12.81%              133,183,727           4.92%
$10,001 to $25,000.............................             16,131         10.99%              253,193,425           9.36%
$25,001 to $50,000.............................              7,293          4.97%              255,293,709           9.43%
$50,001 to $75,000.............................              2,786          1.90%              169,664,561           6.27%
$75,001 to $100,000............................              1,468          1.00%              126,633,424           4.68%
$100,001 to $250,000...........................              2,735          1.86%              417,666,482          15.43%
$250,001 to $500,000...........................                939          0.64%              323,073,160          11.94%
$500,001 to $1,000,000.........................                413          0.28%              281,917,568          10.42%
$1,000,001 to $5,000,000.......................                217          0.15%              428,342,260          15.83%
Greater than $5,000,000........................                 13          0.01%              173,782,494           6.42%
                                                           -------        ------        ------------------         ------
   Total.......................................            146,783        100.00%       $    2,706,146,948         100.00%
                                                           =======        ======        ==================         ======

----------------------

(1) Account balances include outstanding principal balances (including committed but unfunded amounts) and unearned finance charges.

(2) A premium finance obligation account is generally a single insured that may have premium finance obligations with respect to one or more commercial insurance policies outstanding at the time of determination.

(3) The average outstanding account balance as of December 31, 2003 was approximately $18,436.

(4) Dollar amounts and percentages may not sum exactly to the totals because of rounding.

         COMPOSITION OF PREMIUM FINANCE OBLIGATION ACCOUNTS BY REMAINING
                                INSTALLMENT TERM
                             AS OF DECEMBER 31, 2003

                                                                                                              % OF
                                                                                     OUTSTANDING          AGGREGATE
                                                                                       PREMIUM           OUTSTANDING
                                                 NO. OF            % OF                FINANCE             PREMIUM
                                                PREMIUM          PREMIUM             OBLIGATION            FINANCE
                                                FINANCE          FINANCE               ACCOUNT            OBLIGATION
                                               OBLIGATION       OBLIGATION             BALANCE             ACCOUNT
REMAINING INSTALLMENT TERM(1)                   ACCOUNTS        ACCOUNTS(3)            (2)(3)             BALANCE (3)
-----------------------------                   --------        -----------            ------             -----------
0 to 3 Months..............................        60,800           41.42%         $  356,306,312             13.17%
4 to 6 Months..............................        45,188           30.79%            894,340,379             33.05%
7 to 9 Months..............................        35,153           23.95%          1,156,185,991             42.72%
10 to 12 Months............................         3,219            2.19%            187,849,434              6.94%
13 to 24 Months............................         2,307            1.57%             79,216,976              2.93%
More than 24 Months........................           116            0.08%             32,247,855              1.19%
                                                  -------          ------          --------------            ------
    Total..................................       146,783          100.00%         $2,706,146,948            100.00%
                                                  =======          ======          ==============            ======

---------------------

(1) Terms of the premium finance obligations commonly provide for level payments of principal and finance charges on a monthly basis (or level premium payments in the case of Deferred Payment Obligations), although certain premium finance obligations do not have a level repayment requirement.

(2) Account balances include outstanding principal balances (including committed but unfunded amounts) and unearned finance charges.

(3) Dollar amounts and percentages may not sum exactly to the totals due to rounding.

        COMPOSITION OF PREMIUM FINANCE OBLIGATION ACCOUNTS BY GEOGRAPHIC
                                  DISTRIBUTION
                             AS OF DECEMBER 31, 2003

                                                                                                          % OF AGGREGATE
                                       NO. OF PREMIUM      % OF PREMIUM       OUTSTANDING PREMIUM       OUTSTANDING PREMIUM
                                          FINANCE            FINANCE         FINANCE OBLIGATION          FINANCE OBLIGATION
                                        OBLIGATION          OBLIGATION              ACCOUNT                    ACCOUNT
STATES                                   ACCOUNTS          ACCOUNTS (3)         BALANCE (2)(3)               BALANCE (3)
------                                   --------          ------------         --------------               -----------
California.................                36,268             24.71%          $  612,923,194                    22.65%
New York...................                17,694             12.05%             395,263,148                    14.61%
Texas......................                16,870             11.49%             324,243,375                    11.98%
New Jersey.................                 7,142              4.87%             160,955,053                     5.95%
Florida....................                 7,506              5.11%             133,684,645                     4.94%
Pennsylvania...............                 4,305              2.93%              83,535,180                     3.09%
Louisiana..................                 5,645              3.85%              79,149,858                     2.92%
Georgia....................                 5,465              3.72%              74,680,419                     2.76%
Illinois...................                 3,236              2.20%              64,344,968                     2.38%
Ohio.......................                 1,832              1.25%              56,795,495                     2.10%
Other (1)..................                40,820             27.81%             720,571,613                    26.63%
                                          -------            ------           --------------                   ------
     Total.................               146,783            100.00%          $2,706,146,948                   100.00%
                                          =======            ======           ==============                   ======

-------------------

(1) States with 2% or less of the aggregate outstanding premium finance obligation account balances.

(2) Account balances include outstanding principal balances (including committed but unfunded amounts) and unearned finance charges.

(3) Dollar amounts and percentages may not sum exactly to the totals due to rounding.

                   PREMIUM FINANCE OBLIGATION LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                  The following table sets forth loss experience with respect to payments by Insureds on premium finance obligations for each of the periods shown. There can be no assurance that the loss experience for the Trust with respect to the Receivables will be similar to the historical experience set forth below.

                                                                     YEAR ENDED DECEMBER 31,
                                                                     -----------------------
                                                        2003           2002            2001            2000
                                                        ----           ----            ----            ----
Average Aggregate Outstanding Principal
Balance (1)...............................          $2,543,363     $ 2,112,188     $ 1,646,803      $1,432,922

Gross Charge Offs (2).....................               7,678           8,848           7,829          14,277

Recoveries (3)............................               2,404           3,245           2,514           5,817
                                                    ----------     -----------     -----------      ----------
Net Charge Offs (4).......................               5,274           5,602           5,315           8,460
Net Charge Offs as Percentage of Average
Aggregate Outstanding Principal Balance ..                0.21%           0.27%           0.32%           0.59%

-----------------------

(1) Calculated as the average of (a) the average monthly beginning principal receivables balance and (b) the average monthly ending principal receivables balance, over the relevant periods (balances do not include unfunded premium finance obligations).

(2) A premium finance obligation is generally charged off within one year after cancellation. The related insurance policy is cancelled generally within one month following an Insured's failure to make a scheduled installment payment.

(3) A recovery occurs if, after a premium finance obligation is charged off, the Originator receives additional funds to pay in whole or in part the outstanding principal balance due.

(4) Dollar amounts and percentages may not sum exactly to the totals due to rounding.

                PREMIUM FINANCE OBLIGATION DELINQUENCY EXPERIENCE
                             FOLLOWING CANCELLATION

                  The following table sets forth the delinquency experience with respect to payments by Insureds on premium finance obligations in the Originators' Portfolio at each of the dates shown. In conformity with state requirements regarding cancellation notification, insurance policies are generally cancelled within one month following an Insured's failure to make a related scheduled obligation installment payment. The delinquency data presented in the following table are measured from the date of insurance policy cancellation. The percentages presented for each aging category reflect the sum of the balance of principal and unearned finance charges (including the overdue installment(s) as well as all of the remaining installment payments not yet due) on all cancelled obligations within each category divided by the aggregate outstanding principal balance (excluding unearned finance charges) of the Originators' Portfolio. Since the table reflects percentages calculated by including unearned finance charges in the cancelled obligations but not including such amounts in the aggregate balances, the resulting percentages may reflect higher percentages of delinquencies than actually experienced. Variations from one measurement date to another measurement date within aging categories are primarily a reflection of the variability of time required to collect the unearned insurance premium from the insurance carrier or, alternatively, the remaining obligation balance from the Insured, on a revolving pool of obligations. There can be no assurance that the delinquency experience with respect to the Receivables will be similar to the historical experience set forth below.

                                                                               AT DECEMBER 31,
                                                                               ---------------
                                                          2003              2002             2001              2000
                                                          ----              ----             ----              ----
1-30 days...................................              1.55%             1.37%            1.69%             1.42%
31-60 days..................................              0.31%             0.53%            0.55%             0.49%
61-90 days..................................              0.45%             0.30%            0.46%             0.41%
91-120 days.................................              0.22%             0.29%            0.20%             0.20%
121-150 days................................              0.11%             0.11%            0.12%             0.15%
151 days or greater(1)......................              0.36%             0.42%            0.48%             0.69%
                                                          ----              ----             ----              ----

    Total (2) ..............................              3.00%             3.02%            3.49%             3.36%
                                                          ====              ====             ====              ====

--------------------

(1) A premium finance obligation is generally charged off within one year after cancellation of the related insurance policy.

(2)  Percentages may not sum exactly to the totals due to rounding.

                                 THE RECEIVABLES

                  The Seller began transferring Receivables related to Premium Finance Obligations to the Trust on October 31, 1999 (the "Cut-Off Date"). Receivables transferred pursuant to the Sale and Servicing Agreement must be Eligible Receivables as of the date of transfer of such Receivables. Pursuant to the Sale and Servicing Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to transfer Additional Receivables to the Trust from time to time. In addition, the Seller will be required to transfer Additional Receivables, to the extent available and subject to limitations and conditions set forth in the accompanying Prospectus to maintain the Trust Interest so that as of any date of determination, the Trust Interest is at least equal to the Minimum Trust Interest as of the immediately preceding Monthly Period. See "Description of the Transfer and Servicing Agreements -- Addition of Trust Assets." Such Additional Receivables shall be transferred to the Trust on or before the Transfer Date immediately following such date of determination. For a definition of the Minimum Trust Interest and Excess Receivables Amount, see "Description of Series Provisions -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount." Further, pursuant to the Sale and Servicing Agreement, on each date of determination on which the Trust Interest exceeds the Minimum Trust Interest, the Seller will have the right (subject to certain limitations and conditions set forth in the accompanying Prospectus, see "Description of the Transfer and Servicing Agreements -- Removal of Receivables") to designate certain Receivables for removal from the Trust and release from the lien of the Indenture (the "Removed Receivables") and to require the Indenture Trustee to reconvey all such Removed Receivables to the Seller for cash. Throughout the term of the Trust, the Receivables will be Receivables transferred by the Seller on the Cut-Off Date plus any Additional Receivables minus any Removed Receivables as of the related date.

                  The assets of the Trust will include (i) the entire beneficial interest in Receivables from Premium Finance Obligations transferred to the Trust by the Seller pursuant to the Sale and Servicing Agreement on or before the Closing Date and (ii) to the extent described under "Description of the Transfer and Servicing Agreements -- Addition of Trust Assets" in the accompanying Prospectus, the entire beneficial interest in Receivables originated by the Originators and transferred to the Seller from time to time thereafter including (A) all amounts due and to become due and all collections and recoveries on such Premium Finance Obligations and (B) the proceeds of certain collateral security securing such Premium Finance Obligations. The beneficial interests described above are herein referred to as the Receivables. The Trust assets will not include, as of any date of determination, (a) with respect to any Receivable arising under a Premium Finance Obligation which is not a Defaulted Obligation, any collections received by the Servicer on such Premium Finance Obligation in excess of the sum of (i) the amounts due and payable on such Premium Finance Obligation during the month in which such date occurs and (ii) all accrued and unpaid amounts, if any, on such Premium Finance Obligation in respect of any month or months prior to the month in which such date occurs or (b) with respect to any Receivable arising under a Defaulted Obligation, any collections received by the Servicer on such Defaulted Obligation in excess of all amounts due thereon (each, a "Credit Balance").

                  Each Premium Finance Obligation has been directly financed by the Originators or Third Party Originators. Neither the Loans, the Deferred Payment Obligations nor the Receivables are guaranteed by the Seller, the Originators, AIGCC, AIG or any affiliate thereof, and the Trust, as holder of the Receivables, has no recourse against the Seller, the Originators, AIGCC, AIG or any affiliate thereof for the non-collectability of the Receivables, except that, (i) under certain limited circumstances, the Seller and the Servicer will be required to repurchase certain Receivables from the Trust and (ii) AIG affiliates have obligations to pay the unearned premium in connection with Premium Finance Obligations in respect of cancelled insurance policies written by AIG affiliates. AIC, AICCO I, AICCO II, IP Finance and IP Funding will each act as Servicer with respect to the Receivables relating to the Premium Finance Obligations it sold to ART, or sold to AIC which sold to ART, for transfer to the Trust.

         As set forth in the Sale and Servicing Agreement, each Receivable to be transferred to the Trust must satisfy certain eligibility criteria. See "Description of the Transfer and Servicing Agreements -- Representations and Warranties" in the accompanying Prospectus. In order for a Receivable related to a Deferred Payment Obligation to be eligible, the sale agreement or other related agreement must create a full and unconditional right, fully enforceable by the related Originator or a transferee upon cancellation of the related insurance policy to recover from the related insurer or a third party an amount (the "Deferred Payment Obligation Return Amount") established pursuant to the Originators' underwriting guidelines that is comparable to the amount of unearned premium that would be owing in respect of a Loan with an outstanding principal balance comparable to the unamortized purchase price of such related policy. To satisfy this requirement, a AAA/Aaa rated insurer affiliated with AIG has issued a Receivables Insurance Policy (the "Cancellation Insurance Policy") with a policy period from May 1, 2000 to April 30, 2010 which provides that such insurer shall pay to the Trust as loss payee any loss due to non-payment of amounts due under a related Deferred Payment Obligation solely as a result of the cancellation of the underlying insurance policy. The Trust has the right to cancel the policy on ten days prior written notice to such AIG affiliated insurer.

                              MATURITY ASSUMPTIONS

                  The Indenture provides that the Class A Noteholders will not receive payments of principal until the Scheduled Payment Date or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period or in connection with an Early Payoff. Class A Noteholders will receive payments of principal on each Payment Date during the Rapid Amortization Period, to the extent of funds available therefor, until the Class A Notes have been paid in full or the Series 2004-1 Termination Date has occurred. The Class B Noteholders will not begin to receive payments of principal until the Class A Notes are paid in full. The Class C Noteholders will not begin to receive payments of principal until the Class A Notes and the Class B Notes are paid in full.

CONTROLLED ACCUMULATION PERIOD

                  Series 2004-1 will have a period of time, called the "Controlled Accumulation Period" when payments of principal are deposited in the Principal Funding Account to pay the Notes in full on the Scheduled Payment Date. The Controlled Accumulation Period is scheduled to begin at the close of business on November 15, 2005 but in some cases may be delayed to no later than the close of business on April 16, 2007. The Controlled Accumulation Period will end when any one of the following occurs:

                  -    the Notes are paid in full;

                  -    the Rapid Amortization Period begins; or

                  -    the Series 2004-1 Termination Date.

                  On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of:

                  (a) the Available Investor Principal Collections;

                  (b) the applicable Controlled Deposit Amount, which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any; and

                  (c) the Adjusted Investor Interest prior to any deposits on such date;

will be deposited in the Principal Funding Account established by the Indenture Trustee until the Principal Funding Account balance equals the outstanding principal balance of the Notes. Amounts in the Principal Funding Account are expected to be available to pay in full the Class A Notes and, after the payment of the Class A Notes in full, the Class B Notes, after the payment of the Class A Notes and Class B Notes in full, the Class C Notes, and after the payment of the Class A Notes, the Class B Notes and the Class C Notes in full, the Class D Notes on the Scheduled Payment Date.

RAPID AMORTIZATION PERIOD

                  A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described in "Description of Series Provisions -- Pay Out Events" in this Prospectus Supplement occurs. If a Pay Out Event occurs during either the Revolving Period or the Controlled Accumulation Period, the Rapid Amortization Period will commence. If a Pay Out Event occurs during the Controlled Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Noteholders and, after the Class A Notes have been paid in full, the Class B Noteholders and, after the Class A Notes and the Class B Notes have been paid in full, the Class C Noteholders on the first distribution date with respect to the Rapid Amortization Period.

                  During the Rapid Amortization Period, Available Investor Principal Collections will be paid to the Class A Noteholders on each distribution date until the earliest of:

                  (a)      the date on which the Class A Notes are paid in full;

                  (b)      the Series 2004-1 Termination Date; and

                  (c)      the Trust Termination Date.

                  After the Class A Notes have been paid in full and if the Series 2004-1 Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Noteholders on each distribution date until the earliest of:

                  (a)      the date on which the Class B Notes are paid in full;

                  (b)      the Series 2004-1 Termination Date; and

                  (c)      the Trust Termination Date.

                  After the Class A Notes and the Class B Notes have been paid in full and if the Series 2004-1 Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class C Noteholders on each distribution date until the earliest of:

                  (a)      the date on which the Class C Notes are paid in full;

                  (b)      the Series 2004-1 Termination Date; and

                  (c)      the Trust Termination Date.

PAY OUT EVENTS

                  A Series 2004-1 Pay Out Event occurs, either automatically or after specified notice,

                  (a) upon the failure of any Originator, the Trust or the
                      Seller to make certain payments or transfers of funds for the benefit of the Noteholders within the time periods stated in the Indenture,

                  (b) upon certain material breaches of certain representations, warranties or covenants of any Originator, the Trust or the Seller,

                  (c) if the Trust Interest as of the end of the preceding
                      Monthly Period does not at least equal the largest required Minimum Trust Interest of any outstanding Series at the end of the preceding Monthly Period and the Seller has failed to transfer Additional Receivables and/or decrease the outstanding amount of any variable funding notes to increase the Trust Interest,

                  (d) upon the occurrence of a Servicer Default that would have a material adverse effect on the Noteholders,

                  (e) if the Monthly Payment Rate is less than 8% for three
                      consecutive Monthly Periods,

                  (f) if the Financed Premium Percentage is more than 90% for three consecutive Monthly Periods,

                  (g) if the Annualized Monthly Excess Spread Amount is less than 4% for three consecutive Monthly Period,

                  (h) upon an Event of Default,

                  (i) if the Notes have not been paid in full on the Expected
                      Final Payment Date,

                  (j) if an Insolvency Event (as defined in the Indenture)
                      occurs with respect to AIG, or

                  (k) if the Indenture Trustee fails to have a valid first
                      priority perfected interest in any portion of the Trust assets, which materially and adversely affects the interest of the Noteholders and the Seller does not repurchase such affected portion of the Trust assets within one business day's notice of such failure.

                  A Trust Pay Out Event occurs automatically

                  (a) upon certain bankruptcy or insolvency events involving any
                      Originator, the Servicer or the Seller,

                  (b) upon the Trust or the Seller becoming an "investment
                      company" within the meaning of the Investment Company Act of 1940, as amended,

                  (c) upon the Seller becoming unable for any reason to transfer
                      Receivables to the Trust in accordance with the provisions of the Sale and Servicing Agreement or

                  (d) if AIG fails to meet its support obligations under the AIG
                      Support Agreement or the support obligations are amended, modified or terminated, other than as permitted under the AIG Support Agreement.

                  See "Description of Series Provisions -- Pay Out Events" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Pay Out Events" in the accompanying Prospectus.

OTHER CONSIDERATIONS

                  Because there may be a slowdown in the payment rate of the Receivables below the payment rates used to determine the Controlled Deposit Amount, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the respective final Payment Dates of the Class A Notes, the Class B Notes and the Class C Notes will be as indicated herein. See "Risk Factors -- Possible Effect of Insufficiency of Additional Receivables."

                  Your ability to receive payments of principal during any Rapid Amortization Period and the ability to make deposits to the Principal Funding Account during the Controlled Accumulation Period depends on the amount and schedule of installments of outstanding Receivables, delinquencies, charge-offs, the generation and transfer of Additional Receivables and the potential issuance by the Trust of additional Series. There can be no assurance as to the actual rate of payment of principal of your Notes. See "Description of Series Provisions -- Principal Payments."

                  In addition, the amount of outstanding Receivables, as well as delinquencies, charge-offs and the generation of new Receivables may vary from month to month due to seasonal variations, regulatory factors, general economic conditions and conditions in the markets for the services offered by the Originators. There can be no assurance that collections of Receivables with respect to the Trust, and thus the rate at which you could expect to receive payments of principal on your Notes, will be as indicated in this Prospectus Supplement. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series would not have an impact on the timing or amount of payments received by you. Further, if a Pay Out Event occurs, the average life and maturity of your Notes could be significantly reduced. No prepayment premium will be payable on account of any prepayment of the Offered Notes as the result of the occurrence of the Rapid Amortization Period or an Early Payoff.

                  If an event of bankruptcy relating to any Originator, the Servicer or the Seller were to occur, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Indenture, the Seller would immediately cease to transfer Receivables to the Trust. If the Trust becomes the subject of a bankruptcy proceeding, then the Indenture Trustee may, upon the direction of holders of more than 50% of the investor interests of each Series issued and outstanding, including any notes held by the Seller if no bankruptcy-related event has occurred as to the Seller (or, with respect to any Series with two or more classes, more than 50% of each class), declare the Notes to be due and payable and proceed to sell all the Receivables of the Trust in accordance with the Indenture in a commercially reasonable manner and on commercially reasonable terms, which may cause early termination of the Trust. However, in a bankruptcy proceeding with respect to any Originator, the Servicer or the Seller, neither the Indenture Trustee nor the Seller may be permitted to suspend transfers of Receivables to the

Trust and the Seller, respectively, and the instructions to sell or not to sell the Receivables may not be given effect. However, the likelihood of a bankruptcy proceeding related to any Originator, the Servicer or the Seller is significantly reduced by the AIG Support Agreement. See "Risk Factors -- Possible Effects of Insolvency or Bankruptcy of the Originators or the Seller" in the Prospectus. The proceeds from the sale of the Receivables would be treated as collections on the Receivables and allocated accordingly among noteholders of each Series. If the proceeds from such early sale allocable to such Series, if any, and the amounts available under any Enhancement applicable to such Series were insufficient to pay noteholders of such Series fully, a loss to noteholders of each such Series, including your Series, would result.

             THE TRUST, THE SELLER, THE ORIGINATORS AND THE SERVICER

                  The Trust was created in Delaware on November 5, 1999 and is wholly-owned by the Seller. The Seller was formed in Delaware on September 1, 1999 and is wholly-owned by AIC. Receivables relating to Premium Finance Obligations financed or purchased by the Originators as described below, are transferred to AIC, which then transfers them to the Seller pursuant to the Purchase Agreement for subsequent transfer to the Trust pursuant to the Sale and Servicing Agreement The Trust will exist only for the transactions described herein, including the collection of payments with respect to the Receivables and holding such Receivables, the issuance of the Notes and notes representing additional Series and related activities and making payments thereon. As a consequence, the Trust is not expected to have any additional capital resources.

                  A.I. Credit Corp. ("AIC") was incorporated in New Hampshire in 1973 and is a wholly-owned subsidiary of AIG Credit Corp., a Delaware corporation ("AIGCC") which in turn is a wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ("AIG"). AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance related activities in the United States and abroad. The principal business of AIC consists of financing premium finance obligations to commercial insureds ("Insureds") and insurance companies to finance property and casualty insurance premiums throughout the United States, other than in California and including the Commonwealth of Puerto Rico, and certain US territories and possessions. AICCO, Inc. ("AICCO I"), a wholly-owned subsidiary of AIGCC that was incorporated in California in 1974, conducts such premium financing activities in California. AICCO, Inc. (f/k/a Imperial Premium Finance, Inc.) ("AICCO II") was incorporated in Delaware in 1994 and is a wholly-owned subsidiary of AIGCC. AICCO II conducts the same premium financing activities as AIC throughout the United States, other than California. Imperial Premium Finance, Inc. ("IP Finance"), a wholly-owned subsidiary of AIGCC that was incorporated in California in 1994, conducts the same premium financing activities in California as AICCO I. Imperial Premium Funding, Inc. ("IP Funding") was incorporated in Delaware in 1995 and is a wholly-owned subsidiary of AIGCC that conducts similar premium financing activities in certain States. AICCO II, IP Finance and IP Funding were until January 1, 1999, subsidiaries of SunAmerica Corporation which was acquired by AIG in January 1999. AIGC finances premiums for most lines of property and casualty insurance. AIGC believes that it is the largest insurance premium finance company in the United States. AIGC financed insurance premiums during each of 2000, 2001, 2002 and 2003 in excess of $3.5 billion. The principal executive office of AIC, AICCO I, AICCO II, IP Finance and IP Funding are located at 160 Water Street, New York, New York 10038, telephone number (212) 428-5400.

                  AIGC and its affiliates are considering reorganizing their corporate structure. The reorganization may include the consolidation or liquidation of some of the Originators, and the revision of current origination and purchase practices, such that AIC would cease to originate Premium Finance Obligations, but would acquire Receivables from AICCO I and AICCO II only, and then transfer the same to ART, which would continue to transfer such Receivables to the Trust. In connection with these changes, AIGC may dissolve the Originators other than AICCO I,

AICCO II and AIC. AICCO I and AICCO II would then be the sole licensed originators and servicers of Premium Finance Obligations (although it is likely that they would contract from time to time with affiliates to act as subservicers). The Sale and Servicing Agreement and other documents may be amended accordingly. Such reorganization and amendment, if any, will not require the consent of the Noteholders; provided that any such amendment satisfies the Rating Agency Condition. As the first step in the reorganization, AIGC recently renamed Imperial Premium Finance, Inc. (which is a Delaware corporation organized for the purpose of originating Premium Finance Obligations in states other than California) AICCO, Inc.

                        DESCRIPTION OF SERIES PROVISIONS

                  The Offered Notes and the Class D Notes will be issued pursuant to the Indenture, as supplemented by the supplement relating to the Notes (the "Series 2004-1 Supplement"). Pursuant to the Indenture, the Trust and the Indenture Trustee may execute further Series Supplements in order to issue additional Series. The following summary of Series 2004-1 does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Master Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Series 2004-1 Supplement. See "Description of the Notes" in the accompanying Prospectus for additional information concerning the Offered Notes and the Class D Notes, the Series 2004-1 Supplement, the Indenture, the Sale and Servicing Agreement and the Master Trust Agreement.

GENERAL

                  The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes will be secured by the Class A Investor Interest, the Class B Investor Interest, the Class C Investor Interest and the Class D Investor Interest, respectively, each, a partial, undivided interest in the assets of the Trust, including the right to the applicable allocation percentage of all payments on the Receivables in the Trust. Each Class A Note represents the right to receive payments of interest at the Class A Note Rate for the related Interest Period and payments of principal on the Scheduled Payment Date with respect to the Controlled Accumulation Period or each Payment Date with respect to the Rapid Amortization Period, to the extent of the Class A Investor Interest, funded from collections of Finance Charge Receivables and Principal Receivables, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Note represents the right to receive payments of interest at the Class B Note Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date with respect to the Controlled Accumulation Period or each Payment Date with respect to the Rapid Amortization Period, after the Class A Notes have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables allocated to the Class B Investor Interest and certain other available amounts. Each Class C Note represents the right to receive payments of interest at the Class C Note Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date with respect to the Controlled Accumulation Period or each Payment Date with respect to the Rapid Amortization Period, after the Class A Notes and the Class B Notes have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables allocated to the Class C Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Note also represents the right to receive payments from Excess Spread, funds on deposit in the Yield Enhancement Account, funds on deposit in the Excess Funding Account (in an amount not to exceed the Class A Investor Interest), Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Note also represents the right to receive payments from Excess Spread, funds on deposit in the Yield Enhancement Account, funds on deposit in the Excess Funding Account (to the extent such funds exceed the Class A

Investor Interest and in an amount not to exceed the Class B Investor
Interest), Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class C Note also represents the right to receive payments from Excess Spread, funds on deposit in the Yield Enhancement Account, funds on deposit in the Excess Funding Account (to the extent such funds exceed the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Class C Investor Interest), funds on deposit in the Class C Reserve Account, if any, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Payment Date on which such amounts are due to Noteholders in whose names the Notes were registered on the fifth business day preceding such Payment Date (each, a "Record Date").

                  The Notes are secured by the Investor Interest. The Notes generally are not secured by the remaining undivided interest in the assets of the Trust, which is referred to as the Trust Interest. The holders of the Trust Interest's right to receive the proceeds of trust assets allocable to the Trust Interest is not subordinate to the Noteholders' right to receive payment on the Notes from the proceeds of Trust assets allocable to the Investor Interest, except to the limited extent described herein. The Trust will receive certain payments from the assets of the Trust, including a percentage (the "Trust Percentage") of all obligors' payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of notes then outstanding. It is anticipated that amounts paid to the Trust in respect of the Trust Interest will be distributed to the Seller as holder of the beneficial interest in the Trust and will generally not be available to make payments on the Notes. The beneficial interest, which represents equity ownership of the Trust, may be transferred in whole or in part subject to certain limitations and conditions set forth in the Master Trust Agreement. See "Description of the Transfer and Servicing Agreements -- Certain Matters Regarding the Seller and the Servicer" in the accompanying Prospectus.

                  The Class A Notes, the Class B Notes and the Class C Notes initially will be represented by notes registered in the name of Cede & Co., as nominee of DTC. Unless and until Definitive Notes are issued, all references in this Prospectus Supplement to actions by Class A Noteholders and/or Class B Noteholders and/or Class C Noteholders shall refer to actions taken by DTC upon instructions from its Participants and all references in this Prospectus Supplement to distributions, notices, reports and statements to Class A Noteholders and/or Class B Noteholders and/or Class C Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Notes, the Class B Notes and the Class C Notes, as the case may be, for distribution to Noteholders in accordance with DTC procedures. Noteholders may hold their Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are customers or participants of such systems, or indirectly through organizations that are customers or participants in such systems. Cede & Co., as nominee for DTC, will hold the global Notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream and Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Notes -- General," and "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Notes" in the accompanying Prospectus.

NEW ISSUANCES

                  The Indenture provides that the Trust may issue one or more new Series by notifying the Indenture Trustee as described under "Description of the Notes -- New Issuances" in the accompanying Prospectus.

INTEREST PAYMENTS

                  Interest will accrue on the Class A Notes at the Class A Note Rate, on the Class B Notes at the Class B Note Rate, on the Class C Notes at the Class C Note Rate and on the Class D Notes at the Class D Note Rate from the Closing Date. Interest will be paid on June 15, 2004 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, California, Wilmington, Delaware, Chicago, Illinois, Charlotte, North Carolina, or the city in which the Corporate Trust office is located, are authorized or obligated by law or executive order to be closed. Interest payments on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on any Payment Date will be calculated on the outstanding principal balance of the Class A Notes, the outstanding principal balance of the Class B Notes, the outstanding principal balance of the Class C Notes and the outstanding principal balance of the Class D Notes, as applicable, as of the end of the preceding Interest Period, except that interest for the first Payment Date will accrue at the applicable Note Rate on the initial outstanding principal balance of the Class A Notes, the initial outstanding principal balance of the Class B Notes, the initial outstanding principal balance of the Class C Notes and the initial outstanding principal balance of the Class D Notes, as applicable, from the Closing Date. Interest due on the Notes but not paid on any Payment Date will be payable on the next succeeding Payment Date together with additional interest (the "Additional Interest") on such amount at the applicable Note Rate plus 2% per annum (such amount with respect to the Class A Notes, the "Class A Additional Interest", such amount with respect to the Class B Notes, the "Class B Additional Interest", such amount with respect to the Class C Notes, the "Class C Additional Interest". Such Additional Interest shall accrue on the same basis as interest on the Notes, and shall accrue from the Payment Date such overdue interest became due, to but excluding the Payment Date on which such Additional Interest is paid. Interest payments on the Class A Notes on any Payment Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread, funds on deposit in the Yield Enhancement Account and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Notes on any Payment Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread, funds on deposit in the Yield Enhancement Account and Reallocated Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Notes. Interest payments on the Class C Notes on any Payment Date will be paid from Class C Available Funds for the related Monthly Period and, to the extent such Class C Available Funds are insufficient to pay such interest, from Excess Spread, funds on deposit in the Yield Enhancement Account, Reallocated Principal Collections (to the extent available) remaining after certain other payments have been made with respect to Class A Notes and the Class B Notes and funds on deposit in the Class C Reserve Account, if any. Interest payments on the Class D Notes on any Payment Date will be paid from Class D Available Funds for the related Monthly Period and, to the extent such Class D Available Funds are insufficient to pay such interest, from Excess Spread, funds on deposit in the Yield Enhancement Account and Reallocated Principal Collections (to the extent available) remaining after certain other payments have been made with respect to Class A Notes, the Class B Notes and the Class C Notes.

                  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the Class A Floating Allocation of Collections of Finance Charge Receivables (including recoveries) allocated to the Investor Interest (adjusted for servicer advances of interest and the reimbursement thereof) and deposited in the Finance Charge Account with respect to such Monthly Period.

                  "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of Collections of Finance Charge Receivables (including recoveries) allocated to the Investor Interest (adjusted for servicer advances of interest and the reimbursement thereof) and deposited in the Finance Charge Account with respect to such Monthly Period.

                  "Class C Available Funds" means, with respect to any Monthly Period, an amount equal to the Class C Floating Allocation of Collections of Finance Charge Receivables (including recoveries) allocated to the Investor Interest (adjusted for servicer advances of interest and the reimbursement thereof) and deposited in the Finance Charge Account with respect to such Monthly Period.

                  "Class D Available Funds" means, with respect to any Monthly Period, an amount equal to the Class D Floating Allocation of Collections of Finance Charge Receivables (including recoveries) allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period.

                  Interest payments on the Class A Notes on any Payment Date will be an amount equal to the actual number of days in the related Interest Period divided by 360 times the product of the Class A Note Rate and the outstanding principal balance of the Class A Notes, as of the end of such Interest Period, except that interest for the first Payment Date will accrue on the initial outstanding principal balance of the Class A Notes from the Closing Date.

                  Interest payments on the Class B Notes on any Payment Date will be an amount equal to the actual number of days in the related Interest Period divided by 360 times the product of the Class B Note Rate and the outstanding principal balance of the Class B Notes as of the end of such Interest Period, except that interest for the first Payment Date will accrue on the initial outstanding principal balance of the Class B Notes from the Closing Date.

                  Interest payments on the Class C Notes on any Payment Date will be an amount equal to the actual number of days in the related Interest Period divided by 360 times the product of the Class C Note Rate and the outstanding principal balance of the Class C Notes as of the end of such Interest Period, except that interest for the first Payment Date will accrue on the initial outstanding principal balance of the Class C Notes from the Closing Date.

                  Interest payments on the Class D Notes on any Payment Date will be an amount equal to the actual number of days in the related Interest Period divided by 360 times the product of the Class D Note Rate and the outstanding principal balance of the Class D Notes as of the end of such Interest Period, except that interest for the first Payment Date will accrue on the initial outstanding principal balance of the Class D Notes from the Closing Date.

                  "LIBOR" means the rate determined by the Indenture Trustee based on the rate shown on page 3750 of the Telerate screen or any successor page as the composite London interbank offered rate for one-month United States dollar deposits, determined on a LIBOR Determination Date.

                  The Indenture Trustee will determine LIBOR for each Interest Period on the second business day prior to the Payment Date on which such Interest Period commences or, in the case of the initial Interest Period, the second business day prior to the Closing Date (each such business day, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day other than a day on which banking institutions in London, England trading in United States dollar deposits in the London, interbank market are authorized or obligated by law or executive order to be closed. The Indenture Trustee will determine LIBOR in accordance with the following provisions:

                           (i) On each LIBOR Determination Date, the Indenture
                  Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a period equal to one month (commencing on the first day of the applicable Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date (or such other page as may replace that page on the Dow Jones Telerate Service for the purpose of displaying London interbank offered rates of major banks).

                           (ii) If, on any LIBOR Determination Date, such rate
                  does not appear on Telerate Page 3750 (or such other page), then LIBOR for the applicable Interest Period shall be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks in the London interbank market selected by the Servicer (the "Reference Banks") as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date. LIBOR as determined by the Indenture Trustee is the arithmetic mean of such quotations (rounded, if necessary, to the nearest multiple of 0.0625%) if at least two such quotations are provided.

                           (iii) If, on the LIBOR Determination Date, only one
                  or none of the Reference Banks provides such offered quotations, LIBOR will be:

                           (a) the rate per annum (rounded as aforesaid) that
                  the Indenture Trustee determines to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Servicer are quoting at or about 11:00 a.m. (New York time) on the relevant LIBOR Determination Date to leading European banks for one-month United States dollar deposits (commencing on the first day of the applicable Interest Period); or

                           (b) if the banks selected as aforesaid by the
                  Servicer are not quoting as described in clause (a) above, LIBOR for such Interest Period will be LIBOR as determined on the previous LIBOR Determination Date (or [-]%, in the case of the first LIBOR Determination Date).

                  The Class A Note Rate, the Class B Note Rate and the Class C Note Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at (212) 623-5600.

PRINCIPAL PAYMENTS

                  REVOLVING PERIOD

                  During the Revolving Period, the Trust will not pay, or accumulate, principal for Noteholders. The Revolving Period starts on the closing date and ends on the earlier to begin of:

                  -    the date when the Notes are paid in full;

                  -    the Controlled Accumulated Period; or

                  -    the Rapid Amortization Period.

                  During the Revolving Period, collections of Principal Receivables allocable to the Investor Interest will be treated as Shared Principal Collections, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related

Monthly Period to pay the Class A Required Amount, the Class B Required Amount and the Class C Required Amount.

                  CONTROLLED ACCUMULATION PERIOD

                  On each "Transfer Date" (which is the business day preceding a Payment Date) relating to the Controlled Accumulation Period, the Indenture Trustee will deposit in the Principal Funding Account an amount equal to the least of:

                  (a) Available Investor Principal Collections with respect to such Transfer Date;

                  (b)      the applicable Controlled Deposit Amount; and

                  (c) the Adjusted Investor Interest prior to any deposits on such date.

Unless a Pay Out Event has occurred, amounts in the Principal Funding Account will be paid:

             - first to Class A Noteholders (in an amount not to exceed the Class A Investor Interest) on the Scheduled Payment Date;

             - then to Class B Noteholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) on the Scheduled Payment Date;

             - then to Class C Noteholders (to the extent such funds exceed the sum of the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Class C Investor Interest) on the Scheduled Payment Date; and

             - lastly to the Class D Noteholders (to the extent such funds exceed the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest and in an amount not to exceed the Class D Investor Interest) on the Scheduled Payment Date.

                  During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal, Class C Monthly Principal or Class D Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections. If funds on deposit in the Principal Funding Account are insufficient to pay in full the Notes on the Scheduled Payment Date, the Rapid Amortization Period will commence.

                  RAPID AMORTIZATION PERIOD

                  On each Payment Date with respect to the Rapid Amortization Period, the Class A Noteholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date.

                  After payment in full of the Class A Notes, the Class B Noteholders will be entitled to receive, on each Payment Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earliest of the date the Class B Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date.

                  After payment in full of the Class B Notes, the Class C Noteholders will be entitled to receive, on each Payment Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class C Investor Interest until the earliest of the date the Class C Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date.

                  After payment in full of the Class C Notes, the Class D Noteholders will be entitled to receive on each Transfer Date, Available Investor Principal Collections for the related Monthly Period until the earliest of the date the Class D Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date.

                  POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

                  On the Determination Date immediately preceding the October 15, 2005 Payment Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on:

                  (a) the expected monthly collections of Principal Receivables expected to be distributable to the Noteholders of all Series (excluding certain other series) and the holder of the Trust Interest, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months; and

                  (b) the amount of principal expected to be distributable to Noteholders of all Series (excluding certain other series) which are not expected to be in their revolving periods during the Controlled Accumulation Period.

                  The calculation of the Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than eighteen months, the commencement of the Controlled Accumulation Period shall be postponed such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will be determined to be no less than one month.

                  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount generally equal to the sum of (a)(i) collections of Principal Receivables received during such Monthly Period allocable to the Investor Interest (adjusted for any servicer advances of principal and the reimbursement thereof) minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Class A Required Amount, the Class B Required Amount and the Class C Required Amount as described under " -- Reallocation of Cash Flows" below, plus (iii) any Shared Principal Collections with respect to any other Series in Group One that are allocated to the Series of the Trust represented by the Notes ("Series 2004-1"),
(b) amounts withdrawn from the Excess Funding Account allocable to the

Investor Interest (as more fully described under " -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount" below), (c) during the Controlled Accumulation Period, collections of Principal Receivables received during such Monthly Period allocable to the Trust Interest (adjusted for any servicer advances of principal and the reimbursement thereof) and (d) with respect to the Class C Notes only, amounts withdrawn from the Class C Reserve Account (as more fully described under " -- Class C Reserve Account" below).

                  "Controlled Deposit Amount" means for any Transfer Date during the Controlled Accumulation Period, the sum of the applicable Controlled Accumulation Amount and the applicable Accumulation Shortfall.

                  "Controlled Accumulation Amount" means for any Transfer Date during the Controlled Accumulation Period, $29,868,888.89. However, if the commencement of the Controlled Accumulation Period is delayed as described above under " -- Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Series 2004-1 Supplement based on the principal payment rates for the Receivables in the Trust and on the investor interests of other Series (other than certain excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

                  "Accumulation Shortfall" means:

                  (a) on the first Transfer Date during the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date; and

                  (b) on each subsequent Transfer Date during the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

                  "Rating Agency Condition" means the notification in writing by each rating agency requested to rate the Offered Notes to the Seller, the Servicer and the Indenture Trustee that a proposed action will not result in such rating agency reducing or withdrawing its then existing rating of the Notes of any outstanding Series or Class of a Series with respect to which it is a rating agency.

                  On each Payment Date during the Rapid Amortization Period, the Class A Noteholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date. After payment in full of the Class A Notes, the Class B Noteholders will be entitled to receive, on each Payment Date during the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earliest of the date the Class B Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date. After payment in full of the Class B Notes, the Class C Noteholders will be entitled to receive, on each Payment Date during the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class C Investor Interest until the earliest of the date the Class C Notes are paid in full, the Series 2004-1 Termination Date and the Trust Termination Date. See " -- Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

SUBORDINATION

                  The Class B Notes, the Class C Notes and the Class D Notes will be subordinated to the extent necessary to fund certain payments with respect to the Class A Notes. The Class C Notes and Class D Notes will be subordinated to the extent necessary to fund certain payments with respect to the Class B Notes. In addition, the Class D Notes will be subordinated to the extent necessary to fund certain payments with respect to the Class C Notes. Certain principal payments otherwise allocable to the Class B Noteholders may be reallocated to cover amounts in respect of the Class A Notes and the Class B Notes and the outstanding principal balance of the Class B Notes may be reduced if the Class C Investor Interest and the Class D Investor Interest are equal to zero. Certain principal payments otherwise allocable to the Class C Noteholders may be reallocated to cover amounts in respect of the Class A Notes, the Class B Notes and the Class C Notes and the outstanding principal balance of the Class C Notes may be reduced if the Class D Investor Interest is equal to zero. Similarly, certain principal payments allocable to the Class D Noteholders may be reallocated to cover amounts in respect of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and the outstanding principal balance of the Class D Notes may be reduced. To the extent the Class B Investor Interest and Class B Notes are reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Notes in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest and the outstanding principal balance of the Class B Notes are not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Notes will be reduced. To the extent the Class C Investor Interest and Class C Notes are reduced, the percentage of collections of Finance Charge Receivables allocated to the Class C Notes in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Investor Interest and the outstanding principal balance of the Class C Notes are not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class C Notes will be reduced. See " -- Allocation Percentages," " -- Reallocation of Cash Flows" and " -- Application of Collections -- Excess Spread" in this Prospectus Supplement.

ALLOCATION PERCENTAGES

                  Pursuant to the Sale and Servicing Agreement and in accordance with the Indenture and the Series Supplement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Trust Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month.

                  Collections of Finance Charge Receivables, which include recoveries with respect to Premium Finance Obligations that have been charged off, and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the end of the day on the Payment Date occurring during such Monthly Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the preceding Monthly Period ending before the immediately preceding Payment Date minus Principal Receivables that have been removed from the Trust pursuant to the Sale and Servicing Agreement, and (y) the sum of the numerators used to calculate the respective investor percentages used for allocations with respect to Finance Charge Receivables, investor Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination. Such amounts so allocated will be further allocated between the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes based on the Class A Floating Allocation, the Class B Floating Allocation, the Class C Floating Allocation and the Class D Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Transfer Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on such day and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Transfer Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on such day and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class C Floating Allocation" means, with respect to any Transfer Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class C Adjusted Investor Interest as of the close of business on such day and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class D Floating Allocation" means, with respect to any Transfer Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class D Adjusted Investor Interest as of the close of business on such day and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

                  Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the respective investor percentages for allocations with respect to Principal Receivables for all outstanding Series for such date of determination.

                  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal balance of the Class A Notes (the "Class A Initial Investor Interest"), minus (b) the aggregate amount of principal payments in respect of an amortization period made to Class A Noteholders prior to such date, minus (c) the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date, plus (d) the aggregate amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

                  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal balance of the Class B Notes (the "Class B Initial Investor Interest"), minus (b) the aggregate amount of principal payments in respect of an amortization period made to Class B Noteholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates for which the Class C Investor Interest or Class D Investor Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, plus (f) the aggregate amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).

                  "Class C Investor Interest" for any date means an amount equal to (a) the aggregate initial principal balance of the Class C Notes (the "Class C Initial Investor Interest"), minus (b) the aggregate amount of principal payments in respect of an amortization period made to Class C Noteholders prior to such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates for which the Class D Investor Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class C Investor Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, plus (f) the aggregate amount of Excess Spread and funds on deposit in the Class C Reserve Account, if any, and funds on deposit in the Yield Enhancement Account allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).

                  "Class D Investor Interest" for any date means an amount equal to (a) the aggregate initial principal balance of the Class D Notes (the "Class D Initial Investor Interest"), minus (b) the aggregate amount of principal payments in respect of an amortization period made to Class D Noteholders prior to such date, minus (c) the aggregate amount of Class D Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates for which the Class D Investor Interest has been reduced, minus (e) an amount equal to the aggregate amount by which the Class D Investor Interest has been reduced to fund the Class A Investor Default Amount, the Class B Investor Default Amount and the Class C Investor Default Amount on all prior Transfer Dates as described under " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, plus
(f) the aggregate amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e).

                  "Investor Interest," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest, (c) the Class C Investor Interest and (d) the Class D Investor Interest.

                  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

                  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

                  "Class C Adjusted Investor Interest," for any date of determination, means an amount equal to the Class C Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest on such date (up to the Class C Investor Interest).

                  "Class D Adjusted Investor Interest," for any date of determination, means an amount equal to the Class D Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest, the Class B Investor Interest and the Class C Investor Interest on such date (up to the Class D Adjusted Investor Interest).

                  "Adjusted Investor Interest," for any date of determination, means the sum of (a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest, (c) the Class C Adjusted Investor Interest and (c) the Class D Adjusted Investor Interest.

REALLOCATION OF CASH FLOWS

                  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Transfer Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Class A Servicing Fee, if any, for the prior Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the prior Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and funds on deposit in the Yield Enhancement Account allocated to Series 2004-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and funds on deposit in the Yield Enhancement Account are insufficient to fund the Class A Required Amount, first, Reallocated Class D Principal Collections and then, Reallocated Class C Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and funds on deposit in the Yield Enhancement Account are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and Reallocated Principal Collections on such Transfer
Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Class C Principal Collections for which the Class D Investor Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Class D Investor Interest with respect to such Monthly Period). In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Class C Investor Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Class D Investor Interest and the Class C Investor Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Class D Investor Interest, the Class C Investor Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Noteholders. In such case, the Class A Noteholders will bear directly the credit and other risks associated with their interests in the Trust assets. See " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

                  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Transfer Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee, if any, for the prior Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the prior Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread and funds on deposit in the Yield Enhancement Account allocated to Series 2004-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Class A Prior Period Interest will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and funds on deposit in the Yield Enhancement Account are insufficient to fund the Class B Required Amount, first Reallocated Class D Principal Collections and then, Reallocated Class C Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of Class A Noteholders) will be reduced by the amount of such excess (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Class C Principal Collections for which the Class D Investor Interest was not reduced on such Transfer Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Class D Investor Interest with respect to such Monthly Period). In the event that such a reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Class D Investor Interest and Class C Investor Interest with respect to such Monthly Period), and the Class B Noteholders will bear directly the credit and other risks associated with their interests in the Trust. See " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

                  With respect to each Transfer Date, the Servicer will determine the amount (the "Class C Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class C Monthly Interest due on the related Transfer Date and overdue Class C Monthly Interest and Class C Additional Interest, if any, and (ii) the Class C Servicing Fee, if any, for the prior Monthly Period and overdue Class C Servicing Fee, if any, exceeds the Class C Available Funds for the related Monthly Period and (b) the Class C Investor Default Amount, if any, for the prior Monthly Period. If the Class C Required Amount is greater than zero, Excess Spread and funds on deposit in the Yield Enhancement Account allocated to Series 2004-1 not required to pay the Class B Required Amount or reimburse Class B Investor Charge-Offs and Class B Prior Period Interest or to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Class A Prior Period Interest will be used to fund the Class C Required Amount with respect to such Transfer Date. If such Excess Spread and funds on deposit in the Yield Enhancement Account are insufficient to fund the Class C Required Amount, Reallocated Class D Principal Collections not required to fund the Class B Required Amount or Class A Required Amount for the related Monthly Period will be used to fund the remaining Class C Required Amount. If such Reallocated Class D Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class C Required Amount, then the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Noteholders and the Class B Noteholders) will be reduced by the amount of such deficiency (but not by more than the Class C Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero (but not by more than the excess of the Class C Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Class D Investor Interest with respect to such Monthly Period), and the Class C Noteholders will bear directly the credit and other risks associated with their interests in the Trust. See " -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement. Funds, if any, credited to the Class C Reserve Account will be used to pay Class C Monthly Interest and Class C Additional Interest remaining unpaid after the allocations and applications described in this paragraph.

                  Reductions of the Class A Investor Interest, the Class B Investor Interest or the Class C Investor Interest described above shall be reimbursed by, and the Class A Investor Interest, Class B Investor Interest or Class C Investor Interest increased to the extent of, Excess Spread and funds on deposit in the Yield Enhancement Account available for such purposes on each Transfer Date. See " -- Application of Collections -- Excess Spread" in this Prospectus Supplement. When such reductions of the Class A Investor Interest, Class B Investor Interest and Class C Investor Interest have been fully reimbursed, reductions of the Class D Investor Interest shall be reimbursed until reimbursed in full in a similar manner.

                  "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount, (b) the Class B Required Amount, and (c) the Class C Required Amount each for such Monthly Period.

                  "Reallocated Class B Principal Collections" for any Transfer Date means collections of Principal Receivables allocable to the Class B Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

                  "Reallocated Class C Principal Collections" for any Transfer Date means collections of Principal Receivables allocable to the Class C Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Class C Investor Interest after giving effect to any Class C Investor Charge-Offs for the related Transfer Date.

                  "Reallocated Class D Principal Collections" for any Transfer Date means collections of Principal Receivables allocable to the Class D Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, the Class B Required Amount and the Class C Required Amount, if any; provided, however, that such amount will not exceed the Class D Investor Interest after giving effect to any Class D Investor Charge-Offs for the related Transfer Date.

                  "Reallocated Principal Collections" for any Transfer Date means the sum of (a) the Reallocated Class B Principal Collections for such Monthly Period, if any, (b) the Reallocated Class C Principal Collections for such Monthly Period, if any, and (c) the Reallocated Class D Principal Collections for such Monthly Period, if any.

APPLICATION OF COLLECTIONS

                  ALLOCATIONS

                  Except as otherwise provided below, the Servicer generally will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as AIC, AICCO I, AICCO II, IP Finance or IP Funding or an affiliate remains the Servicer under the Sale and Servicing Agreement and (a)(1) the AIG Support Agreement remains in effect with respect to the Servicer and is not terminated, amended or modified other than in accordance with its terms and (2) AIG has and maintains a long-term rating of at least Aa3 by Moody's and of at least AA by Standard & Poor's or (b) AIG has and maintains a commercial paper rating of P-1 by Moody's and of at least A-1 by Standard & Poor's, then the Servicer may make such deposits and payments on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied. So long as the requirements of the foregoing proviso (or such other requirements that satisfy the Rating Agency Condition) are satisfied, amounts otherwise required to be deposited in the Collection Account or any other account described herein may be commingled with the funds of the Servicer until the Transfer Date preceding the date that such amounts are to be distributed as described herein.

                  With respect to Series 2004-1, and notwithstanding anything in the Sale and Servicing Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Series 2004-1 finance charge account (the "Finance Charge Account") or Series 2004-1 principal account (the "Principal Account"), with respect to any Monthly Period, (a) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Payment Date to the Noteholders or to the Trust and (b) if at any time prior to such Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (a) above, the Servicer, subject to certain limitations, will be permitted to withdraw the excess from the Collection Account.

                  PAYMENT OF INTEREST, FEES AND OTHER ITEMS

                  On each Transfer Date, the Indenture Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, the Class B Available Funds, the Class C Available Funds and the Class D Available Funds in the Finance Charge Account in the following priority:

                           (a) on each Transfer Date, an amount equal to the
                  Class A Available Funds will be distributed in the following priority:

                           (i) an amount equal to Class A Monthly Interest for
                  such Transfer Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Payment Account for payment to Class A Noteholders on the related Payment Date;

                           (ii) an amount equal to the Class A Servicing Fee, if
                  any, for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, if any, will be paid to the Servicer;

                           (iii) an amount equal to the Class A Investor Default
                  Amount for the preceding Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

                           (iv) the balance, if any, will constitute a portion
                  of Excess Spread and will be allocated and distributed as described under " -- Excess Spread" in this Prospectus Supplement.

                           (b) on each Transfer Date, an amount equal to the
                  Class B Available Funds will be distributed in the following priority:

                           (i) an amount equal to Class B Monthly Interest for
                  such Transfer Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Payment Account for payment to Class B Noteholders on the related Payment Date;

                           (ii) an amount equal to the Class B Servicing Fee, if
                  any, for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, if any, will be paid to the Servicer; and

                           (iii) the balance, if any, will constitute a portion
                  of Excess Spread and will be allocated and distributed as described under " -- Excess Spread" in this Prospectus Supplement.

                           (c) on each Transfer Date, an amount equal to the
                  Class C Available Funds will be distributed in the following priority:

                           (i) an amount equal to the Class C Monthly Interest
                  for such Transfer Date, plus the amount of any overdue Class C Monthly Interest and Class C Additional Interest thereon, if any, will be deposited into the Payment Account for payment to Class C Noteholders on the related Payment Date;

                           (ii) an amount equal to the Class C Servicing Fee, if
                  any, for the related Monthly Period, plus the amount of any overdue Class C Servicing Fee, if any, will be paid to the Servicer; and

                           (iii) the balance, if any, will constitute a portion
                  of Excess Spread and will be allocated and distributed as described under " -- Excess Spread" in this Prospectus Supplement.

                           (d) on each Transfer Date, an amount equal to the
                  Class D Available Funds will be distributed in the following priority:

                           (i) an amount equal to the Class D Servicing Fee, if
                  any, plus the amount of any overdue Class D Servicing Fee, if any, for the related Monthly Period will be paid to the Servicer; and

                           (ii) the balance, if any, will constitute a portion
                  of Excess Spread and will be allocated and distributed as described under " -- Excess Spread" in this Prospectus Supplement.

                  "Class A Monthly Interest" with respect to any Transfer Date will equal the product of (i) the Class A Note Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Notes at the start of such Interest Period except that interest for the first Payment Date will accrue from the Closing Date.

                  "Class B Monthly Interest" with respect to any Transfer Date will equal the product of (i) the Class B Note Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Notes at the start of such Interest Period except that interest for the first Payment Date will accrue from the Closing Date.

                  "Class C Monthly Interest" with respect to any Transfer Date will equal the product of (i) the Class C Note Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class C Notes at the start of such Interest Period except that interest for the first Payment Date will accrue from the Closing Date.

                  "Class D Monthly Interest" with respect to any Transfer Date will equal the product of (i) the Class D Note Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360, and (iii) the outstanding principal balance of the Class D Notes at the start of such Interest Period. The "Class D Note Rate" is 0%.

                  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause
(b)(iii), clause (c)(iii) and clause (d)(ii) above plus the income and earnings on amounts on deposit in the Yield Enhancement Account and the Excess Funding Account.

                  EXCESS SPREAD

                  On each Transfer Date, the Indenture Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread in the Finance Charge Account and, to the extent necessary, funds on deposit in the Yield Enhancement Account (including the Available Yield Enhancement Amount) with respect to the related Monthly Period to make the following distributions in the following priority:

                           (a) an amount equal to the Class A Required Amount,
                  if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and funds on deposit in the Yield Enhancement Account (including the Available Yield Enhancement Amount), such amounts will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under " -- Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under " -- Payment of Interest, Fees and Other Items," third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under " -- Payment of Interest, Fees and Other Items," and fourth to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iv) above under " -- Payment of Interest, Fees and Other Items;"

                           (b) an amount equal to the aggregate amount of Class
                  A Investor Interest that has been reduced below the Initial Class A Investor Interest for reasons other than the payment of principal to the Class A Noteholders (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (c) an amount equal to the Class A Prior Period
                  Interest, if any, will be paid to the Class A Noteholders;

                           (d) an amount equal to the Class B Required Amount,
                  if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under " -- Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under " -- Payment of Interest, Fees and Other Items"; third to pay amounts due with respect to such Transfer Date pursuant to clause (b)(iii) above under " -- Payment of Interest, Fees and Other Items," and fourth, amounts remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (e) an amount equal to the aggregate amount by which
                  the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Noteholders (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (f) an amount equal to the Class B Prior Period
                  Interest, if any, will be paid to the Class B Noteholders;

                           (g) an amount equal to the Class C Required Amount,
                  if any, with respect to such Transfer Date will be used to fund the Class C Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (c)(i) above under " -- Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (c)(ii) above under " -- Payment of Interest, Fees and Other Items"; third to pay amounts due with respect to such Transfer Date pursuant to clause (c)(iii) above under " -- Payment of Interest, Fees and Other Items," and fourth, amounts remaining, up to the Class C Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (h) an amount equal to the aggregate amount by which
                  the Class C Investor Interest has been reduced below the initial Class C Investor Interest for reasons other than the payment of principal to the Class C Noteholders (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (i) an amount equal to the Class C Prior Period
                  Interest, if any, will be paid to the Class C Noteholders;

                           (j) an amount equal to the Class D Required Amount,
                  if any, with respect to such Transfer Date will be used to fund the Class D Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (d)(i) above under " -- Payment of Interest, Fees and Other Items," second to payments due with respect to such Transfer Date pursuant to clause (d)(ii) above under " -- Payment of Interest, Fees and Other Items," and third, amounts remaining, to pay, in order of priority, the Class D Monthly Interest for such Transfer Date plus the amount of any overdue Class D Monthly Interest plus Class D Additional Interest, if any, will be deposited into the Payment Account for the payment to the Class D Noteholders on the related Payment Date;

                           (k) an amount equal to the aggregate Class D Investor
                  Default Amount for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (l) an amount equal to the aggregate amount by which
                  the Class D Investor Interest have been reduced below the initial Class D Investor Interest for reasons other than the payment of principal to the Class D Noteholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under " -- Payments of Principal" below;

                           (m) an amount necessary to cause the funds in the
                  Yield Enhancement Account to equal the 91 Day Delinquency Amount shall be credited to the Yield Enhancement Account;

                           (n) any remaining Excess Spread, after giving effect
                  to the payments made pursuant to subparagraphs (g) through (m) above will be credited to the Class C Reserve Account to the extent necessary to cause the funds in the Class C Reserve Account to equal the Class C Reserve Amount;

                           (o) an amount equal to the Class D Prior Period
                  Interest, if any, will be paid to the Class D Noteholders;

                           (p) any remaining Excess Spread, after giving effect
                  to the payments made pursuant to subparagraphs (a) through (o) above, shall be paid to the Trust and will not be available for any future payment to Noteholders, provided that a Pay Out Event has not occurred; provided, however, that such amount shall be paid to the Trust only to the extent that the Trust Interest as of the end of the immediately preceding Monthly Period is greater than the largest required Minimum Trust Interest (after giving effect to the inclusion in or removal from the Trust of all Receivables transferred to or from the Trust on or prior to such date, the application of collections received and/or any reduction or increase of any outstanding notes since the end of such prior Monthly Period or on or prior to the following Payment Date) and otherwise shall be deposited into the Excess Funding Account.

                           The "91 Day Delinquency Amount" will equal, as of each Transfer Date, the product of (a) the Floating Investor Percentage and (b) the aggregate outstanding principal amount as of the end of the preceding Monthly Period of the Premium Finance Obligations relating to Receivables in the Trust that are then overdue 91 days or more (i) after cancellation of the related insurance policies or (ii) if cancellation is delayed, whether due to a stay by reason of an Insured's bankruptcy or other reason, after the date the policy would have been cancelled in the absence of such delay. Funds remaining on deposit in the Yield Enhancement Account under clause (m) above shall be available on the next Transfer Date for application, together with any additional amounts required to be deposited therein on such Transfer Date, in accordance with clauses (m) through (p) above. See " -- Yield Enhancement Account" in this Prospectus Supplement for a description of the Yield Enhancement Account and " -- Class C Reserve Account" in this Prospectus Supplement for a description of the Class C Reserve Account.

                  "Class A Prior Period Interest" shall mean the sum, with respect to each Interest Period in which the Class A Notes would have accrued interest on the Class A Investor Interest had such Class A Investor Interest not been reduced for reasons other than the payment of principal to the Class A Noteholders, of an amount equal the product of (i) the Class A Note Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the amount by which the Class A Investor Interest was less than the Class A Investor Interest during such Interest Period for reasons other than the payment of principal to the Class A Noteholders; provided, however, that in each case Class A Prior Period Interest will not be distributed until the Payment Date(s) following the Transfer Date on which the Class A Investor Interest has been reimbursed in full for any reductions.

                  "Class B Prior Period Interest" with respect to each Interest Period in which the Class B Notes would have accrued interest on the outstanding principal balance of the Class B Notes had the outstanding principal balance of the Class B Notes not been reduced for reasons other than the payment of principal to the Class B Noteholders, will equal the sum of (a) the product of
(i) the Class B Note Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and
(iii) the amount by which the outstanding principal balance of the Class B Notes was less than the outstanding principal balance of the Class B Notes during such Interest Period for reasons other than the payment of principal to the Class B Noteholders and (b) all unpaid Class B Prior Period Interest from prior Interest Periods; provided, however, that Class B Prior Period Interest will not be distributed until the Payment Date(s) following the Transfer Date on which the Class B Investor Interest has been reimbursed in full for any reductions.

                  "Class C Prior Period Interest" with respect to each Interest Period in which the Class C Notes would have accrued interest on the outstanding principal balance of the Class C Notes had the outstanding principal balance of the Class C Notes not been reduced for reasons other than the payment of principal to the Class C Noteholders, will equal the sum of (a) the product of
(i) the Class C Note Rate in effect during such Interest Period plus 2% per annum, (ii) the actual number of days in such Interest Period divided by 360 and
(iii) the amount by which the outstanding principal balance of the Class C Notes was less than the outstanding principal balance of the Class C Notes during such Interest Period for reasons other than the payment of principal to the Class C Noteholders and (b) all unpaid Class C Prior Period Interest from prior Interest Periods; provided, however, that Class C Prior Period Interest will not be distributed until the Payment Date(s) following the Transfer Date on which the Class C Investor Interest has been reimbursed in full for any reductions.

                  "Class D Prior Period Interest" with respect to each Interest Period in which the Class D Notes would have accrued interest on the outstanding principal balance of the Class D Notes had the outstanding principal balance of the Class D Notes not been reduced for reasons other than the payment of principal to the Class D Noteholders, will equal the sum of (a) the product of
(i) the Class D Note Rate in effect during such Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the amount by which the outstanding principal balance of the Class D Notes was less than the outstanding principal balance of the Class D Notes during such Interest Period for reasons other than the payment of principal to the Class D Noteholders and
(b) all unpaid Class D Prior Period Interest from prior Interest Periods; provided, however, that Class D Prior Period Interest will not be distributed until the Payment Date(s) following the Transfer Date on which the Class D Investor Interest has been reimbursed in full for any reductions.

                  PAYMENTS OF PRINCIPAL

                  On each Transfer Date, the Indenture Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Principal Account in the following priority:

                  (a) during the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under " -- Shared Principal Collections" in this Prospectus Supplement and "Description of the Series Provisions -- Shared Principal Collections" in the accompanying Prospectus;

                  (b) during the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

                           (i) an amount equal to Class A Monthly Principal will
                  be deposited in the Principal Funding Account during the Controlled Accumulation Period or distributed (on the related Payment Date) to the Class A Noteholders during the Rapid Amortization Period;

                           (ii) an amount equal to Class B Monthly Principal
                  will be:

                           (x) after an amount equal to the Class A Investor
                  Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date ), deposited in the Principal Funding Account during the Controlled Accumulation Period; or

                           (y) after the Class A Notes have been paid in full
                  (taking into account payments to be made on the related Payment Date), distributed on the related Payment Date to the Class B Noteholders during the Rapid Amortization Period; and

                           (iii) an amount equal to Class C Monthly Principal
                  will be:

                           (x) after an amount equal to the sum of the Class A
                  Investor Interest and the Class B Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account during the Controlled Accumulation Period; or

                           (y) after the Class A Notes and the Class B Notes
                  have been paid in full (taking into account payments to be made on the related Payment Date), distributed on the related Payment Date to the Class C Noteholders during the Rapid Amortization Period; and

                           (iv) an amount equal to Class D Monthly Principal
                  will be:

                           (x) after an amount equal to the sum of the Class A
                  Investor Interest, the Class B Investor Interest and the Class C Investor Interest has been deposited in the Principal Funding Account, deposited in the Principal Funding Account during the Controlled Accumulation Period; or

                           (y) after the Class A Notes, the Class B Notes and
                  the Class C Notes have been paid in full (taking into account distributions to be made on the related Payment Date), distributed on the Payment Date to the Class D Noteholders during the Rapid Amortization period;

                  (c) during the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under " -- Shared Principal Collections" in this Prospectus Supplement and "Description of the Transfer and Servicing Agreements -- Shared Principal Collections" in the accompanying Prospectus.

                  The final payment of principal and interest on the Notes shall be made no later than the Series 2004-1 Termination Date.

                  (d) upon an Early Payoff, proceeds equal to the then outstanding principal balance of the Notes and any accrued interest will be distributed on the related Payment Date in the following order of priority:

                           (i) to Class A Noteholders, the outstanding balance
                  of the Class A Notes (plus any interest accrued thereon);

                           (ii)to Class B Noteholders, the outstanding balance
                  of the Class B Notes (plus any interest accrued thereon);

                           (iii) to Class C Noteholders, the outstanding balance
                  of the Class C Notes (plus any interest accrued thereon); and

                           (iv) to Class D Noteholders, the outstanding balance
                  of the Class D Notes (plus any interest accrued thereon).

                  "Class A Monthly Principal" for any Transfer Date relating to
(a) the Controlled Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Notes will equal the least of:

                           (i) the Available Investor Principal Collections on
                  deposit in the Principal Account for such Transfer Date;

                           (ii) for each Transfer Date with respect to the
                  Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date; and

                           (iii) the Class A Adjusted Investor Interest prior to
                  any deposits on such Transfer Date.

                  "Class B Monthly Principal" for any Transfer Date relating to
(a) the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (after taking into account payments to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Payment Date on which the Class A Notes will be paid in full (after taking into account payments to be made on the related Payment Date), will equal the least of:

                           (i) the Available Investor Principal Collections on
                  deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date);

                           (ii) for each Transfer Date with respect to the
                  Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal for such Transfer Date); and

                           (iii) the Class B Adjusted Investor Interest prior to
                  any deposits on such Transfer Date.

                  "Class C Monthly Principal" for any Transfer Date relating to
(a) the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the sum of (i) the Class A Investor Interest and (ii) the Class B Investor Interest has been deposited in the Principal Funding Account (after taking into account payments to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Payment Date on which the Class B Notes will be paid in full (after taking into account payments to be made on the related Payment
Date), will equal the least of:

                           (i) the Available Investor Principal Collections on
                  deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date);

                           (ii) for each Transfer Date with respect to the
                  Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer
                  Date); and

                           (iii) the Class C Adjusted Investor Interest prior to
                  any deposits on such Transfer Date.

                   "Class D Monthly Principal" for any Transfer Date relating to
(a) the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the sum of (i) the Class A Investor Interest, (ii) the Class B Investor Interest and (iii) the Class C Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Payment Date on which the Class C Notes will be paid in full (after taking into account payments to be made on the related Payment Date), will equal the least of:

                           (i) the Available Investor Principal Collections on
                  deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal and Class C Monthly Principal on such Transfer Date);

                           (ii) for each Transfer Date with respect to the
                  Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the sum of the Class A Monthly Principal, the Class B Monthly Principal and the Class C Monthly Principal for such Transfer Date); and

                           (iii) the Class D Adjusted Investor Interest prior to
                  any deposits on such Transfer Date.

SHARED PRINCIPAL COLLECTIONS

                  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover (a) with respect to the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account and (b) with respect to the Rapid Amortization Period, payments to Noteholders. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to Noteholders and any similar amount remaining for any other outstanding Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Trust Interest; provided, however, that such amount shall be paid to the Trust only to the extent that the Trust Interest on such date is greater than the largest required Minimum Trust Interest of any outstanding Series as of the immediately preceding Monthly Period (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such date and the application of collections received and/or any reduction of any variable funding notes on the related Payment Date) and otherwise shall be deposited in the Excess Funding Account.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

                  Losses resulting from the charge-off of Receivables in each Monthly Period ("Default Amounts") are generally shared between the investor interests of each outstanding Series, based on their respective floating investor allocation percentages (see " -- Allocation Percentages" above with respect to Series 2004-1), and the Trust Interest. Certain losses resulting from charge-offs of Receivables in excess of specified concentration levels will be allocated entirely to the Trust Interest. Accordingly, such excess losses will not be borne by the Investor Interest and will not be taken into account in calculating the Investor Default Amount (defined below). The circumstances under which excess losses will be allocated entirely to the Trust Interest will occur when there are losses on Receivables relating to a single Insured exceeding the Single Insured Concentration Percentage of the aggregate principal balances of Receivables at the end of any Monthly Period, when losses on Receivables resulting from the insolvency of one or more insurance carriers (to the extent not taken into account as a result of the single Insured excess loss allocation) exceed a specified percentage of the aggregate principal balances of Receivables at the end of any Monthly Period, or when losses on Receivables due to certain Deferred Payment Obligations exceed a specified percentage of the aggregate principal balance of Receivables at the end of any Monthly Period or after the Trust Interest falls below the Minimum Trust Interest following the occurrence of any other Pay Out Event.

                  On the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, and any Receivable under a Premium Finance Obligation that became a Defaulted Obligation during such Monthly Period, an amount equal to the product of (a) the unpaid amount (including both principal and unpaid finance charges) of such Receivable as of the date that such Premium Finance Obligation became a Defaulted Obligation and (b) the Floating Investor Percentage for such Monthly Period. The term "Defaulted Obligation" shall mean any Premium Finance Obligation which (1) remains in default as of the beginning of the month immediately following the first anniversary of the cancellation or cancellability of the related insurance policy, which cancellation or cancellability results from such default or (2) is overdue and which the Servicer determines, in accordance with the Servicer's policies and procedures relating to the operation of its business, is incapable of being collected. A Premium Finance Obligation will be considered to be a Defaulted Obligation upon the earlier to occur of (1) or (2) above.

                  A portion of the Investor Default Amount will be allocated to the Class A Noteholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable for such Transfer Date and the aggregate Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Noteholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable for such Transfer Date and the aggregate Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class C Noteholders (the "Class C Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class C Floating Allocation applicable for such Transfer Date and the aggregate Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class D Noteholders (the "Class D Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class D Floating Allocation applicable for such Transfer Date and the aggregate Investor Default Amount for such Monthly Period.

                  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread, funds on deposit in the Yield Enhancement Account and Reallocated Class D Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement, the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer
Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections for which the Class D Investor Interest is not reduced on such Transfer Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Principal Collections for which the Class C Investor Interest is not reduced on such Transfer Date) will be reduced by the amount by which the Class C Investor Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced (but not below zero) by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Noteholders. The Class A Investor Interest will thereafter be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available for such purpose as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement.

                  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and funds on deposit in the Yield Enhancement Account and Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement, the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero, and the Class C Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and any Reallocated Principal Collections for which the Class D Investor Interest is not reduced on such Transfer Date) will be reduced by the amount by which the Class D Investor Interest would have been reduced below zero. In the event that such reduction would cause the Class C Investor Interest to be a negative number, the Class C Investor Interest will be reduced to zero and the Class B Investor Interest will be reduced (but not below zero) by the amount by which the Class C Investor Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount for Transfer Date (a "Class B Investor Charge-Off"), which will have the effect of reducing the return of principal and interest to the Class B Noteholders. The Class B Investor Interest will also be reduced (but not below zero) by the amount of Reallocated Principal Collections in excess of the Class C Investor Interest and the Class D Investor Interest (after giving effect to reductions for any Class C Investor Charge-Offs and Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Investor Interest to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid balance of the Class B Notes) on any Transfer Date by the amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available for that purpose as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement.

                  On each Transfer Date, if the Class C Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and funds on deposit in the Yield Enhancement Account, Reallocated Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement, the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge- Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not by more than the lesser of the Class D Investor Default Amount and the Class C Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Class D Investor Interest to be a negative number, the Class D Investor Interest will be reduced to zero and the Class C Investor Interest will be reduced (but not below zero) by the amount by which the Class D Investor Interest would have been reduced below zero, but not by more than the Class C Investor Default Amount for Transfer Date (a "Class C Investor Charge-Off"), which will have the effect of reducing the return of principal and interest to the Class C Noteholders. The Class C Investor Interest will also be reduced (but not below zero) by the amount of Reallocated Principal Collections in excess of the Class D Investor Interest (after giving effect to reductions for any Class D Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) and the amount of any portion of the Class C Investor Interest allocated to the Class A Investor Interest to avoid a reduction in the Class A Investor Interest or to the Class B Investor Interest to avoid a reduction in the Class B Investor Interest. The Class C Investor Interest will thereafter be reimbursed (but not in excess of the unpaid balance of the Class C Notes) on any Transfer Date by the amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available for that purpose as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement.

                  On each Transfer Date, if the Class D Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available to fund such amount as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement, the Class D Investor Interest will be reduced by the amount of such excess, but not more than the lesser of the Class D Investor Default Amount and the Class D Investor Interest for such Transfer Date (a "Class D Investor Charge-Off"). The Class D Investor Interest will also be reduced (but not below zero) by the amount of Reallocated Principal Collections and the amount of any portion of the Class D Investor Interest allocated to the Class A Investor Interest to avoid a reduction in the Class A Investor Interest or to the Class B Investor Interest to avoid a reduction in the Class B Investor Interest or to the Class C Investor Interest to avoid a reduction in the Class C Investor Interest . The Class D Investor Interest will thereafter be reimbursed (but not in excess of unpaid balance of the Class D Notes) on any Transfer Date by the amount of Excess Spread and funds on deposit in the Yield Enhancement Account allocated and available for that purpose as described under " -- Application of Collections -- Excess Spread" in this Prospectus Supplement.

YIELD ENHANCEMENT ACCOUNT

                  The Servicer will establish and maintain or cause to be maintained with a Qualified Institution in the name of the Indenture Trustee, on behalf of the Trust, the Yield Enhancement Account, for the benefit of the Noteholders. Amounts remaining on deposit in the Yield Enhancement Account will be invested by the Indenture Trustee in the manner directed by the Seller in Permitted Investments. Any earnings (net of losses and investment expenses) on funds in the Yield Enhancement Account will be treated as Excess Spread. If losses and investment expenses exceed earnings on funds in the Yield Enhancement Account during a Monthly Period, then such excess shall be charged against funds on deposit in such account. On each Transfer Date, an amount equal to the Available Yield Enhancement Amount, to the extent available, will be deposited into the Yield Enhancement Account out of collections otherwise payable to the Trust for the Monthly Period immediately preceding such Transfer Date. Notwithstanding the preceding sentence, if ART is no longer the Seller or if the AIG Support Agreement is not in effect, then prior to any payment to the Trust of any collections with respect to Principal Receivables or Finance Charge Receivables not allocated to Noteholders, there will be deposited into the Yield Enhancement Account on each date amounts allocable to the Notes which would otherwise be payable to the Trust, until the amount so deposited equals the Maximum Yield Enhancement Amount for the next Transfer Date. The "Maximum Yield Enhancement Amount" means, with respect to any Transfer Date, the amount calculated pursuant to the proviso to the definition of Available Yield Enhancement Amount set forth below, determined on the assumption that the Class A Note Rate, the Class B Note Rate, the Class C Note Rate and the Class D Note Rate used in determining Class A Monthly Interest, Class B Monthly Interest, the Class C Monthly Interest and Class D Monthly Interest, respectively, equals in each case 16% per annum or if then higher, the highest of the then current Class A Note Rate, Class B Note Rate, the Class C Note Rate or Class D Note Rate.

                  On each Transfer Date the Servicer will calculate the Available Yield Enhancement Amount, which, with respect to any Transfer Date, means the product of (i) 2.50% and (ii) the product of (A) the Receivable collections for the related Monthly Period and (B) the

Floating Investor Percentage; provided that, in no event shall the Available Yield Enhancement Amount for any Transfer Date exceed the lesser of (i) the sum of all currently due and unpaid Class A Monthly Interest, Class A Additional Interest, all currently due and unpaid Class B Monthly Interest, Class B Additional Interest, all currently due and unpaid Class C Monthly Interest, Class C Additional Interest, all currently due and unpaid Class D Monthly Interest and Class D Additional Interest for such Transfer Date and (ii) the aggregate of all amounts otherwise payable to ART on the current Transfer Date.

                  On each Transfer Date, the Indenture Trustee, acting pursuant to the Servicer's instructions, will apply funds on deposit in the Yield Enhancement Account with respect to the related Monthly Period as set forth under " -- Application of Collections -- Excess Spread."

CLASS C RESERVE ACCOUNT

                  The Servicer has established and will maintain or cause to be maintained with a Qualified Institution in the name of the Indenture Trustee, on behalf of the Trust, a segregated account, the "Class C Reserve Account," for the benefit of the Class C Noteholders.

                  If, as of a Transfer Date, a Class C Reserve Event has occurred and is continuing, funds (to the extent available therefor as described herein) otherwise payable to the Trust on such date will be deposited in the Class C Reserve Account to the extent necessary to cause the funds credited to the Class C Reserve Account to equal the Class C Reserve Amount. Funds on deposit in the Class C Reserve Account will be withdrawn and paid to the Trust to the extent that as of any date of determination the amounts credited thereto exceed the Class C Reserve Amount or if the average Excess Spread for the immediately preceding three month period exceeds 5.50%. Such deposits to and withdrawals from the Class C Reserve Account will be made on a daily basis (except, if AIC is the Servicer, under the circumstances described under " -- Application of Collections -- Allocations", in which case such deposit need not be made to the Class C Reserve Account until the funds therein are required to be applied to the Class C Notes as described herein).

                  The Trust will use the funds, if any, in the Class C Reserve Account (i) on each Payment Date, to cover any shortfalls in payments of interest to Class C Noteholders and (ii) on the earlier of the Legal Final Maturity and the Payment Date on which the Class A Notes and the Class B Notes are paid in full, to cover any shortfall in payments of principal to Class C Noteholders.

                  Funds on deposit in the Class C Reserve Account will be invested by the Indenture Trustee at the direction of the Servicer in Permitted Investments. All net investment income earned on amounts in the Class C Reserve Account to the extent allocable to this Series will be treated as Excess Spread and allocated as such. If losses and investment expenses exceed earnings on funds in the Class C Reserve Account during a Monthly Period, then such excess shall be treated in the same manner as Default Amounts are treated. The Seller is not required to reimburse the Trust with respect to such excess.

                  "Class C Reserve Event" shall occur if, as of a Transfer Date, the average of the Annualized Monthly Excess Spread Amounts for the immediately preceding three Monthly Periods falls below (i) 5.50% (a "Type 1 Class C Reserve Event") or (ii) 5.00% (a "Type 2 Class C Reserve Event").

                  "Class C Reserve Amount" will be equal to the product of the Funding Percentage and the initial Investor Interest minus the 91 Day Delinquency Amount as of the respective Transfer Date; provided, however that upon the occurrence of a Payout Event, the Class C Reserve Amount shall equal the Class C Adjusted Investor Interest.

                  "Funding Percentage" means, upon the occurrence and continuation of a Class C Reserve Event, (i) 0.75% in case of a Type 1 Class C Reserve Event and (ii) 1.75% in the case of Type 2 Class C Reserve Event.

PRINCIPAL FUNDING ACCOUNT

                  The Indenture Trustee will establish and maintain with a qualified institution the Principal Funding Account as a segregated trust account held for the benefit of the Noteholders. During the Controlled Accumulation Period, the Indenture Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Investor Interest from the Principal Account to the Principal Funding Account as described under " -- Application of Collections" in this Prospectus Supplement.

                  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Indenture Trustee at the direction of the Servicer in Permitted Investments. During the Controlled Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account will be deposited in the Finance Charge Account and included in Class A Available Funds, Class B Available Funds and Class C Available Funds. If, for any Transfer Date, these amounts are less than the Covered Amount, the amount of such deficiency shall be withdrawn, to the extent required and available, and deposited in the Finance Charge Account and included as Class A Available Funds, Class B Available Funds or Class C Available Funds, as applicable, for such Transfer Date.

                  "Covered Amount" means, with respect to any Transfer Date, the sum of:

                  (a)      with respect to the Class A Notes, the product of:

                           (i) the Class A Note Rate for the related Interest
                  Period;

                           (ii) a fraction, the numerator of which is the actual
                  number of days in the related Interest Period, and the denominator of which is 360; and

                           (iii) the aggregate amount on deposit in the
                  Principal Funding Account with respect to Class A Monthly Principal as of the Record Date immediately preceding such Transfer Date;

                           (b)      with respect to the Class B Notes, the
                  product of:

                           (i) the Class B Note Rate for the related Interest
                  Period;

                           (ii) a fraction, the numerator of which is the actual
                  number of days in the related Interest Period, and the denominator of which is 360; and

                           (iii) the aggregate amount on deposit in the
                  Principal Funding Account with respect to Class B Monthly Principal as of the Record Date immediately preceding such Transfer Date; and

                           (c)      with respect to the Class C Notes, the
                  product of:

                           (i) the Class C Note Rate for the related Interest
                  Period;

                           (ii) a fraction, the numerator of which is the actual
                  number of days in the related Interest Period, and the denominator of which is 360; and

                           (iii) the aggregate amount on deposit in the
                  Principal Funding Account with respect to Class C Monthly Principal as of the Record Date immediately preceding such Transfer Date.

EXCESS FUNDING ACCOUNT; MINIMUM TRUST INTEREST; EXCESS RECEIVABLES AMOUNT

                  The Servicer has established and will maintain or cause to be maintained with a Qualified Institution in the name of the Indenture Trustee, on behalf of the Trust, a segregated account, the "Excess Funding Account," for the benefit of the noteholders of all outstanding Series in Group One, including the Noteholders. If, as of the end of the immediately preceding Monthly Period the Trust Interest (as adjusted to give effect to the inclusion or removal from the Trust of all Receivables transferred to or from the Trust and/or any reduction or increase in any outstanding notes since the end of such Monthly Period and on or prior to the following Payment Date and the application of collections) equals or is less than the largest required Minimum Trust Interest for any outstanding Series as of the end of the immediately preceding Monthly Period, funds (to the extent available therefor as described herein) otherwise payable to the Trust on such date will be deposited in the Excess Funding Account. Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Trust to the extent that as of any date of determination the Trust Interest (as adjusted to give effect to the inclusion or removal from the Trust of all Receivables transferred to or from the Trust and/or any reduction or increase in any outstanding notes since the end of such Monthly Period and on or prior to the following Payment Date and the application of collections) exceeds the largest required Minimum Trust Interest for any outstanding Series as of the end of the immediately preceding Monthly Period as a result of the transfer of Additional Receivables to the Trust and/or the reduction of any variable funding notes on the related Payment Date; provided, however, that if an Accumulation Period or an Amortization Period commences with respect to any Series of notes outstanding, any funds on deposit in the Excess Funding Account, will be deposited in the Principal Account and treated as Shared Principal Collections to the extent necessary to pay principal due to such other Series. Such deposits to and withdrawals from the Excess Funding Account will be made on a daily basis (except, if AIC is the Servicer, under the circumstances described under " -- Application of Collections -- Allocations").

                  The allocable portion of funds on deposit in the Excess Funding Account at the beginning of the Rapid Amortization Period will be paid to the Noteholders as a payment of principal, and during the Controlled Accumulation Period will be deposited for the benefit of the Noteholders as a payment of principal to the extent that monthly collections received of Principal Receivables and Shared Principal Collections allocable to the Investor Interest are insufficient to pay the Controlled Deposit Amount. Funds on deposit in the Excess Funding Account will be allocated, if necessary, among the investor interests of each outstanding Series of notes on a pro rata basis in accordance with each such Series' fixed investor percentage.

                  Funds on deposit in the Excess Funding Account will be invested by the Indenture Trustee at the direction of the Servicer in Permitted Investments. All net investment income earned on amounts in the Excess Funding Account to the extent allocable to this Series will be treated as Excess Spread and allocated as such. If losses and investment expenses exceed earnings on funds in the Excess Funding Account during a Monthly Period, then such excess shall be treated in the same manner as Default Amounts are treated. The Seller is not required to reimburse the Trust with respect to such excess.

                  The "Minimum Trust Interest" for any date of determination will be equal to (a) the product of 104% (or a lower percentage which satisfies the Rating Agency Condition) times the aggregate investor interest (or adjusted investor interest if applicable) for all Series outstanding as of such date minus (b) the aggregate investor interest (or adjusted investor interest if applicable) for all Series outstanding as of such date plus (c) the Excess Receivables Amount as of such date plus (d) the portion of the principal balance of the Receivables having a remaining term of more than twelve months that is in excess of 10% of the principal balance of the Receivables.

                  Holders of the Series 2004-1 Notes will not have the benefit of a certain indemnity agreement that provides certain protections to holders of prior Series of Notes. AIG has provided to the Trust an Indemnity Agreement dated as of October 15, 2000 (the "Indemnity Agreement"), in which AIG agrees to indemnify the Trust for all losses in respect of defaulted Receivables in excess of the insurer and Insured concentration limits included within the definition of Excess Receivables Amount. Pursuant to a proviso to the definition of Minimum Trust Interest included in the Series Supplement for such prior Series, the Minimum Trust Interest for such Series was calculated without reference to the Excess Receivables Amount so long as the Indemnity Agreement satisfied the requirements set forth in such Series Supplement. The Series 2004-1 Supplement will not include such a proviso and will provide that the portion of payments under the Indemnity Agreement allocable to the Series 2004-1 Notes will be returned to AIG. AIGC believes that changes in applicable accounting principles are likely to occur such that the Indemnity Agreement and the protections it provides to holders of prior Series of Notes, might prevent continuation of the current accounting treatment for the transactions described in this Prospectus Supplement. In such event, it is likely (although there can be no assurance) that AIG would cease to indemnify the Trust and would terminate the Indemnity Agreement.

                  Such Indemnity Agreement provides that it will terminate on the Trust Termination Date.

                   "Excess Receivables Amount" as of any date of determination is the sum of:

                  (i) the aggregate unpaid principal balance of all Principal Receivables as of the end of the immediately preceding Monthly Period having the same Insured but only to the extent such aggregate balance is in excess of such Insured's Single Insured Concentration Percentage times the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period (the "Excess Insured Concentration Amounts");

                  (ii) the sum, for each insurer (including any affiliated insurer) referred to below and to the extent not included in Section
         (iii), (iv) or (v) below, the greatest of:

                           (a) if more than 3.0% of the aggregate unpaid
                  principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 3 Insurer, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                           (b) if more than 7.0% of the aggregate unpaid
                  principal balance of all Principal Receivables as of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 2 Insurer, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                           (c) if more than 11.0% of the aggregate unpaid
                  principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium

                  Finance Obligations made to finance premiums due to the same Tier 1 Insurer (other than an Exempt Tier 1 Insurer), the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                  (iii) the sum, for the top 4 Tier 3 Insurers (including any affiliated insurer for each of the top 4 Tier 3 Insurers) if more than 7.5% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 3 Insurers, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                  (iv) the sum, for the top 4 Tier 2 Insurers (including any affiliated insurer for each of the top 4 Tier 2 Insurers) if more than 22.5% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 2 Insurers, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                  (v) the sum, for the top 4 Tier 1 Tier Insurers (including any affiliated insurer for each of the top 4 Tier 1 Insurers) if more than 35.0% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 1 Insurers (other than the Exempt Tier 1 Insurers), the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage; and

                  (vi) the excess of the aggregate unpaid principal balance of Principal Receivables relating to Deferred Payment Obligations (other than Exempt Deferred Payment Obligations) over 10% of the aggregate unpaid principal balance of all Principal Receivables, each as of the end of such Monthly Period.

                  For purposes of making any calculation pursuant to clauses
         (ii) through (vi) above, an amount that would be part of the Excess Receivables Amount under such clause shall be taken into account only to the extent not already taken into account under clause (i) above. For purposes of making any calculation pursuant to clause (vi) above, an amount that would be part of the Excess Receivables Amount under such clause shall be taken into account only to the extent not already taken into account under clauses (i) through (v) above.

                  The "Single Insured Concentration Percentage" for a given Insured is 2%.

                  "Tier 3 Insurer" means, on any date of determination, applying, if applicable, the Split Rating Determination Methodology, (i) an insurer that as of the end of the immediately preceding Monthly Period has a then current (a) a claims-paying ability rating, if available, otherwise a senior unsecured rating, of below investment grade from Standard & Poor's and/or
(b) an insurance financial strength rating, if available, otherwise a senior unsecured rating, of below investment grade by Moody's; or (ii) an insurer that as of the end of the immediately preceding Monthly Period has been rated by neither Standard & Poor's nor Moody's.

                  "Tier 2 Insurer" means, on any date of determination; applying, if applicable, the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of at least BBB-and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of at least Baa3.

                  "Tier 1 Insurer" means, on any date of determination, applying, if applicable, the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of at least A-and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of at least A3.

                  "Exempt Tier 1 Insurer" means, on any date of determination, applying if applicable, the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of AAA (or if such entity is AIG or an affiliate of AIG, at least AA-) and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of Aaa (or if such entity is AIG or an affiliate of AIG, at least
Aa3).

                  "Exempt Deferred Payment Obligation" means, on any date of determination, applying if applicable, the Split Rating Determination Methodology, a Deferred Payment Obligation in respect of which the entity agreeing to pay the Deferred Payment Obligation Return Amount upon cancellation of the related insurance policy has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of AAA (or if such entity is AIG or an affiliate of AIG, at least AA-) and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of Aaa (or if such entity is AIG or an affiliate of AIG, at least Aa3).

                  "Split Rating Determination Methodology" means (i) in the event that an insurer has a split rating from Standard & Poor's and Moody's, the insurer will be considered to have a single rating equal to the lower of the two ratings, and (ii) in the event an insurer is rated by one rating agency but not both rating agencies, that rating will be reduced by one full rating category.

SERVICER ADVANCES

                  In the event that on any Transfer Date the unpaid principal balance of Deferred Payment Obligations exceeds 10% of the aggregate principal balance of all Receivables, and the insurance policy underlying any of such Deferred Payment Obligations has been cancelled, then on such date the Servicer will make a "Mandatory Servicer Advance" of the lesser of (a) the shortfall, if any, between the amount of interest due on the Notes on such date and the amount of collections and other amounts available to pay such interest, (b) the Investor Percentage of the amount of Deferred Payment Obligation Return Amounts that the Servicer expects to collect in the future relating to Exempt Deferred Payment Obligations related to cancelled insurance policies, less the aggregate amount of previously unreimbursed Servicer Advances, and (c) the Investor Percentage of the excess of the unpaid principal balance of Deferred Payment Obligations over 10% of the aggregate principal balance of all Receivables. The proceeds of the Mandatory Servicer Advance will be treated as Principal Collections and Finance Charge Collections allocable to the Investor Interest in the order that such amounts are due on the related Deferred Payment Obligations. The Servicer shall not be obligated to advance any amount that it determines to be unrecoverable. Servicer Advances shall be reimbursable from the Investor Percentage of the proceeds, if any, of the related Deferred Payment Obligations, or if the same are determined to be unrecoverable, then from the Investor Percentage of Principal Collections and/or Finance Charge Collections, depending on whether the amounts advanced were of principal or interest. In addition, the Servicer may at its option make "Optional Servicer Advances" of the Investor Percentage of other amounts due and unpaid on assets of the Trust (the "Optional Servicer Advances" and together with the Mandatory Servicer Advances, the "Servicer Advances"). The Optional Servicer Advances shall be reimbursable in the same manner as the Mandatory Servicer Advances.

PAY OUT EVENTS

                  As described above, the Revolving Period will continue through the start of the Controlled Accumulation Period unless (i) either a Series 2004-1 Pay Out Event or Trust Pay Out Event (jointly, a "Pay Out Event") occurs or (ii) the Notes are refinanced or reissued prior to the start of the a Controlled Accumulation Period or Rapid Amortization Period. A "Series 2004-1 Pay Out Event" refers to any of the following events:

                           (a) failure on the part of any of the Originators,
                  the Trust or the Seller (i) to make any payment or deposit on the date required under the Purchase Agreement, the Sale and Servicing Agreement, the Indenture or the Series 2004-1 Supplement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Originators, the Trust or the Seller set forth in the Purchase Agreement, the Sale and Servicing Agreement, the Indenture or the Series 2004-1 Supplement, which failure has a material adverse effect on the Noteholders (which determination shall be made without reference to whether any funds are available under the Yield Enhancement Account or by reason of the subordination of any Class of Notes) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Noteholders (which determination shall be made without reference to whether any funds are available under the Yield Enhancement Account or by reason of the subordination of any Class of Notes) for such period;

                           (b) any representation or warranty made by any of the
                  Originators, the Trust or the Seller in the Purchase Agreement, the Sale and Servicing Agreement, the Indenture or the Series 2004-1 Supplement, or any information required to be given by the Originators or the Seller to the Indenture Trustee to identify the Receivables proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Noteholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Yield Enhancement Account or by reason of the subordination of any Class of Notes) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of or paid its portion of principal due under the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Indenture Trustee may specify) in accordance with the provisions of the Sale and Servicing Agreement;

                           (c) the Trust Interest as of the end of the
                  immediately preceding Monthly Period (adjusted to give effect to the inclusion in or removal from the Trust of all Receivables transferred to or from the Trust and/or any reduction or increase in any outstanding notes since the end of the immediately preceding Monthly Period and on or prior to the following Payment Date) does not equal the largest required Minimum Trust Interest of any outstanding Series (adjusted to give effect to any reduction or increase in any outstanding notes on or prior to the following Payment Date);

                           (d) any Servicer Default occurs which would have a
                  material adverse effect on the Noteholders;

                           (e) the Monthly Payment Rate is less than 8% for
                  three consecutive Monthly Periods;

                           (f) the Financed Premium Percentage is more than 90%
                  for three consecutive Monthly Periods; or

                           (g) the Annualized Monthly Excess Spread Amount is
                  less than 4% for three consecutive Monthly Periods;

                           (h) an Event of Default;

                           (i) the Notes have not been paid in full on the
                  Scheduled Payment Date;

                           (j) an Insolvency Event (as defined in the Indenture)
                  occurs with respect to AIG; or

                           (k) the Indenture Trustee shall fail to have a valid
                  first priority perfected interest in any portion of the Trust assets, which has a material adverse effect on the interests of the Noteholders, and the Trust shall fail to repurchase such affected portion of the Trust assets within one business day's notice of such failure.

                  A "Trust Pay Out Event" refers to any of the following events:

                           (a) certain events of bankruptcy or insolvency,
                  relating to any of the Originators, the Servicer or the Seller;

                           (b) the Seller becomes unable for any reason to
                  transfer Receivables to the Trust in accordance with the provisions of the Sale and Servicing Agreement;

                           (c) the Trust or the Seller becomes an "investment
                  company" within the meaning of the Investment Company Act of 1940, as amended; or

                           (d) AIG shall fail to meet its obligations under the
                  AIG Support Agreement in any respect or such support obligations are modified, amended or terminated, except as provided in the AIG Support Agreement.

                  In the case of any event described in clause (a), (b), (d),
(f) or (k) of the definition of Series 2004-1 Pay Out Event, a Series 2004-1 Pay Out Event will be deemed to have occurred with respect to the Notes on the tenth business day after the Noteholders evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the Indenture Trustee, the Seller and the Servicer declare that a Pay Out Event should occur with respect to the Notes. In the case of any event described in clause (a), (b) (c) or (d) of the definition of Trust Pay Out Event, a Trust Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (e), (g), (h), (i) or (j) of the definition of Series 2004-1 Pay Out Event, a Pay Out Event with respect to only the Notes, will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Noteholders or all noteholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Series 2004-1 Pay Out Event or a Trust Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence.

                  In the event the Rapid Amortization Period commences, distributions of principal to the Noteholders will begin on the first Payment Date following the month in which such Rapid Amortization Period commenced. The amount on deposit in the Principal Funding Account, if any, will be distributed to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders to the extent allocable to each, on the first Payment Date with respect to the Rapid Amortization Period. If, because of the occurrence of either (a) a Trust Pay Out Event, or (b) a Series 2004-1 Pay Out Event, the Rapid Amortization Period begins on or prior to the Scheduled Payment Date, Noteholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Notes.

                  "Annualized Monthly Excess Spread Amount" for any Monthly Period is the percentage calculated by dividing (i) an amount equal to the sum of (A) the amount of collections in respect of Finance Charge Receivables (including recoveries) allocable to Noteholders for such Monthly Period, plus
(B) the Available Yield Enhancement Amount for the immediately succeeding Transfer Date, minus (C) the aggregate Investor Default Amount for such Monthly Period minus (D) the Investor Servicing Fee payable on such Transfer Date minus
(E) the aggregate amount payable to Noteholders in respect of interest on the immediately succeeding Payment Date by (ii) the outstanding principal amount of the Notes at the end of such Monthly Period and multiplying the resulting quotient by 12.

                  "Financed Premium Percentage" for any Monthly Period is the ratio (expressed as a percentage) of the aggregate of the portions of premiums financed or committed to be financed, as of the respective dates of origination of the related Premium Finance Obligations, of all Additional Receivables transferred to the Trust during such Monthly Period to the aggregate of the premiums paid or committed to be paid with respect to such Premium Finance Obligations.

                  "Monthly Payment Rate" for any Monthly Period is a fraction (expressed as a percentage), the numerator of which is the aggregate of all collections received in respect of Principal Receivables and Finance Charge Receivables (including recoveries) during such Monthly Period and the denominator of which is the aggregate amount of Principal Receivables at the end of the preceding Monthly Period.

                  Holders of the Series 2004-1 Notes will not have the benefit of a certain provision applicable to prior Series of Notes under which the Seller agreed that, upon the occurrence of a Pay Out Event, if more than 10% of the principal balance of the Receivables have a remaining term of more than twelve months, the Seller would make a payment to the Trust (i) to purchase from the Trust a sufficient amount of the portion of such Receivables and/or (ii) in a sufficient amount in respect of the portion of such Receivables, in each case, that represents all amounts to be paid by the related Insured after twelve months from the occurrence of such Pay Out Event so that the percentage of Receivables not purchased having a remaining term as of the date of purchase of more than twelve months shall be no more than 10% of the principal balance of Receivables after giving effect to such purchase or payment. The Series 2004-1 Supplement will provide that the portion of any payments pursuant to this provision allocable to the Series 2004-1 Notes will be returned to the Seller. AIGC believes that changes in applicable accounting principles are likely to occur such that the Seller's obligation described above to purchase Receivables upon the occurrence of a Pay Out Event might prevent continuation of the current accounting treatment for the transactions described in this Prospectus Supplement. In such event, it is likely (although there can be no assurance) that the Seller would amend the Indenture such that the Seller would no longer be obligated to purchase such Receivables for all Series of Notes. Such an amendment (which would affect prior Series but not the Series 2004-1 Notes) would require satisfaction of the Rating Agency Condition.

                  See "Description of the Transfer and Servicing Agreements -- Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of a bankruptcy or insolvency of the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                  The share of the Investor Servicing Fee allocable to the Class A Noteholders with respect to any Transfer Date in which the Originators or any designated affiliate thereof are not the Servicer (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 0.50% (the "Net Servicing Fee Rate") and (c) the Investor Interest for the relevant Interest Period. The share of the Investor Servicing Fee allocable to the Class B Noteholders with respect to any Transfer Date in which the Originators are not the Servicer (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation,
(b) the Net Servicing Fee Rate and (c) the Investor Interest for the relevant Interest Period. The share of the Investor Servicing Fee allocable to the Class C Noteholders with respect to any Transfer Date in which the Originators are not the Servicer (the "Class C Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class C Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Investor Interest for the relevant Interest Period. The share of the Investor Servicing Fee allocable to the Class D Investor Interest with respect to any Transfer Date (the "Class D Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class D Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Investor Interest for the relevant Interest Period. The Class A Servicing Fee, Class B Servicing Fee, the Class C Servicing Fee and Class D Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof.

EARLY PAYOFF

                  The Seller may redeem the Notes (a "Payoff") from funds deposited into the Payment Account representing the proceeds of the refinancing of any outstanding Series of notes on any Payment Date on or after February 15, 2007 (the Payment Date on which the Notes are to be refinanced, the "Payoff Date"), in whole or in part (without premium) from funds deposited into the Payment Account equal to the Payoff Price (as defined below), upon notice to the Indenture Trustee of such election.

                  The "Payoff Price" is an amount equal to the sum of the unpaid Investor Interest (including any amounts by which the Investor Interest had previously been reduced for reasons other than payments of principal, but not reimbursed) and Monthly Interest and Prior Period Interest on the Notes at the respective Note Rates through the day preceding the Payoff Date, less amounts, if any, on deposit on the Payoff Date in the Payment Account for the payment of accrued and unpaid principal and interest on the Notes.

                  The Payoff Price will be deposited in the Payment Account by no later than 1:00 p.m. New York City time on the Payoff Date. Amounts on deposit in the Payment Account for any such Payoff will be paid to the Noteholders, first to redeem all of the Class A Notes, next to redeem all of the Class B Notes, next to redeem all of the Class C Notes and finally to redeem all of the Class D Notes. If the Notes are to be redeemed on a Payoff Date, the Seller shall commence efforts towards a refinancing of the Notes by the issuance of new debt, on or before February 15, 2007. The Early Payoff rights of the Seller will terminate in the event that, as a result of changes in applicable accounting principles, such Early Payoff rights would cause the transfer of the Receivables to not be treated as a sale under such accounting principles.

REPORTS TO NOTEHOLDERS

                  On each Payment Date, the Indenture Trustee will forward to each Noteholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Notes -- Reports to Noteholders" in the accompanying Prospectus. In addition, such statement will include certain information regarding the Principal Account and the Class D Notes, if any, for such Transfer Date.

AMENDMENTS

                  The Transfer and Servicing Agreements, the Indenture and the Series 2004-1 Supplement may be amended by the parties thereto in the manner set forth in the Prospectus, and may also be amended, without the consent of the Indenture Trustee or the Noteholders, if the Seller delivers to the Owner Trustee and the Indenture Trustee:

                           (a) a certificate of an authorized officer stating that, in the Seller's reasonable belief, the amendment will not have a material adverse effect on any Noteholder; and

                           (b) written confirmation from each Rating Agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of the Notes.

                  Such Agreements may also be amended with the consent of Noteholders representing at least 50% of the then outstanding principal balance of the Notes. Even with consent, no amendment may occur if it:

                           (a) reduces the amount of, or delays the timing of any distributions to be made to Noteholders, without the consent of each affected Noteholder;

                           (b) changes the definition or the manner of calculating the interest of any Noteholder, without the consent of each affected Noteholder;

                           (c) reduces the percentage set forth under this heading of the outstanding principal balance of the Notes required to consent to any amendment, without the consent of each affected Noteholder; or

                           (d) adversely affects the rating of any class of Notes by any Rating Agency, without the consent of Noteholders requesting at least 50% of the then-outstanding principal balance of the Notes of each affected class.

                  However, no such amendment shall be deemed effective without the Indenture Trustee's consent, if the Indenture Trustee's rights, duties and obligations under the Series 2004-1 Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Trust shall deliver a copy of such amendment to each of the Servicer, the Indenture Trustee and each Rating Agency described in the Series 2004-1 Supplement and such amendment complies with the requirements of the Trust Indenture Act.

                              ERISA CONSIDERATIONS

                  Subject to the discussion below, the Seller believes that the Class A Notes, the Class B Notes and the Class C Notes should constitute indebtedness lacking substantial equity features for purposes of the prohibited transaction rules of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, and accordingly may be purchased with the assets of employee benefit plans or other plans (including individual retirement accounts) subject to such sections or of persons which are deemed to be using assets of such plans (collectively, "Plans"). A non-exempt violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for Parties in Interest or other persons. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

                  The prohibited transaction rules may restrict certain transactions directly and indirectly involving the assets of Plans and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") to such Plans, unless an exemption applies. In particular, a sale or exchange of property or an extension of credit between a Plan and a Party in Interest to the Plan are transactions, among others, prohibited under the prohibited transaction rules, unless an exemption applies. If the Class A Notes, Class B Notes and the Class C Notes are treated as indebtedness for purposes of the prohibited transaction rules and the Trust is a Party in Interest to a Plan holding any such Note, then such extension of credit might constitute a prohibited transaction unless an exemption applies. If 50% or more of the beneficial interest in the Trust is owned by a Party in Interest to a Plan, the Trust might also be treated as a Party in Interest to those same Plans. The Trust Interest initially will be owned by ART, which is indirectly owned by AIG. AIG might be a Party in Interest with respect to many Plans, and accordingly the Trust might be a Party in Interest to those same Plans. Further, there are no assurances that the Trust Interest represents the sole beneficial interest in the Trust.

CLASS A NOTES

                  Under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"), the assets of an entity in which a Plan holds an equity interest are treated under certain circumstances as "plan assets" of such Plan. The Plan Asset Regulation defines the term "equity interest" as excluding any instrument that is treated as indebtedness under applicable local law and lacks substantial equity features. Because of the traditional debt features of the Class A Notes, the absence of rights to payment other than principal and interest on the Class A Notes, the likelihood of the payment of principal and interest on the Class A Notes (as reflected in its rating in the highest category by a nationally recognized rating organization) and the subordination of the Class B Notes, the Class C Notes and Class D Notes to provide credit enhancement for the Class A Notes, the Seller believes that the Class A Notes should initially be treated as indebtedness lacking substantial equity features for purposes of the prohibited transaction rules and therefore can be purchased by Plans. See "ERISA Considerations" in the accompanying Prospectus.

CLASS B NOTES AND CLASS C NOTES

                  The Seller also believes that the Class B Notes and the Class C Notes should initially qualify as indebtedness lacking substantial equity features for purposes of the prohibited transaction rules by reason of the traditional debt features of the Class B Notes and the Class C Notes, the likelihood of payment of principal and interest on the Class B Notes and the Class C Notes (as reflected, among other things, by a rating in one of the three highest categories by a nationally recognized rating agency in the case of the Class B Notes and by a rating in one of the four highest categories by a nationally recognized rating agency in the case of the Class C Notes), and the availability of the Class C Notes, the Class D Notes and, in certain circumstances, the Trust Interest to provide credit enhancement to the Class B Notes and the availability of the Class D Notes and the Class C Reserve Account and, in certain circumstances, the Trust Interest to provide credit enhancement to the Class C Notes. However, credit enhancement for the Class B Notes and the Class C Notes is less than the degree of credit enhancement available to the Class A Notes.

PROHIBITED TRANSACTIONS EXEMPTIONS.

                  A number of exemptions might apply to the purchase and holding of Class A Notes, Class B Notes or Class C Notes by a Plan, including PTEs 84-14, 90-1, 91-38, 95-60 and 96-23. See "ERISA Considerations" in the accompanying Prospectus.

                  In addition, the Class A Notes, Class B Notes and Class C Notes will be issued by the Trust and acquired by the underwriter for sale to others. The underwriter is a broker-dealer registered under the Securities Exchange Act of 1934 and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, and is likely to be a Party in Interest to many Plans. A sale of Class A Notes, Class B Notes or Class C Notes by a registered broker-dealer, acting as a principal, may be exempt from the prohibited transaction restrictions of Section 406(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code by reason of Prohibited Transaction Class Exemption 75-1 ("PTE 75-1"). That exemption, however, does not extend to violations of Section 406(b) of ERISA or Section 4975(c)(1)(E) of the Code.

                  PTE 75-1. PTE 75-1 permits the purchase or sale of securities between a Plan and a broker-dealer, acting as a principal, if the following conditions are satisfied:

                  (1) the broker-dealer is registered under the Securities Exchange Act of 1934 and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer;

                  (2) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and, at the time of the transaction, was not a prohibited transaction within the meaning of Section 503(b) of the Code;

                  (3) the broker-dealer is not a fiduciary with respect to the Plan and is a Restricted Person to the Plan solely because it or an affiliate provides services (other than securities custodial services) to the Plan;

                  (4) for a period of six years from the date of the transaction, the Plan maintains or causes to be maintained such records as are necessary to determine whether the foregoing conditions have been met, and such records are unconditionally available for examination during normal business hours by the Department of Labor and certain other persons.

CONSULTATION WITH COUNSEL

                  In light of the foregoing, fiduciaries or other persons contemplating purchasing the Class A Notes, Class B Notes or Class C Notes on behalf of or with "plan assets" of any Plan should consult their own counsel regarding whether the acquisition or holding of such Notes might result in a prohibited transaction, the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

                  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A Notes, Class B Notes or Class C Notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (I) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus Supplement and the accompanying Prospectus.

                                  UNDERWRITING

                  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") relating to the Class A Notes, the Class B Notes and the Class C Notes between the Trust and the Class A Underwriters named below (the "Class A Underwriters"), the Class B Underwriter named below (the "Class B Underwriter") and the Class C Underwriters named below (the "Class C Underwriter," and together with the Class A Underwriters and the Class B Underwriters, the "Underwriters"), the Trust has agreed to sell to the underwriters, and each of the Underwriters has agreed to purchase, the principal amount of the Notes set forth opposite its name:

          Class A Underwriters                Principal Amount of Class A Notes
          --------------------                ---------------------------------
Banc of America Securities LLC..........                     $[-]
ABN AMRO Incorporated...................                     $[-]
Banc One Capital Markets, Inc...........                     $[-]
Citigroup Global Markets Inc............                     $[-]
                                                             ----
Total...................................                     $[-]
                                                             ====

                  The Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Notes offered hereby, if any, of the Class A Notes are purchased. The Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Notes offered hereby, if any, of the Class B Notes are purchased. The Class C Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class C Notes offered hereby, if any, of the Class C Notes are purchased.

                  The Class A Underwriters propose initially to offer the Class A Notes to the public at 100% of their principal amount and to certain dealers at such price less concessions not in excess of 0.[-]% of the principal amount of the Class A Notes. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0. [-]% of the principal amount of the Class A Notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

           Class B Underwriter                Principal Amount of Class B Notes
           -------------------                ---------------------------------
Banc of America Securities LLC...........                    $[-]
                                                             ----
Total....................................                    $[-]
                                                             ----

                  The Class B Underwriter proposes initially to offer the Class B Notes to the public at 100% of their principal amount and to certain dealers at such price less concessions not in excess of 0.[-]% of the principal amount of the Class B Notes. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.[-]% of the principal amount of the Class B Notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

           Class C Underwriter                Principal Amount of Class C Notes
           -------------------                ---------------------------------
Banc of America Securities LLC...........                    $[-]
                                                             ----
Total....................................                    $[-]
                                                             ----

                  The Class C Underwriter proposes initially to offer the Class C Notes to the public at 100% of their principal amount and to certain dealers at such price less concessions not in excess of 0.[-]% of the principal amount of the Class C Notes. The Class C Underwriter may allow, and such dealers may reallow, concessions not in excess of 0.[-]% of the principal amount of the Class C Notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C Underwriter.

                  The Notes are a new issue of securities with no established trading market. The Seller has been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

                  The Seller will receive proceeds of approximately $[-] from the sale of the Notes (representing [-]% of the principal amount of each Class A Note, [-% of the principal amount of each Class B Note and [-]% of the principal amount of each Class C Note) after paying the underwriting discount of $[-]% (representing 0.[-]% of the principal amount of each Class A Note, 0.[-]% of the principal amount of each Class B Note and 0.[-]% of the principal amount of each Class C Note). Additional offering expenses are estimated to be $[-].

                  The Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof. AIG has agreed to guarantee payment in respect of such indemnification and contribution obligations of the Seller.

                  In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Notes from the Seller in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the overallotment option. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases Notes made by the underwriters in the open market prior to the completion of the offering.

                  The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

                  Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                  Each underwriter has represented and agreed that (i) it has not offered or sold, and prior to the date six months after the date of issue of the securities, will not offer or sell any securities to persons in the United Kingdom, except to persons whose ordinary activities involve acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an "offer" to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995, as amended; (ii) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply.

                  The Notes may not be offered, sold, transferred or delivered in or from The Netherlands as part of their initial distribution or as part of any re-offering, and neither this prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

                  No prospectus has been registered in Singapore in relation to the Notes. Accordingly, the Notes may not be offered or sold, nor may any document or other material in connection with the Notes be distributed, either directly or indirectly, (I) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of the Notes to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under Division 5A of Part IV of the Companies Act, Chapter 50 of Singapore and to persons to whom the Notes may be offered or sold under such exemption.

                  Each underwriter has acknowledged and agreed that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except
(I) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law. As part of the offering, the underwriters may offer securities in Japan to a list of 49 offerees in accordance with the above provisions.

                  Each Purchaser offering International Securities has acknowledged and agreed that (I) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any International Securities other than to persons whose ordinary business it is to buy or sell notes, shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (ii) it has not issued or had in its possession for the purpose of issue and will not issue or have in its possession for the purpose of the issue any invitation or advertisement relating to the International Securities in Hong Kong (except if permitted to do so by the securities laws of Hong Kong other than with respect to International Securities intended to be disposed of to persons outside Hong Kong or to be disposed of only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

                                     ANNEX I

                       OTHER SERIES ISSUED AND OUTSTANDING

Outstanding Class A Investor Interest ............  $  2,424,000,000
Outstanding Class B Investor Interest               $     39,095,000
Maximum Funded Amount ............................  $  2,589,095,000
Annual Servicing Fee Percentage...................              0.50%
Other Enhancement for the Class A Certificates....    Subordination of Class B and Class C Certificates

         On November 8, 1999 the Trust issued four substantially identical Series of Variable Funding Notes: Series 1999-A, Series 1999-B, Series 1999-C, Series 1999-D (collectively, the "1999 VFNs"), which currently have a Maximum Funded Amount of $1.7 billion and an aggregate outstanding principal balance of $1.7 billion. On June 29, 2001, the Trust issued the Series 2001-A Variable Funding Notes (the "2001 VFNs" and collectively with the 1999 VFNs, the "1999 and 2001 VFNs"). Each Series of 1999 and 2001 VFNs is included in Group One and is not subordinated to any other Series. Each Series of 1999 and 2001 VFNs consists of three classes: Class A, Class B, and Class C. Within each Series, Class B and Class C are subordinated to Class A and Class C is subordinated to Class A and Class B.

         Each Class A note of the 1999 VFNs was purchased by a bank sponsored commercial paper conduit program. The Class A notes of the 2001 VFNs were purchased by a commercial paper conduit sponsored by an affiliate of AIGC. Each Class B note and Class C note of the 1999 and 2001 VFNs was retained by ART. The interest rate on the Class A note of each Series is the applicable purchaser's cost of funds incurred in connection with its holding the Class A notes. Each Class A note purchaser finances its purchase by issuing highly rated commercial paper. The interest rate of the Class B Notes and Class C notes of each Series of 1999 and 2001 VFNs is LIBOR plus 0.40%, except that in the event the Seller sells the Class B Notes the interest rate will be as agreed with the investor, but not in excess of LIBOR plus 1.00% without the consent of holders of the Class A Notes of each Series of 1999 and 2001 VFNs.

         On each Transfer Date applicable to each Series of 1999 and 2001 VFNs, the available yield enhancement amount for each such Series will be deposited into a yield enhancement account (each such account, a "1999 Yield Enhancement Account" or "2001 Yield Enhancement Account") for each such Series to the extent necessary to cause the amount therein to equal the 91 Day Delinquency Amount, which will be available for credit enhancement for such Series (but not for any other Series). Such deposit will be made out of Receivable collections otherwise allocable to the Trust Interest. The available yield enhancement amount for each Series of 1999 and 2001 VFNs will be equal to 2.50% of Receivable collections during the preceding monthly period times the floating investor percentage relating to the applicable Series; provided that the available yield enhancement amount for each Series will be capped so that it will not exceed the monthly interest due on the notes of each such Series for such Transfer Date plus monthly interest not previously paid and additional interest with respect to each such Series.

         The Note Purchase Agreement for the Class A Notes of each Series of 1999 VFNs had an initial term of 364 days and was subsequently renewed by agreement with the purchasers. Three such Agreements are scheduled to terminate or renew in November, 2004 and one is scheduled to terminate or renew in June, 2004. The Note Purchase Agreement for the Class A Notes of the Series 2001-A VFNs is for a ten year term. If the Note Purchase Agreement for the Class A Notes of any Series of the 1999 and 2001 VFNs is not renewed, a principal amortization period for that Series begins, and each such Series provides for a rapid amortization period upon the occurrence of a Trust Pay Out Event. The revolving period for each Series of 1999 VFNs is scheduled to end on November 1, 2004, and the revolving period for the Series 2001 VFNs is scheduled to end on June 29, 2011, at which time the Class A notes of each Series will begin their controlled amortization periods. Once the Class A notes of each Series have been paid in full, the Class B notes of each Series will begin their controlled amortization period, and once the Class B notes of each Series have been paid in full, the Class C notes of each Series will begin their controlled amortization period.

         On July 30, 2002 the Trust issued the Series 2002-1 Floating Rate Asset Backed Notes (the "2002-1 Notes") in the aggregate principal amount of $466,755,000. The 2002-1 Notes consists of three classes: Class A, Class B and Class C, respectively referred to as the "2002-1 Class A Notes", the "2002-1 Class B Notes" and the "2002-1 Class C Notes". The 2002-1 Class B and 2002-1 Class C Notes are subordinated to the 2002-1 Class A Notes and the 2002-1 Class C Notes are subordinated to the 2002-1 Class A and 2002-1 Class B Notes.

         The 2002-1 Class A and 2002-1 Class B Notes were sold to certain underwriters for resale to the public. The 2002-1 Class C Note was retained by ART. The interest rate on the 2002-1 Class A Note is LIBOR plus 0.20%; the interest rate on the 2002-1 Class B Note is LIBOR plus 0.55%; and the interest rate on the 2002-1 Class C Note is 0%.

         On each Transfer Date applicable to the 2002-1 Notes, the available yield enhancement amount will be deposited into a yield enhancement account (the "2002-1 Yield Enhancement Account") to the extent necessary to cause the amount therein to equal the 91 Day Delinquency Amount, which will be available for credit enhancement for the 2002-1 Notes (but not for any other Series). Such deposit will be made out of Receivable collections otherwise allocable to the Trust Interest. The available yield enhancement amount for the 2002-1 Notes will be equal to 2.50% of Receivable collections during the preceding monthly period times the floating investor percentage; provided that the available yield enhancement amount will be capped so that it will not exceed the lesser of (1) monthly interest due on the 2002-1 Notes for such Transfer Date plus monthly interest not previously paid and additional interest with respect to the 2002-1 Notes and (2) all amounts otherwise payable to ART on the current Transfer Date.

         A single payment of principal is scheduled to be paid on the 2002-1 Class A Notes and 2002-1 Class B Notes on June 15, 2005. However, the 2002-1 Class A and Class B Notes may be redeemed on any Payment Date on or after March 15, 2005. The final payment of principal and interest on the 2002-1 Class A and Class B Notes will be no later than December 15, 2006. The 2002-1 Notes provides for a rapid amortization period upon the occurrence of a Trust Pay Out Event or Series 2002-1 Pay Out Event. The revolving period for the 2002-1 Notes is scheduled to end on December 15, 2003, but in some cases may be delayed to no later than May 16, 2005, at which time the 2002-1 Class A Notes will begin their controlled accumulation period. Once the 2002-1 Class A Notes have been paid in full, the 2002-1 Class B Notes will begin their controlled accumulation period, and once the 2002-1 Class B Notes have been paid in full, the 2002-1 Class C Notes will begin their controlled accumulation period.

         On May 1, 2003 the Trust issued the Series 2003-1 Floating Rate Asset Backed Notes (the "2003-1 Notes") in the aggregate principal amount of $622,340,000. The 2003-1 Notes consists of three classes: Class A, Class B and Class C, respectively referred to as the "2003-1 Class A Notes", the "2003-1 Class B Notes" and the "2003-1 Class C Notes". The 2003-1 Class B and 2003-1 Class C Notes are subordinated to the 2003-1 Class A Notes and the 2003-1 Class C Notes are subordinated to the 2003-1 Class A and 2003-1 Class B Notes.

         The 2003-1 Class A and 2003-1 Class B Notes were sold to certain underwriters for resale to the public. The 2003-1 Class C Note was retained by ART. The interest rate on the

2003-1 Class A Note is LIBOR plus 0.30%; the interest rate on the 2003-1 Class B
Note is LIBOR plus 0.83%; and the interest rate on the 2003-1 Class C Note is 0%.

         On each Transfer Date applicable to the 2003-1 Notes, the available yield enhancement amount will be deposited into a yield enhancement account (the "2003-1 Yield Enhancement Account") to the extent necessary to cause the amount therein to equal the 91 Day Delinquency Amount, which will be available for credit enhancement for the 2003-1 Notes (but not for any other Series). Such deposit will be made out of Receivable collections otherwise allocable to the Trust Interest. The available yield enhancement amount for the 2003-1 Notes will be equal to 2.5% of Receivable collections during the preceding monthly period times the floating investor percentage; provided that the available yield enhancement amount will be capped so that it will not exceed the lesser of (1) monthly interest due on the 2003-1 Notes for such Transfer Date plus monthly interest not previously paid and additional interest with respect to the 2003-1 Notes and (2) all amounts otherwise payable to ART on the current Transfer Date.

         A single payment of principal is scheduled to be paid on the 2003-1 Class A Notes and 2003-1 Class B Notes on May 15, 2006. However, the 2003-1 Class A and Class B Notes may be redeemed on any Payment Date on or after February 15, 2006. The final payment of principal and interest on the 2003-1 Class A and Class B Notes will be no later than November 15, 2007. The 2003-1 Notes provides for a rapid amortization period upon the occurrence of a Trust Pay Out Event or Series 2003-1 Pay Out Event. The revolving period for the 2003-1 Notes is scheduled to end on November 15, 2004, but in some cases may be delayed to no later than April 17, 2006, at which time the 2003-1 Class A Notes will begin their controlled accumulation period. Once the 2003-1 Class A Notes have been paid in full, the 2003-1 Class B Notes will begin their controlled accumulation period, and once the 2003-1 Class B Notes have been paid in full, the 2003-1 Class C Notes will begin their controlled accumulation period.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

91 Day Delinquency Amount.....................................           3, 48
Accumulation Period Length....................................              36
Accumulation Shortfall........................................              37
Additional Interest...........................................              32
Adjusted Investor Interest....................................              41
AIC...........................................................              15
AICCO I.......................................................              15
AICCO II......................................................          15, 29
AIG...........................................................              29
AIG Support Agreement.........................................               2
AIGC..........................................................              16
AIGCC.........................................................              29
Annualized Monthly Excess Spread Amount.......................              65
ART...........................................................               4
Available Investor Principal Collections......................              36
Available Yield Enhancement Amount............................           3, 56
business day..................................................              32
Class A Additional Interest...................................              32
Class A Adjusted Investor Interest............................              40
Class A Available Funds.......................................              32
Class A Floating Allocation...................................              39
Class A Initial Investor Interest.............................              39
Class A Investor Charge-Off...................................              54
Class A Investor Default Amount...............................              54
Class A Investor Interest.....................................              39
Class A Monthly Interest......................................              45
Class A Monthly Principal.....................................              51
Class A Note Rate.............................................               1
Class A Notes.................................................               1
Class A Prior Period Interest.................................              49
Class A Required Amount.......................................              41
Class A Servicing Fee.........................................              66
Class A Underwriters..........................................              70
Class B Additional Interest...................................              32
Class B Adjusted Investor Interest............................              40
Class B Available Funds.......................................              33
Class B Floating Allocation...................................              39
Class B Initial Investor Interest.............................          39, 40
Class B Investor Charge-Off...................................              55
Class B Investor Default Amount...............................              54
Class B Investor Interest.....................................          39, 56
Class B Monthly Interest......................................              46
Class B Monthly Principal.....................................              51
Class B Note Rate.............................................               1
Class B Notes.................................................               1
Class B Prior Period Interest.................................              49
Class B Required Amount.......................................              41
Class B Servicing Fee.........................................              66
Class B Underwriter...........................................              70
Class C Additional Interest...................................              32
Class C Adjusted Investor Interest............................              40
Class C Available Funds.......................................              33
Class C Floating Allocation...................................              39
Class C Initial Investor Interest.............................              40
Class C Investor Charge-Off...................................              55
Class C Investor Default Amount...............................              54
Class C Investor Interest.....................................          40, 56
Class C Monthly Interest......................................              46
Class C Monthly Principal.....................................              52
Class C Note Rate.............................................           1, 46
Class C Required Amount.......................................              42
Class C Reserve Account.......................................           3, 57
Class C Reserve Amount........................................           4, 57
Class C Reserve Event.........................................           3, 57
Class C Underwriter...........................................              70
Class D Adjusted Investor Interest............................              40
Class D Available Funds.......................................              33
Class D Floating Allocation...................................              39
Class D Investor Charge-Off...................................              56
Class D Investor Default Amount...............................              54
Class D Investor Interest.....................................          40, 56
Class D Monthly Principal.....................................              52
Class D Notes.................................................               2
Class D Prior Period Interest.................................              49
Class D Servicing Fee.........................................              66
Closing Date..................................................               1
Controlled Accumulation Amount................................              37
Controlled Accumulation Period................................              25
Controlled Deposit Amount.....................................              37
Covered Amount................................................              58
Credit Balance................................................              24
Cut-Off Date..................................................              24
Default Amount................................................               5
Default Amounts...............................................              53
Defaulted Obligation..........................................              53
Deferred Payment Obligation Return Amount.....................              25
Deferred Payment Obligations..................................               4
Determination Date............................................              53
DOL...........................................................              68
DTC...........................................................              13
Early Payoff..................................................              12
ERISA.........................................................              67
Excess Funding Account........................................              59
Excess Insured Concentration Amounts..........................              60
Excess Receivables Amount.....................................              60
Excess Spread.................................................              46
Exempt Deferred Payment Obligation............................              62
Exempt Tier 1 Insurer.........................................              62
Finance Charge Account........................................              44
Finance Charge Receivables....................................               5
Financed Premium Percentage...................................              65
Fixed Investor Percentage.....................................              39
Floating Investor Percentage..................................              38
Funding Percentage............................................           4, 58

Group One.....................................................              13
Indemnity Agreement...........................................              60
Insureds......................................................              29
Interest Period...............................................               1
Investor Default Amount.......................................              53
Investor Interest.............................................               2
IP Finance....................................................              15
IP Funding....................................................              15
Legal Final Maturity..........................................               2
LIBOR.........................................................              33
LIBOR Determination Date......................................              33
Loans.........................................................               4
Mandatory Servicer Advance....................................              62
Maximum Yield Enhancement Amount..............................              56
Minimum Trust Interest........................................              59
Monthly Payment Rate..........................................              65
Monthly Period................................................              38
Net Servicing Fee Rate........................................              66
Notes.........................................................               2
Offered Notes.................................................               1
Optional Servicer Advances....................................              62
Originator's Portfolio........................................              17
Originators...................................................              15
Owner Trustee.................................................              15
Parties in Interest...........................................              68
Pay Out Event.................................................              63
Payment Date..................................................               1
Payoff........................................................              66
Payoff Date...................................................              66
Payoff Price..................................................              66
Plan Asset Regulation.........................................              68
Plans.........................................................              67
Premium Finance Obligations...................................               4
Principal Account.............................................              44
Principal Receivables.........................................               4
Principal Shortfalls..........................................              53
PTE 75-1......................................................              69
Purchase Agreement............................................              15
Rapid Amortization Period.....................................              11
Rating Agency Condition.......................................              37
Reallocated Class B Principal Collections.....................              43
Reallocated Class C Principal Collections.....................              43
Reallocated Class D Principal Collections.....................              43
Reallocated Principal Collections.............................              43
Receivables...................................................               4
Record Date...................................................              31
Reference Banks...............................................              34
Removed Receivables...........................................              24
Required Amount...............................................              43
Revolving Period..............................................              10
Sale and Servicing Agreement..................................              15
Scheduled Payment Date........................................               1
Seller........................................................              15
Series 2004-1.................................................              36
Series 2004-1 Pay Out Event...................................              63
Series 2004-1 Supplement......................................              30
Servicer......................................................              15
Servicer Advances.............................................              62
Shared Principal Collections..................................              53
Single Insured Concentration Percentage.......................              61
Split Rating Determination Methodology........................              62
Tier 1 Insurer................................................              62
Tier 2 Insurer................................................              61
Tier 3 Insurer................................................              61
Transfer Date.................................................              35
Trust.........................................................               1
Trust Interest................................................               2
Trust Pay Out Event...........................................              64
Trust Percentage..............................................              31
Type 1 Class C Reserve Event..................................           4, 57
Type 2 Class C Reserve Event..................................           4, 57
Underwriters..................................................              70
Underwriting Agreement........................................              70
Yield Enhancement Account.....................................               3

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   Prospectus

                       AICCO PREMIUM FINANCE MASTER TRUST
                                     Issuer

                         A.I. RECEIVABLES TRANSFER CORP.
                                     Seller

                               ASSET BACKED NOTES

SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING NOTES.

Neither the notes nor the underlying loans, deferred payment obligations nor receivables are insured or guaranteed by any governmental agency.

The notes will represent interests in the trust only and will not represent interests in or obligations of the Issuer, Seller or any affiliate of either.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

THE TRUST --

- may periodically issue asset backed term notes in one or more series with one or more classes;

- has issued and may issue in the future one or more series of asset backed variable funding notes, which will not be sold under this prospectus; and

-     owns --

      - the entire beneficial interest in loans to insureds to finance commercial property and casualty insurance premiums;

      - if specified in an accompanying prospectus supplement, the entire interest in rights to receive deferred payments to become due from insureds of commercial property and casualty insurance premiums;

      - payments due and to become due, and collections and recoveries on those loans and deferred payment obligations, if any;

      - proceeds of certain collateral security securing the loans and deferred payment obligations, if any;

      - other property described in this prospectus and in the accompanying prospectus supplement; and

      - if specified in an accompanying prospectus supplement, the ownership interest in one or more trusts whose assets will be substantially similar to the loans and/or deferred payment obligations.

THE NOTES --

- will represent obligations of the trust and will be secured by and paid only from a partial, undivided interest in the trust assets;

- offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

-     may have one or more forms of enhancement; and

- will be issued as part of a designated series which may include one or more classes of notes and enhancement.

THE NOTEHOLDERS --

- will receive interest and principal payments from a varying percentage of collections on receivables related to loans and deferred payment obligations.

                               ------------------

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         The date of this Prospectus is
                                 April 26, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the Notes in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Notes, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Notes, including:

      -     the timing of interest and principal payments;

      - financial and other information about the Receivables and other Trust Assets;

      -     information about enhancement for each Class;

      -     the ratings for each Class;

      -     the method for selling the Notes; and

      -     if they are redeemable.

      IF THE TERMS OF A PARTICULAR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

      You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

      We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 78 in this Prospectus.

                                 ---------------

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
PROSPECTUS SUMMARY..................................................................................          2
THE TRUST AND THE OWNER TRUSTEE.....................................................................          2
OFFERED AND OTHER SECURITIES........................................................................          2
THE INDENTURE AND INDENTURE TRUSTEE.................................................................          2
TRUST ASSETS........................................................................................          2
INFORMATION ABOUT THE RECEIVABLES...................................................................          3
COLLECTIONS BY THE SERVICER.........................................................................          3
ALLOCATION OF TRUST ASSETS AND SECURITY FOR THE NOTES...............................................          4
INTEREST PAYMENTS ON THE NOTES......................................................................          4
PRINCIPAL PAYMENTS ON THE NOTES.....................................................................          4
Revolving Period....................................................................................          5
Controlled Accumulation Period......................................................................          5
Controlled Amortization Period......................................................................          5
Principal Amortization Period.......................................................................          6
Rapid Accumulation Period...........................................................................          6
Rapid Amortization Period...........................................................................          6
Pay Out Events......................................................................................          6
SHARED EXCESS FINANCE CHARGE COLLECTIONS............................................................          6
SHARED PRINCIPAL COLLECTIONS........................................................................          7
CREDIT ENHANCEMENT..................................................................................          7
OPTIONAL REFINANCING................................................................................          7
OPTIONAL PREPAYMENT.................................................................................          7
TAX STATUS..........................................................................................          7
NOTE RATINGS........................................................................................          7
INDEMNIFICATION FOR RECEIVABLE CONCENTRATIONS.......................................................          7
RISK FACTORS........................................................................................          9
Limited Ability to Resell Notes.....................................................................          9
Potential Priority of Certain Liens.................................................................          9
Credit and Related Risks of Premium Finance Obligations.............................................          9
Possible Effects of Bankruptcy or Insolvency of Insureds............................................         10
Possible Effects of Insolvency of an Insurer With Respect to Deferred Payment Obligations...........         10
Possible Effect of Retention of Legal Title of Premium Finance Loans by the Originators.............         10
Possible Effects of Insolvency or Bankruptcy of the Originators or the Seller.......................         11
Effects of State Regulation of Premium Finance Lending on Noteholders...............................         13
Effect of Dependence on the Originators' Business...................................................         14
Effect of Subordination on Subordinated Noteholders.................................................         14
Risks Relating to Defaulted Obligations.............................................................         15
Effects on Noteholders of Issuance of Additional Series by the Trust................................         15
Possible Effect of Noteholder Control Limitations...................................................         15
Possible Effect of Decline in Quality of Additional Receivables.....................................         16
Possible Effect of Limitations on Note Rating, Risk of Downgrade....................................         16
THE TRUST...........................................................................................         17
Trust Assets........................................................................................         17
The Owner Trustee...................................................................................         17
BUSINESS OF A.I. RECEIVABLES TRANSFER CORP. AND THE ORIGINATORS.....................................         18
General.............................................................................................         18
Premium Finance Obligations.........................................................................         19
Loans...............................................................................................         19
Deferred Payment Obligations........................................................................         20
Premium Finance Loan Origination; Collection Policy.................................................         20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                            PAGE
                                                                                                            ----
Deferred Payment Obligation Origination; Collection Policy..........................................         21
Premium Finance Loan Purchase Policies..............................................................         22
Premium Finance Obligations Underwriting Procedures.................................................         23
State Regulation of Premium Finance Lending Activities..............................................         24
Servicer............................................................................................         24
THE RECEIVABLES.....................................................................................         25
MATURITY ASSUMPTIONS................................................................................         26
USE OF PROCEEDS.....................................................................................         27
DESCRIPTION OF THE NOTES............................................................................         27
General.............................................................................................         27
Interest Payments...................................................................................         28
Principal Payments..................................................................................         29
Variable Funding Notes..............................................................................         29
The Indenture.......................................................................................         29
Modification of Indenture without Noteholder Consent................................................         30
Modification of Indenture with Noteholder Consent...................................................         30
Events of Default; Rights Upon Event of Default.....................................................         32
Certain Covenants...................................................................................         34
New Issuances.......................................................................................         35
Annual Compliance Statement.........................................................................         36
Indenture Trustee's Annual Report...................................................................         36
Satisfaction and Discharge of Indenture.............................................................         37
Trust Indenture Act.................................................................................         37
The Indenture Trustee...............................................................................         37
Reports to Noteholders..............................................................................         37
CERTAIN INFORMATION REGARDING THE SECURITIES........................................................         38
Book-Entry Registration.............................................................................         38
Definitive Notes....................................................................................         41
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS................................................         42
Transfer and Assignment of Receivables..............................................................         42
Representations and Warranties......................................................................         42
Addition of Trust Assets............................................................................         45
Removal of Receivables..............................................................................         46
Collection and Other Servicing Procedures...........................................................         47
Discount Option.....................................................................................         47
Trust Accounts......................................................................................         47
Funding Period......................................................................................         49
Investor Percentage and Trust Percentage............................................................         49
Application of Collections..........................................................................         50
Shared Excess Finance Charge Collections............................................................         51
Shared Principal Collections........................................................................         52
Defaulted Receivables; Investor Charge-Offs.........................................................         52
Defeasance..........................................................................................         53
Refinancing.........................................................................................         53
Final Payment of Principal; Termination.............................................................         54
Pay Out Events......................................................................................         54
Servicing Compensation and Payment of Expenses......................................................         55
Certain Matters Regarding the Seller and the Servicer...............................................         56
Support Agreement...................................................................................         57
Servicer Default....................................................................................         58
Evidence as to Compliance...........................................................................         59
Amendments..........................................................................................         60
List of Noteholders.................................................................................         60
The Indenture Trustee...............................................................................         61
The Trust Administrator.............................................................................         61
Noteholders Have Limited Control of Actions.........................................................         61

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                            PAGE
                                                                                                            ----
ENHANCEMENT.........................................................................................         61
General.............................................................................................         61
Subordination.......................................................................................         62
Letter of Credit....................................................................................         62
Cash Collateral Guaranty or Account.................................................................         63
Collateral Interest.................................................................................         63
Insurance Policy or Surety Bond.....................................................................         63
Spread Account......................................................................................         64
Reserve Account.....................................................................................         64
Yield Enhancement Account...........................................................................         64
NOTE RATINGS........................................................................................         64
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES............................................................         65
Transfer of Receivables.............................................................................         65
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............................................         65
Treatment of the Notes as Debt......................................................................         66
Possible Alternative Characterization...............................................................         66
Interest Income to Noteholders......................................................................         67
Sale or Exchange of Notes...........................................................................         68
Non-U.S. Note Owners................................................................................         68
Information Reporting and Backup Withholding........................................................         69
State and Local Taxation............................................................................         70
ERISA CONSIDERATIONS................................................................................         70
PLAN OF DISTRIBUTION................................................................................         72
LEGAL MATTERS.......................................................................................         72
REPORTS TO NOTEHOLDERS..............................................................................         72
WHERE YOU CAN FIND MORE INFORMATION.................................................................         73
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...............................         74
INDEX OF TERMS FOR PROSPECTUS.......................................................................         78

                               PROSPECTUS SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

- THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST AND THE OWNER TRUSTEE

AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) (the "Trust") was formed on November 5, 1999, under an agreement (as amended from time to time, the "Master Trust Agreement") between A.I. Receivables Transfer Corp. ("ART"), as depositor and Chase Manhattan Bank USA, National Association, as "Owner Trustee". The Trust may engage only in the following activities:

-        acquiring and holding specified assets;

- issuing and making payments on the asset backed notes and other securities and interests in the Trust; and

-        engaging in related activities.

OFFERED AND OTHER SECURITIES

The Trust may issue one or more series of asset-backed term notes with a fixed principal amount (the "Term Notes") and has issued and may issue in the future series of notes with a fluctuating principal amount (the "Variable Funding Notes", together with the Term Notes, the "Notes"), each with one or more classes (the "Classes", each a "Class"). The Variable Funding Notes will not be offered or sold under this Prospectus. Any Class or Series of Term Notes may be offered other than by this Prospectus; for example, they may be offered in a private placement. Any series of Notes outstanding on the date of the accompanying Prospectus Supplement will be described therein.

THE INDENTURE AND INDENTURE TRUSTEE

The Trust is a master trust which will issue each Series of Notes through a supplement (each a "Series Supplement") to an Indenture (the "Indenture") between the Trust and JPMorgan Chase Bank, as successor-in-interest to Bank One, National Association (the "Indenture Trustee").

TRUST ASSETS

The Trust owns:

- the entire beneficial interest in certain loans to insureds to finance the premiums on property and casualty insurance polices, funded, or with a firm commitment for funding, by the Originators (the "Loans"),

- if specified in an accompanying prospectus supplement, the entire interest in certain deferred payments of premiums to become due from insureds for commercial property and casualty insurance policies purchased, or with a firm commitment for purchase, by the Originators ("Deferred Payment Obligations", and together with the Loans, "Premium Finance Obligations"), and

- all amounts due and to become due in respect of such Loans and Deferred Payment Obligations, including recoveries of amounts thereon.

The Premium Finance Obligations generally are originated by one or more of A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO I"), a California Corporation, AICCO, Inc. (f/k/a Imperial Premium Finance, Inc.) ("AICCO II"), a Delaware corporation, Imperial

Premium Finance, Inc. ("IP Finance"), and Imperial Premium Funding, Inc. ("IP Funding") (collectively with any affiliated originators, the "Originators"). The Originators (other than AIC) transfer the interests described above (the "Receivables") to AIC, and AIC transfers them to ART under an agreement among the Originators and ART (the "Purchase Agreement").

ART subsequently transfers the Receivables to the Trust under an agreement among AIC, AICCO I, AICCO II, IP Finance and IP Funding, each as servicer, the Trust, the Indenture Trustee and ART, as seller (the "Seller") (as amended from time to time, the "Sale and Servicing Agreement"). It is expected that new Receivables generated by the Originators will be transferred through AIC to ART, which in turn will transfer them to the Trust (however, such transfer is only required if the amount of Receivables in the Trust decline below a certain level). The total amount of Receivables in the Trust will fluctuate daily as new Receivables are generated and payments are received on existing Premium Finance Obligations. See "The Receivables" and "Description of the Transfer and Servicing Agreements -- Addition of Trust Assets" in this Prospectus.

The Trust assets also include payments due on the Receivables and other proceeds of the Receivables.

The Trust assets will not include amounts collected on Receivables in excess of the amounts currently due and owing and previously accrued and unpaid.

Additional Trust assets may include:

-        participations in Premium Finance Obligations;

-        interests in other trusts;

- monies deposited in certain bank accounts of the Trust and investments of those monies; and

- "Enhancements," including any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement, or other similar arrangement.

The Seller may remove, subject to certain limitations and conditions, Receivables that it transferred to the Trust. See "Description of the Transfer and Servicing Agreements -- Removal of Receivables" in this Prospectus.

INFORMATION ABOUT THE RECEIVABLES

The Receivables arise from Premium Finance Obligations that satisfy the eligibility criteria established in the Sale and Servicing Agreement and applied on the date of their selection.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) with respect to Loans, amounts borrowed by insureds to pay premiums for property and casualty insurance and (b) with respect to Deferred Payment Obligations, the portion of the deferred payments equal to the purchase price paid by the Originators for the rights to receive such deferred payments.

"Finance Charge Receivables" are, generally, (a) with respect to Loans, the related finance charges and certain fees and (b) with respect to Deferred Payment Obligations, the portion of the deferred payments in excess of the purchase price of the payments, which excess is deemed finance charges and fees.

See "Business of A.I. Receivables Transfer Corp. and the Originators" in this Prospectus.

COLLECTIONS BY THE SERVICER

AIC, AICCO I, AICCO II, IP Finance and IP Funding each service the Receivables that they originate in accordance with servicing standards established by them under the Sale and Servicing Agreement. In limited cases, any one or all of the servicers may resign or be removed and either the Indenture Trustee or a third party may be appointed as the new servicer. AIC, AICCO I, AICCO II, IP Finance and IP Funding, or any new servicer, is called the "Servicer." The Servicer may receive a servicing fee from the Trust for each Series. See

"Business of A.I. Receivables Transfer Corp. and the Originators" in this Prospectus.

The Servicer receives collections on the Receivables, deposits those collections in an account and keeps track of those collections as Finance Charge Receivables and Principal Receivables. The Servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS AND SECURITY FOR THE NOTES

The Notes of each Series will be secured by and paid only from a partial, undivided interest in the assets of the Trust designated the "Investor Interest". Collections on the Trust assets will be allocated to the holders of Notes and other interests of each Series and to the Trust Interest. The "Trust Interest" represents the remaining undivided interest in the assets of the Trust not securing the Notes or any other obligations of the Trust. The Trust Interest will not be pledged to secure the Notes and, on any date, is equal to the aggregate amount of Principal Receivables in the Trust not allocated to any outstanding Series of Notes or any other obligations of the Trust.

The Servicer will allocate (a) collections of Finance Charge Receivables and Principal Receivables and (b) certain defaulted Receivables to each Series based on a varying percentage, called the "Investor Percentage," as described in the accompanying Prospectus Supplement. To the extent described in the accompanying Prospectus Supplement, the allocation of defaulted Receivables to a Series may result in the write-down of the outstanding principal balance of one or more Classes of Notes of such Series.

If so specified in an accompanying Prospectus Supplement for any Series, certain defaulted Receivables, representing specified concentrations related to specified Receivable characteristics may not be allocated to the Investor Interest of such Series.

The aggregate amounts in any Pre-Funding Account and in any Principal Funding Account (as defined in any Series Supplement) allocated to a Series may affect the calculation of that Series' Investor Interest.

Noteholders are only entitled to amounts allocated to their Series equal to the interest and principal payments due on their Notes. See "Description of the Notes -- General" and "Description of the Transfer and Servicing Agreements -- Investor Percentage and Trust Percentage" in this Prospectus.

INTEREST PAYMENTS ON THE NOTES

Each Note of a Series will represent the right to receive payments of interest as described in the accompanying Prospectus Supplement. If a Series of Notes consists of one or more Classes, each Class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest, method for computing outstanding balance and rights to Enhancements.

Each Class of Notes will have the interest rate specified in the accompanying Prospectus Supplement, which may be fixed, floating or any other type of interest rate specified. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the Notes, each called a "Payment Date."

Under certain conditions described in the accompanying Prospectus Supplement, collections of Finance Charge Receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the Rating Agencies until paid to Noteholders. Interest payments for any Series of Notes will be funded from collections of Finance Charge Receivables allocated to the Series, any applicable Enhancements and, if and to the extent specified in the accompanying Prospectus Supplement, monies earned while collections were invested pending payment to Noteholders. See "Description of the Transfer and Servicing Agreements" " -- Shared Excess Finance Charge Collections" and "Credit Enhancement" in this Prospectus.

PRINCIPAL PAYMENTS ON THE NOTES

Each Note of a Series will represent the right to receive payments of principal as described in the accompanying Prospectus Supplement. If a Series of Notes consists of one or more Classes, each Class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, principal balance, maturity and rights to Enhancements.

REVOLVING PERIOD

Each Class of Notes will begin with a period called a "Revolving Period" during which the Trust will not pay or accumulate principal for the related Noteholders. Available principal collections will be released to the Trust but may be used to pay amounts due to holders of Notes of other Series. The Revolving Period for a Class starts on the date that Class is issued and ends at the start of an amortization period or an accumulation period or upon a refinancing. Following the Revolving Period, each Class of Notes will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts and paid on a scheduled date (a "Controlled Accumulation Period");

- principal is paid in fixed amounts at scheduled intervals (a "Controlled Amortization Period");

- principal is paid in varying amounts at scheduled intervals (a "Principal Amortization Period");

- principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (a "Rapid Accumulation Period"); or

- principal is paid in varying amounts each month following certain adverse events (a "Rapid Amortization Period").

The commencement of each of the foregoing periods may be modified as in the accompanying Prospectus Supplement.

CONTROLLED ACCUMULATION PERIOD

If a Class of Notes has a Controlled Accumulation Period, the Trust is expected to pay available principal to those Noteholders on a specific date specified in the accompanying Prospectus Supplement called the "Scheduled Payment Date." If the Series has more than one Class, each Class may have a different priority for payment. For a period of time prior to the Scheduled Payment Date, the Trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the outstanding principal balance for a Class have not been accumulated by the Scheduled Payment Date for that Class, a Pay Out Event will occur and the Rapid Amortization Period will begin. The Controlled Accumulation Period for a Class starts on a date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

-        when the outstanding principal balance for the Class is paid in full;

-        a Principal Amortization Period, if it applies, starts;

- a Rapid Amortization Period or, if it applies, a Rapid Accumulation Period starts; or

- the latest date by which principal and interest for the Series of Notes can be paid, called the "Series Termination Date".

CONTROLLED AMORTIZATION PERIOD

If a Class of Notes has a Controlled Amortization Period, the Trust will pay available principal to those Noteholders on each Payment Date during the Controlled Amortization Period in a fixed amount plus any amounts previously due but not previously paid. If the Series has more than one Class, each Class may have a different priority for payment. The Controlled Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

-        the outstanding principal balance for the Class is paid in full;

-        a Principal Amortization Period, if it applies, starts;

-        a Rapid Amortization Period starts; or

-        the Series Termination Date.

PRINCIPAL AMORTIZATION PERIOD

If a Class of Notes has a Principal Amortization Period, the Trust will pay available principal to those Noteholders on each Payment Date during the Principal Amortization Period. If a Series has more than one Class, each Class may have a different priority for payment. The Principal Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

-        the outstanding principal balance for the Class is paid in full;

-        a Rapid Amortization Period starts; or

-        the Series Termination Date.

RAPID ACCUMULATION PERIOD

If a Class of Notes has a Controlled Accumulation Period, it may also have a Rapid Accumulation Period. During a Rapid Accumulation Period, the Trust will periodically deposit available principal in a trust account prior to the Scheduled Payment Date. The Rapid Accumulation Period for a Class starts as specified in the accompanying Prospectus Supplement on a day on or after a designated Pay Out Event has occurred, but in no event later than the Scheduled Payment Date, and ends when any one of the following occurs:

-        the outstanding principal balance for the Class is paid in full;

-        a Rapid Amortization Period starts; or

-        the Scheduled Payment Date.

RAPID AMORTIZATION PERIOD

If a Class of Notes is in a Rapid Amortization Period, the Trust will pay available principal to those Noteholders on each Payment Date. If the Series has more than one Class, each Class may have a different priority for payment. For a Class without a Rapid Accumulation Period, the Rapid Amortization Period starts on the day a Pay Out Event occurs. For a Class with a Rapid Accumulation Period, the Rapid Amortization Period starts as specified in the accompanying Prospectus Supplement on a day on or after a Pay Out Event occurs, but in no event later than the Scheduled Payment Date for that Class. The Rapid Amortization Period ends when any of the following occurs:

-        the outstanding principal balance for the Class is paid in full;

-        the Series Termination Date; or

-        the Trust Termination Date.

PAY OUT EVENTS

A "Pay Out Event" for any Series of Notes will include certain adverse events described in the accompanying Prospectus Supplement, including the following:

- certain events of insolvency or bankruptcy relating to any Originator, the Servicer or the Seller;

- the Seller is unable to transfer Receivables to the Trust as required under the Sale and Servicing Agreement;

- the Trust or the Seller becomes an "investment company" under the Investment Company Act of 1940; or

- AIG fails to meet its obligations under the AIG Support Agreement or the AIG Support Agreement is modified, amended or terminated other than as permitted in the AIG Support Agreement.

See "Description of the Transfer and Servicing Agreements -- Pay Out Events" in this Prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any Series may be included in a Group of Series. If specified in the accompanying Prospectus Supplement, to the extent that collections of Finance Charge Receivables allocated to any Series are not needed for that Series, those collections may be applied to certain shortfalls of another Series in the same Group. See "Description of the Transfer and Servicing Agreements -- Shared Excess Finance Charge Collections," " -- Application of Collections" and" -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest for any Series are not needed for that Series, those collections may be applied to cover principal payments for another Series in the same Group. Any reallocation for this purpose will not reduce the Investor Interest for the Series to which those collections were initially allocated. See "Description of the Transfer and Servicing Agreements -- Shared Principal Collections" in this Prospectus.

CREDIT ENHANCEMENT

Each Class of a Series may be entitled to Credit Enhancement. Credit Enhancement provides additional payment protection to investors in each Class of Notes that has Credit Enhancement.

"Credit Enhancement" for the Notes of any Class may take the form of one or more of the following:

-        subordination

-        over-collateralization

-        insurance policy

-        cash collateral guaranty or account

-        collateral interest

-        letter of credit

-        surety bond

-        spread account

-        reserve account

-        yield enhancement account

The type, characteristics and amount of any Credit Enhancement will be:

- based on several factors, including the characteristics of the Receivables and the Premium Finance Obligations at the time a Series of Notes is issued, and

- established based on the requirements of each Rating Agency rating one or more Classes of the Notes of that Series.

See "Credit Enhancement" and "Note Ratings" in this Prospectus.

OPTIONAL REFINANCING

If specified in the Prospectus Supplement, the Seller may have the option to cause the refinancing and redemption of any Series on such additional terms specified in the Prospectus Supplement. See "Description of the Transfer and Servicing Agreements -- Final Payment of Principal; Termination" and " -- Refinancing" in this Prospectus.

OPTIONAL PREPAYMENT

If specified in the Prospectus Supplement, the Seller or the Servicer may have the option to prepay or cause the prepayment of any Series of Notes once the Investor Interest for the Series is reduced to 10% or less of the initial Investor Interest or such other percent as set forth in the related Series Supplement. See "Description of the Transfer and Servicing Agreements -- Final Payment of Principal; Termination" in this Prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws to the Trust and an investment in the Notes, including whether the Notes will be characterized as debt for federal income tax purposes, see "Certain United States Federal Income Tax Consequences" in this Prospectus and "Summary of Terms -- Tax Status" in the accompanying Prospectus Supplement.

NOTE RATINGS

Any Note offered under this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Note Ratings" in this Prospectus.

INDEMNIFICATION FOR RECEIVABLE CONCENTRATIONS

If so specified in the accompanying Prospectus Supplement, AIG or another entity may agree to indemnify the Trust against all losses related to certain concentrations of Receivables. Any such indemnity may be rescinded without the consent of Noteholders, which generally would result in an increase in the Minimum Trust Interest in respect of the risk presented by such Receivables concentrations. See "Description of Series Provisions -- Excess Funding Account; Minimum Trust Interest; Excess Receivables Amount" in the Prospectus Supplement.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase the Notes.

LIMITED ABILITY TO RESELL    The underwriters may assist in resales of the
NOTES Notes but they are not required to do so. A secondary market for any Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Notes.

POTENTIAL  PRIORITY OF       The Originators will transfer the Receivables to
CERTAIN LIENS                       AIC, which will transfer the same to the
                                    Seller, who in turn will transfer the same to the Trust. However, a court could conclude that the Originators, AIC or the Seller still owns the Receivables subject to a security interest in favor of the Trust in the Receivables. Each of the Originators and the Seller has taken steps to give the Indenture Trustee a "first priority perfected security interest" in the
                                    Receivables in the event a court concludes either the Originators or the Seller still owns the Receivables. If a court concludes that the transfer to the Trust is only a grant by the Originators, AIC or the Seller of a security interest in the Receivables, a tax or government lien (or other lien imposed under applicable state or federal law without the consent of either the Originators or the Seller) on the Originators', AIC's or the Seller's property arising before new Receivables come into existence may be senior to the Trust's interest in the Receivables. Also, if the Originators, AIC or the Seller becomes insolvent, the cost of the appointment of a bankruptcy trustee and other costs of the estate related to the Receivables might be paid from the Receivables before the Trust received any payments on the Receivables.
                                    See "Certain Legal Aspects of the
                                    Receivables -- Transfer of Receivables" and
                                    "Description of the Transfer and Servicing
                                    Agreements -- Representations and
                                    Warranties" in this Prospectus.

CREDIT AND RELATED RISKS     Commercial premium finance loans and deferred
OF PREMIUM FINANCE                  payment obligations involve several
OBLIGATIONS                         potential credit and related risks. These
                                    risks include:

                                    -        the creditworthiness of the insured
                                             (the "Insured");

                                    -        in the case of Loans, the
                                             capabilities and operating
                                             procedures of the insurance agent
                                             or broker that sells the insurance
                                             policy provides significant
                                             information about the loan and may
                                             be responsible for paying out loan
                                             proceeds and collecting unearned
                                             premiums;

                                    -        in the case of Loans, the
                                             creditworthiness of the insurance
                                             company issuing the policy, and its
                                             ability to honor its obligation to
                                             return the unearned premiums to the
                                             extent available, that serve as
                                             collateral for the Premium Finance
                                             Obligations and/or the value and
                                             ability to realize upon any other
                                             collateral provided by the obligor
                                             or the Insured; and

                                    -        in the case of Deferred Payment
                                             Obligations, the sufficiency and
                                             realization of the right, if any,
                                             to receive a return of the
                                             unamortized purchase price, or
                                             unearned
                                             premiums in respect of, of
                                             cancelled policies, which depends
                                             upon the creditworthiness of the
                                             insurance company or other party
                                             that agrees to pay such unamortized
                                             purchase price, and the sufficiency
                                             and realization of any alternative
                                             collateral provided in addition to
                                             or in lieu of the right to receive
                                             a return of unamortized purchase
                                             price.

POSSIBLE EFFECTS OF          If federal and state bankruptcy, debtor relief or
BANKRUPTCY OR                       insolvency laws were applied to an insolvent
INSOLVENCY OF INSUREDS              Insured, insurance company, insurance agent
                                    or broker involved with a Receivable it
                                    could affect the Noteholders' security
                                    interest in the beneficial interest in the related Receivable. The application of such laws would affect Noteholders if it resulted in any Receivable being written off as uncollectible or prevented the cancellation of the Insured's insurance or the collection of the related unearned premium, if any, which may serve as collateral for the Insured's Premium Finance Obligations.

POSSIBLE EFFECTS OF          In the event of an insolvency of an insurer that
INSOLVENCY OF AN INSURER            transferred to an Originator the premium
WITH RESPECT TO DEFERRED            payment rights underlying a Deferred Payment
PAYMENT OBLIGATIONS                 Obligation, it is possible that the receiver
                                    or liquidator of such insurer might argue that the Trust as holder of the Deferred
                                    Payment Obligation should be viewed as a creditor of the insurer, secured by a lien on the right to receive the related premium payments. In such event, the Trust might suffer delays or losses in collecting amounts due from the Insured with respect to the related Deferred Payment Obligation. In the event of cancellation of a policy underlying a Deferred Payment Obligation related to an insolvent insurer, any right of the Trust to a return of the unamortized purchase price of the Deferred Payment
                                    Obligation might be (i) unsecured and (ii) subordinated to the rights of insureds against such insurer. In such cases delays and losses may be substantial. In addition, the fact that the insurer has sold its rights to premiums may reduce the likelihood that other, solvent insurers would assume the related policies. A policy that is not acquired by a solvent insurer may be more likely to be cancelled by the related
                                    Insured.

POSSIBLE EFFECT OF           The Seller will transfer to the Trust the entire
RETENTION OF LEGAL TITLE            beneficial interest in the Loans
OF PREMIUM FINANCE                  underwritten by the Originators to Insureds
LOANS BY THE ORIGINATORS            to  finance premiums on property and
                                    casualty insurance policies, including the right to receive payments on the Loans and proceeds of related collateral security.
                                    Only the beneficial interest in the Loans will be transferred to the Trust. It is our intention that each Originator will hold legal title to the Loans that they each originate for state regulatory purposes and in order to service and collect them, but that otherwise the Originators will be acting as nominal title holder only. The
                                    Trust's rights to the Loans will therefore be derivative through the Seller and the Originators. Neither the Seller nor the Trust will have direct contact with the Insureds and will not:

                                    -        make Loans directly to any Insured
                                             or directly originate any Deferred
                                             Payment Obligations;

                                    -        directly purchase any Loans or
                                             Deferred Payment Obligations from
                                             Third Party Originators;

                                    -        have any direct contractual
                                             relationship with any Insured; or

                                    -        have any direct security interest
                                             in, or rights to, any assets or
                                             rights pledged by the Insureds as
                                             collateral for the Loans.

                             This means that the Trust may not have the ability
                                    to exercise remedies against the Insureds directly and may need the assistance or cooperation of the Originators or the Seller.

                             The Seller represents and warrants in the Sale and
                                    Servicing Agreement that the Receivables will be validly transferred to the Trust. The Seller also warrants and covenants that each Receivable will be transferred free and clear of any adverse claim and that, except for transfers permitted under the Sale and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any adverse claim on any Receivable, any interest in a Receivable or any other Trust asset. The Originators will each make similar representations, warranties and covenants with respect to the Receivables transferred under the Purchase Agreement.

POSSIBLE EFFECTS OF          Under Section 541(d) of the United States
INSOLVENCY OR                       Bankruptcy Reform Act of 1978, as amended
BANKRUPTCY OF THE                   (the "Bankruptcy Code"), in a bankruptcy
ORIGINATORS OR THE SELLER           proceeding where a debtor has retained only
                                    legal title to property to service the
                                    property, but has not retained an equitable interest in such property, a debtor's bankruptcy estate will be limited to that legal title interest only. Since there is uncertainty as to the application of Section
                                    541(d) to the Loans and since ART will be retaining an equitable interest in the Receivables through the Trust Interest and through the possible ownership of Notes issued by the Trust, a court could find that the Receivables had not been sold and removed from the estate of the Originators or ART, but remained part of any such entity's estate in the case of bankruptcy.

                             In light of the preceding paragraph, a creditor or
                                    trustee-in-bankruptcy of any Originator or
                                    ART could attempt to take the position that the transfer of the beneficial interest under either the Purchase Agreement or the Sale and Servicing Agreement was not a sale. Such transfers could be recharacterized as an assignment of collateral as security for the benefit of the Seller or the Noteholders. If the transfer to the Seller or the Trust were deemed to be a grant to the Seller or the Trust of a security interest in the Receivables, the Indenture Trustee may have an unperfected security interest in the Receivables that would not have priority over other unsecured creditors and would be subordinate to secured creditors of the Originators or the Seller.

                             In addition, if it were determined that the Trust
                                    or the Seller had only a security interest in the Receivables, payments to the Trust made within one year of a bankruptcy proceeding of the Originators or the Seller could be subject to recapture as an asset of the affected entity's bankruptcy estate pursuant to the power of a bankruptcy trustee to recover preferential transfers. If the Originators or the Seller were to be involved in a bankruptcy proceeding, and the foregoing recharacterization and recapture occurred, Noteholders could experience delays in payment of principal and interest, or possible losses on their investment.

                             American International Group, Inc. ("AIG") has
                                    agreed for the benefit of the Trust and the Noteholders of all outstanding Series in the AIG Support Agreement described in this Prospectus to cause each of ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding to have a minimum net worth of at least $1 and, if any of ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding has insufficient funds, to:

                                    -        meet any of its obligations under
                                             the Sale and Servicing Agreement;
                                             or

                                    -        pay any of its obligations when due
                                             (except obligations subject to a
                                             bona fide dispute), which if not
                                             paid could be the basis of filing
                                             of an involuntary case against
                                             either ART, AIC, AICCO I, AICCO II,
                                             IP Finance or IP Funding or to
                                             provide ART, AIC, AICCO I, AICCO
                                             II, IP Finance or IP Funding, as
                                             the case may be, funds on a timely
                                             basis to cause such obligations to
                                             be satisfied when due.

                             The AIG Support Agreement is intended to reduce the
                                    risk that the Originators or the Seller
                                    might be subject to a bankruptcy proceeding or have unpaid creditors who might take the position that the transfer of the Receivables was not a sale.

                             If a bankruptcy proceeding were commenced with
                                    respect to any of the Originators, the
                                    Servicer or the Seller, then a Pay Out Event could occur on all outstanding Series. Under the terms of the Indenture, if a bankruptcy proceeding were commenced with respect to the Seller or the Trust Interest were transferred other than as specified in the Indenture, new Receivables would not be transferred to the Trust. Under the Indenture, the Indenture Trustee would sell the Receivables and other assets of the Trust unless holders of more than 50% of the outstanding principal balance of each Class of each outstanding Series of Notes (voting together), and anyone else authorized to vote on those matters in a Series Supplement, gave the Indenture Trustee other instructions. The Trust would then terminate earlier than planned and you could have a loss if the sale of the Receivables and such other assets and amounts available from certain Credit Enhancement produced insufficient net proceeds to pay you in full. However, the bankruptcy trustee may have the power:

                                    -        regardless of the terms of the
                                             Indenture, (a) to prevent the
                                             beginning of a Rapid Amortization
                                             Period (or, if applicable, Rapid
                                             Accumulation Period), (b) to
                                             prevent the early sale of the
                                             Receivables and termination of the
                                             Trust or (c) to require new
                                             Principal Receivables to continue
                                             being transferred to the Trust; or

                                    -        regardless of the instructions of
                                             those authorized to direct the
                                             Indenture Trustee's actions under
                                             the Indenture, (a) to require the
                                             early sale of the Receivables, (b)
                                             to require termination of the Trust
                                             and retirement of the Notes, (c) to
                                             prohibit the continued transfer of
                                             new Receivables to the

                                    Trust or (d) to cause the early retirement of any Series.

                             If there should be an early retirement of any
                                    Series, Noteholders of such Series are
                                    likely to be paid principal earlier than anticipated, which would affect the anticipated average life of such Series and would affect their yield if their Notes were purchased at a premium and could result in reinvestment risk with respect to such earlier payments.

                             In addition, if a bankruptcy proceeding were
                                    commenced with respect to the Servicer, the bankruptcy trustee might have the power to prevent either the Indenture Trustee or the Noteholders from appointing a new Servicer under the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements -- Servicer Default" in this Prospectus.

EFFECTS OF STATE             Numerous state laws regulate the creation,
REGULATION OF PREMIUM               purchasing, transfer, servicing and
FINANCE LENDING ON                  enforcement of insurance premium finance
NOTEHOLDERS                         loans.  The states could further regulate
                                    the insurance premium finance industry in ways that make it more difficult for the Servicer to collect payments on the Receivables or that reduce the finance charges and other fees that the Originators can charge on insurance premium finance obligations. Such laws, including any new laws or rulings which may be adopted, may adversely effect the Servicer's ability to maintain the required level of finance charges and other fees and charges as well as the ability of the Trust to retain a successor Servicer in the event that any of the Originators cease to continue as Servicer. For example, if the Originators were required to reduce their finance charges and other fees, resulting in a corresponding decrease in the obligations' effective yield, a Pay Out Event could occur, resulting in the payment of principal sooner than expected. See "Description of the Transfer and Servicing Agreements -- Pay
                                    Out Events" in this Prospectus. The
                                    Originators believe that neither the Trust nor the Seller is required to be licensed under any state premium finance licensing laws, since neither the Trust nor the Seller makes or services premium finance loans and has not acquired title to any such loans.
                                    The Originators believe that no license is required for deferred payment obligation financing.

                             Subject to certain conditions described under
                                    "Description of the Transfer and Servicing
                                    Agreements -- Representations and
                                    Warranties," the Originators under the
                                    Purchase Agreement and the Seller under the Sale and Servicing Agreement must accept reassignment of each Receivable that does not comply with certain representations and warranties, including representations concerning compliance with applicable state laws and regulations, if as a result of such noncompliance, the related Premium Finance Obligation becomes a Defaulted Obligation, the Trust shall not have a first priority perfected security interest in the related Premium Finance Obligation or such breach has a material adverse effect on Noteholders as specified in the Sale and Servicing Agreement. However, we do not anticipate that the Indenture Trustee will make any examination of the Receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any such representation or warranty is violated, and the violation continues beyond the period of time the related Originator or the Seller has to correct the violation and the related Premium Finance Obligation becomes a Defaulted Obligation due to such breach, is that the Seller must accept reassignment of the Receivables affected by the violation and, in turn, the Seller will reassign the affected Receivables to the applicable Originator of the Receivables, who must accept reassignment of the affected Receivables (subject to certain conditions described under "Description of the Transfer and Servicing Agreements -- Representations and Warranties" in this Prospectus).

EFFECT OF DEPENDENCE ON      The premium finance industry is very competitive.
THE ORIGINATORS' BUSINESS           The Originators compete with banks,
                                    insurance companies and other premium
                                    finance lending companies on the basis of loan pricing and terms, underwriting criteria and servicing quality. If commercial insurance consumers choose to use competing sources of credit, the amount of Premium Finance Obligations underwritten by the Originators could be reduced. This is more likely with respect to the financing of Deferred Payment Obligations where the lack of licensing requirements makes entrance into the market easier. We cannot assure the creation of Additional Receivables in the Premium Finance Obligations. The commencement and continuation of a Revolving
                                    Period, a Controlled Amortization Period, a
                                    Principal Amortization Period or a
                                    Controlled Accumulation Period for a Series or Class of that Series depend upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated by the Originators could result in the reduction of the sale of Additional
                                    Receivables to the Trust. If the amount of Additional Receivables generated declines to such an extent that the Seller is unable to maintain the Minimum Trust Interest, a Pay
                                    Out Event would occur for one or more Series and the Rapid Amortization Period would commence or, if applicable, the Rapid
                                    Accumulation Period for each of those Series would commence. If a Pay Out Event occurs, you could receive payment of principal sooner than expected. The Originators' ability to compete in the current industry environment will affect their ability to generate new Receivables. See "Maturity
                                    Assumptions" in this Prospectus.

EFFECT OF SUBORDINATION      Where one or more Classes in a Series are
ON SUBORDINATED                     subordinated, principal payments on the
NOTEHOLDERS                         subordinated Class or Classes generally will
                                    not begin until the senior Class or Classes in that Series are repaid. Additionally, if collections of Finance Charge Receivables allocated to a Series are insufficient to cover amounts due for that Series' senior
                                    Notes, the Investor Interest for the
                                    subordinated Notes might be reduced and the outstanding principal balance of such subordinated Notes might be written off to the extent of such reduction. This would reduce the amount of the collections of Finance Charge Receivables available to the subordinated Notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated Notes. If Receivables had to be sold, the net proceeds of that sale to the extent of the Investor Percentage available to pay principal would be paid first to senior Noteholders and any remaining net proceeds would be paid to the subordinated
                                    Noteholders.

RISKS RELATING TO            Each Class of Notes will be allocated a portion of
DEFAULTED OBLIGATIONS               the Receivables written off as
                                    uncollectible, except in certain
                                    circumstances related to certain
                                    concentrated receivables. See "Description of Series Provisions -- Allocation
                                    Percentages" and " -- Defaulted Receivables;
                                    Investor Charge-Offs" in the accompanying
                                    Prospectus Supplement. If the written off amounts allocated to any Notes exceed the amounts available to cover them, which could occur if the limited amount of Credit
                                    Enhancement is reduced to zero, the
                                    outstanding principal balance of those Notes may be written down, and those Noteholders may not receive the full amount of principal and interest due to them. See "Description of Series Provisions -- Reallocation of Cash
                                    Flows," " -- Application of Collections" and
                                    " -- Defaulted Receivables; Investor
                                    Charge-Offs" in the accompanying Prospectus
                                    Supplement.

EFFECTS ON NOTEHOLDERS       The Trust, as a master trust, has issued and is
OF ISSUANCE OF ADDITIONAL           expected to issue in  the future additional
SERIES BY THE TRUST                 Series of Notes from time to time. The Trust
                                    may issue additional Series of Notes with terms that are different from your Series without the prior review or consent of any Noteholders. It is a condition to the issuance of each new Series that either:

                                    -        each Rating Agency that has rated
                                             an outstanding Series confirm in
                                             writing that the issuance of the
                                             new Series will not result in a
                                             reduction or withdrawal of its
                                             rating; or

                                    -        if at the time of issuance of a new
                                             Series there is no outstanding
                                             rated Series, a nationally
                                             recognized investment bank or
                                             commercial bank delivers a
                                             certificate confirming that the new
                                             issuance will not adversely affect
                                             the payments to other Series.

                             However, the terms of a new Series could affect the
                                    timing and amounts of payments on any other outstanding Series.

POSSIBLE EFFECT OF          The consent or approval of a specified percentage of
NOTEHOLDER CONTROL                  the aggregate outstanding principal balance
LIMITATIONS                         of all outstanding Notes of all Series and
                                    all Classes within a Series voting together will be required to take or direct certain actions, including requiring the appointment of a successor Servicer following a Servicer
                                    Default, amending the Indenture in certain circumstances and directing a repurchase by the Seller of some or all outstanding
                                    Receivables upon the breach of certain
                                    representations and warranties. In such
                                    instances, your interests may not be aligned with the interests of the holders of Notes of other Series or of the holders of Notes of other Classes of your Series.

POSSIBLE EFFECT OF DECLINE   AIC is obligated to transfer to ART the Additional
IN QUALITY OF ADDITIONAL            Receivables that ART elects or is obligated
RECEIVABLES                         to transfer to the Trust. Such Additional
                                    Receivables may have been originated using criteria different from those that were applied to the Receivables in the Trust during prior periods. Consequently, there can be no assurance that Additional
                                    Receivables will be of the same credit
                                    quality as previously designated
                                    Receivables. Except for those criteria
                                    described under "The Receivables," there are no required characteristics of Additional
                                    Receivables. Following the transfer of
                                    Additional Receivables to the Trust, the aggregate characteristics of the pool of Receivables in the Trust may vary from those of the Receivables in the Trust on the Initial Closing Date. See "The Receivables."

POSSIBLE EFFECT OF           Any rating assigned to your Class of Notes by a
LIMITATIONS ON NOTE                 Rating Agency will reflect such Rating
RATING, RISK OF DOWNGRADE           Agency's assessment of the likelihood that
                                    you will receive the payments of interest and principal required to be made under the Indenture and will be based on the collectability of the Receivables in the Trust, the terms, including the subordination terms, of other Classes, the availability of amounts from any other
                                    Credit Enhancements, the loss allocation method and the terms of the AIG Support
                                    Agreement and enhancements, if any, that may be provided by AIG or its affiliates, and the credit ratings of AIG or any other provider of enhancements. The rating addresses the likelihood of full payment of principal and interest of your Notes by such Series termination date. Any such rating will not address the possibility of the occurrence of a Pay Out Event or the possibility of the imposition of United
                                    States withholding tax with respect to
                                    non-U.S. Holders of the Offered Notes. A rating is not a recommendation to purchase, hold or sell Notes of such Class, and such rating does not represent any opinion as to the marketability of such Offered Notes, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment future circumstances relating to the basis of the rating, such as adverse changes in the collectability of the Receivables or a lowering of the long-term debt rating of AIG or of any enhancement provider, so warrant.

                                    THE TRUST

         AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust) was formed in accordance with the laws of the State of Delaware on November 5, 1999, pursuant to the Master Trust Agreement. The Trust is wholly owned by ART. Prior to its formation the Trust had no assets or obligations. The Trust was created for the sole and limited purpose of purchasing Receivables relating to Premium Finance Obligations underwritten in compliance with AIC's underwriting criteria by the Originators. The Trust will not engage in any business activity other than acquiring and holding Receivables Participations, interests in other trusts and related assets, issuing Series (each, a "Series") of Notes supported by the payments on those Receivables, Participations, interests in other trusts and related assets and making payments thereon and engaging in the other activities described herein (including, with respect to any Series, obtaining any Enhancement and entering into related Enhancement agreements) and any related activities. The principal executive offices of the Trust are located at 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713, Attn: Institutional Trust Services, telephone number (302) 552-6279.

         The Trust, AIC, the Seller and the Indenture Trustee have entered into an administration agreement, dated as of November 5, 1999 (the "Administration Agreement"), under which AIC as Trust Administrator has agreed to provide certain administrative services to the Trust in connection with the Trust's obligations under the Indenture and the Sale and Servicing Agreement.

TRUST ASSETS

         Each Note will represent an obligation of the Trust.

         The property of the Trust may include:

-        the beneficial interest in Loans;

-        the entire interest in Deferred Payment Obligations;

- payments due and to become due, and collections and recoveries on those Loans and Deferred Payment Obligations, if any;

- any other property transferred to the Trust described in this Prospectus and any accompanying Prospectus Supplement; and

- an ownership interest in one or more other finance trusts whose assets will be substantially similar to the Loans and Deferred Payment Obligations of the Trust.

         As specified in the prospectus supplement, in addition to the Receivables, the assets of the Trust may also include (a) all monies on deposit in certain bank accounts of the Trust, (b) all monies on deposit in certain bank accounts established and maintained for the benefit of Noteholders of any Series and (c) any Enhancement issued with respect to any Series.

THE OWNER TRUSTEE

         The Owner Trustee will be Chase Manhattan Bank USA, National Association. The Owner Trustee's liability in connection with the issuance and sale of the Notes will be limited solely to the express obligations of the Owner Trustee set forth in the Master Trust Agreement. The Owner Trustee may resign at any time, in which event the Seller or its successors will be obligated to appoint a successor trustee which is eligible under the related Master Trust Agreement. The Seller also may remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Master Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee eligible under the Master Trust Agreement. Any resignation or removal of the Owner

Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in this Prospectus and will not become effective until acceptance of the appointment by the successor trustee.

         BUSINESS OF A.I. RECEIVABLES TRANSFER CORP. AND THE ORIGINATORS

GENERAL

         With respect to each Series of Notes, the Receivables conveyed or to be conveyed to AIC by the Originators, to ART by AIC, and to the Trust by ART pursuant to the Sale and Servicing Agreement have been or will be generated or purchased by the Originators:

- from Loans funded by the Originators or Third Party Originators (or with a firm commitment to be funded by the Originators within 30 days of transfer to the Trust) (the "Loan Portfolio"); and

- from Deferred Payment Obligations purchased from insurance companies by the Originators (or with a firm commitment to purchase within 30 days of transfer to the Trust) (the "Deferred Payment Obligation Portfolio").

         The Servicer currently services the Loan Portfolio and the Deferred Payment Obligation Portfolio in the manner described in an accompanying Prospectus Supplement.

         A.I. Credit Corp. ("AIC") was incorporated in New Hampshire in 1973 and is a wholly-owned subsidiary of AIG Credit Corp., a Delaware corporation ("AIGCC") which in turn is a wholly-owned subsidiary of American International Group, Inc., a Delaware corporation ("AIG"). AIG is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance related activities in the United States and abroad. The principal business of AIC consists of financing premium finance obligations to commercial insureds ("Insureds") and insurance companies to finance property and casualty insurance premiums throughout the United States, other than in California and including the Commonwealth of Puerto Rico, and certain US territories and possessions. AICCO, Inc. ("AICCO I"), a wholly-owned subsidiary of AIGCC that was incorporated in California in 1974, conducts such premium financing activities in California. AICCO, Inc. (f/k/a Imperial Premium Finance, Inc.) ("AICCO II") was incorporated in Delaware in 1994 and is a wholly-owned subsidiary of AIGCC. AICCO II conducts the same premium financing activities as AIC throughout the United States, other than California. Imperial Premium Finance, Inc. ("IP Finance"), a wholly-owned subsidiary of AIGCC that was incorporated in California in 1994, conducts the same premium financing activities in California as AICCO I. Imperial Premium Funding, Inc. ("IP Funding") was incorporated in Delaware in 1995 and is a wholly-owned subsidiary of AIGC that conducts similar premium financing activities in certain States. AICCO II, IP Finance and IP Funding were until January 1, 1999, subsidiaries of SunAmerica Corporation, which was acquired by AIG in January 1999. Deferred Payment Obligations are originated by AIC through a nominee, Direct Bill Services Inc., a Delaware corporation and a sister company of AIC.

         As used in this "Business of A.I. Receivables Transfer Corp. and the Originators" section (unless otherwise indicated), "AIGC" " refers to AIC, AICCO I, AICCO II, IP Finance, and IP Funding, collectively. AIGC finances premiums for most lines of property and casualty insurance. AIGC believes that it is the largest insurance premium finance organization in the United States. AIGC financed insurance premiums during each of 2000, 2001, 2002 and 2003 in excess of $3.5 billion. The principal executive offices of AIC, AICCO I, AICCO II, IP Finance and IP Funding are located at 160 Water Street, New York, New York 10038, telephone number (212) 428-5400. In addition to loans funded and deferred payment obligations underwritten by AIGC, AIGC also purchases loans funded by Third Party Originators.

         AIGC and its affiliates are considering reorganizing their corporate structure. The reorganization may include the consolidation or liquidation of some of the Originators, and the revision of current origination and purchase practices, such that AIC would cease to originate Premium Finance Obligations, but would acquire Receivables from AICCO I and AICCO II only, and then transfer the same to ART, which would continue to transfer such Receivables to the Trust. In connection with these changes, AIGC may dissolve the Originators other than AICCO I, AICCO II and AIC. AICCO I and AICCO II would then be the sole licensed originators and servicers of Premium Finance Obligations (although it is likely that they would contract from time to time with affiliates to act as subservicers). AIGC may choose to reorganize in a different fashion. The Sale and Servicing Agreement and other documents may be amended accordingly. Such reorganization and amendment, if any, will not require the consent of the Noteholders, provided that any such amendment satisfies the Rating Agency Condition. As the first step in the reorganization, AIGC recently renamed Imperial Premium Finance, Inc. (which is a Delaware corporation organized for the purpose of originating Premium Finance Obligations in States other than California) AICCO, Inc.

         "Rating Agency Condition" means the notification in writing by each rating agency requested to rate the Offered Notes to the Seller, the Servicer and the Indenture Trustee that a proposed action will not result in such rating agency reducing or withdrawing its then existing rating of the Notes of any relevant outstanding Series or Class of a Series with respect to which it is a rating agency.

PREMIUM FINANCE OBLIGATIONS

     LOANS

         A commercial premium finance loan typically is an installment loan made to a commercial insurance buyer, the proceeds of which pay premiums that are due to the insurance company. Financed commercial insurance policies commonly (a) are for a term of one year or less, (b) require the full premium to be paid at inception and (c) provide upon early cancellation for a return of unearned premium to the insured. Insureds generally make fixed scheduled payments on the loans which include a finance charge based on a spread over the estimated yield at the date of origination of the loan of money market investments with a maturity comparable to the loan. The finance charges on premium finance loans funded by AIGC may vary considerably, depending on the term and amount of the loan, the insured's credit payment history, the size of the premium down payment, other collateral securing the loan and other considerations.

         AIGC generally utilizes standardized premium finance loan agreements for loans that give AIGC a limited power of attorney, allowing it to cancel the insurance coverage upon non-payment of a loan installment by the insured and to collect from the insurance company any unearned premium that may secure the loan. Depending on the terms of the loan and of the related insurance policy, the return of premium may or may not be sufficient to pay off the outstanding balance of the loan, after the cancellation of the related policy. AIGC may also have a right to recover any unpaid loan balance directly from the insured.

         A common premium finance loan structure may include a 20% down payment on the premium paid by the insured with the remaining 80% funded by a loan from the insurance premium finance company to be repaid to AIGC by the insured in equal monthly installments. AIGC's premium finance loans generally have terms that range from 6 to 12 monthly installments with higher or lower down payment percentages depending upon AIGC's applicable credit and underwriting policies. Certain loans do not have level repayment requirements, usually to accommodate an insured's cash flow. Given the relatively short duration of most premium finance loans, such loans generally are not prepaid prior to the scheduled payment dates, although the loan terms do not prohibit prepayments or provide for penalties in the event of prepayment.

         Financed commercial insurance policies usually require that the full insurance premium be paid at the commencement of the policy period. The insurance company customarily earns the right to the full premium over the course of the policy period. If the insured cancels the policy prior to the end of the policy period, the insured is commonly entitled to a repayment of the portion of premium payment that is unearned by the insurance company at the time of cancellation. Depending on the type of insurance coverage and the terms of the particular insurance policy, the amount of unearned premium available upon cancellation will vary in light of relevant factors such as (a) the applicable method for measuring unearned premium which may be by proration over the policy term or, as required by some states, by an accelerated method under which more premium is earned in the earlier portion of the policy period, (b) the extent of the policy period that has expired at the time of cancellation, (c) the loss experience under the policy prior to cancellation and (d) variations after the commencement of the policy period in the scope of the risks covered. The insurance company may, depending on the terms of the policy, be entitled to retroactively review and evaluate factors (c) and (d) above after cancellation which may result in a reduction of the amount, and affect the timing, of repayment of any unearned premiums. Also, in certain cases the insurance company may earn the entire premium at inception of the policy or upon the occurrence of an insured loss under the policy, in either of which cases there would be no unearned premium to be returned.

         Premium finance lending activities are regulated by most states. Among other matters, many states regulate various terms of the premium finance loans such as refund policies and rates of interest and late charges that may be charged to an insured. Premium finance loans generally are funded by AIGC on standardized loan forms, the provisions and format of which are also usually subject to state regulation or approval.

         DEFERRED PAYMENT OBLIGATIONS

         AIGC also provides premium financing by acquiring from insurance companies rights to receive payments that become due from insureds of premiums for commercial property and casualty insurance. AIGC executes a purchase agreement with each insurance company from whom it purchases deferred payment obligations. With respect to deferred payment obligations, the commercial insurance policy does not require that the full insurance premium be paid at the commencement of the policy period. Instead, the insured pays regular installments of premiums to the insurance company during the term of the insurance policy. In the event of a default by the insured, the insurance company generally has the right to cancel the policy coverage. In the event of a cancellation, the remaining amount the insured is obligated to pay is typically reduced to reflect the shortened policy period. AIGC's right to recover from the insured any unpaid deferred payment obligation balance is limited to the amount the insured is obligated to pay under the insurance policy and is likely to be less than the remaining unamortized purchase price on the deferred payment obligation.

         AIGC generally will purchase from insurance companies the insured's obligation at a discount based on a spread over the estimated yield of money market investments with a maturity comparable to the deferred payment obligation. The amount of the discount on a deferred payment obligation represents the finance charge and the purchase price represents the principal balance. The finance charges on deferred payment obligations funded by AIGC may vary considerably, depending on the term and the amount of the deferred payment obligation, the insured's credit payment history, the insurance company's credit rating, the size of the premium down payment, other collateral, if any, securing the deferred payment obligation and other considerations.

         The insurance policies related to deferred payment obligations are regulated by most states; however, assignments of deferred payment obligations generally are not regulated.

PREMIUM FINANCE LOAN ORIGINATION; COLLECTION POLICY

         AIGC generally locates insureds for premium finance loan transactions through independent insurance agents and brokers that are licensed under state laws, who offer premium loan programs to enable their commercial customers to purchase the full amount of insurance coverage needed and spread out the cost of premium payments over time. Thus, loan origination is usually dependent on relationships with insurance brokers and agents and knowledge of the insurance marketplace. The funding by AIGC of insurance premium finance loans is commonly commenced by an agent or broker contacting AIGC to initiate the premium loan process and outlining to AIGC the proposed loan transaction, including insured and insurance company information and coverage types and amounts. AIGC then reviews the information submitted by such agent or broker in light of its underwriting procedures. See " -- Premium Finance Obligations Underwriting Procedures" below. After AIGC approval, the insured generally executes a standard premium finance loan agreement, which contains a promise to repay the loan, a limited power of attorney giving AIGC the authority in the event of default on the loan to contact the insurance company directly and cancel coverage, and a collateral assignment to AIGC of the unearned insurance premium, if any, returnable following such cancellation and may, in some cases, include an assignment of additional collateral (for example, a letter of credit or a surety bond) to secure the loan.

         Following receipt and acceptance of the signed premium finance loan agreement, AIGC either sends the loan proceeds to the insurance company to pay the premium balance due or releases funds to the insurance agent or broker who then pays the insurance company. AIGC bills the insured directly on a monthly basis. Each insured is directed to remit payments to the appropriate regional lockbox account maintained by AIGC.

         Since the insurance company generally earns a portion of the premium each day, thereby reducing unearned premium amounts for loans secured by such collateral, prompt action on loan defaults is important. On defaulted loans, most states allow premium finance companies such as AIGC to issue a notice of "intent to cancel" the related insurance policy within five or ten days after the premium loan installment due date on which the insured defaulted. A "notice of cancellation" can then be issued generally ten days after an "intent to cancel" notice has been mailed. Once a cancellation notice has been issued, AIGC will customarily proceed to take steps to collect any unearned premium available from the insurance company and, if applicable, realize on any collateral and apply it to the loan balance. If the returned premium and amounts realized from collateral, if any, do not retire the loan balance due, AIGC will customarily seek payment from the insured pursuant to the terms of the premium finance loan agreement. AIGC's policy is to (a) seek to collect past due loan payments prior to policy cancellation and (b) if a cancellation occurs, attempt to both collect the delinquent loan payments and obtain reinstatement of the insurance coverage. Since insureds usually need to maintain insurance (and to reinstate cancelled policies) to meet their business objectives, collections often continue even after policy cancellation and cancelled policies are often reinstated.

         Generally, the policy cancellation date occurs within one month of the related loan payment default. The current policy of AIGC is to charge off as a loss the unpaid defaulted loan balance one year after the cancellation of the related policy. Following cancellation, AIGC will process the collection of any unearned premium with the appropriate insurance company, will realize on any additional collateral, if any, and may pursue collection against the insured if sufficient unearned premium is unavailable and amounts realized on any additional collateral prove insufficient. If during this period AIGC determines the unpaid loan is not likely to be collected, AIGC may charge off the loan prior to such first anniversary. See "The Receivables."

DEFERRED PAYMENT OBLIGATION ORIGINATION; COLLECTION POLICY

         AIGC locates deferred payment obligations through its contacts with insurance companies and thereby develops a relationship to obtain access to portfolios of deferred payment obligations originated by insurance companies affiliated with AIG or unaffiliated third party insurance companies. AIGC uses the same credit underwriting procedures used in evaluating the credit risk of loan insureds to evaluate the credit risk of insureds relating to deferred payment obligations it intends to purchase. AIGC also evaluates the credit risk with respect to the insurance company that issued the underlying policy and that sells the obligations to AIGC. See "The AIGC Premium Finance Portfolios--The Originators Premium Finance Portfolio

"and"--Premium Finance Obligation Origination; Collection Policy" in the accompanying Prospectus Supplement.

         After AIGC's approval of an insurance company as a seller of deferred payment obligations, the insurance company executes an assignment agreement. Rather than a power of attorney allowing AIGC to cancel the policy, the assignment contains an obligation by the insurance company to cancel the insurance policy on AIGC's request and/or requires the insurer to provide AIGC with additional collateral. Following approval of each particular transaction, AIGC sends the purchase price to the insurance company. AIGC either bills each insured directly for the premiums on the scheduled basis or the insurer continues to collect the premiums and is required under the assignment agreement to remit them to AIGC. Each insured or the insurer, as the case may be, is directed to remit payments to the appropriate lockbox account maintained by AIGC.

         In cases where the insurer has agreed to return all or some of the unamortized purchase price representing unearned premiums following cancellation of a policy, it is important that AIGC immediately notify the insurance company upon a non-payment of premiums.

         Upon a receipt of notice from AIGC of non payment of premiums, the insurance company is required by the assignment agreement to send out the equivalent of an "intent to cancel" notice to the insured regarding the related insurance policy in accordance with state law, generally, within five or ten days after the due date for a premium payment. The equivalent of a "notice of cancellation" can then be issued, generally, ten days thereafter. In cases where the insurance company or a third party has agreed to cause the return of all or some of the unamortized purchase price representing unearned premiums upon cancellation, AIGC then takes steps to collect from such insurance company or such third party and, if that fails or is otherwise insufficient or unavailable, to realize on any collateral securing the insurance company's or such third party's repayment obligation. Depending on the terms of the deferred payment obligation and the related insurance policy, AIGC's recourse, if any, against an insurance company may or may not be sufficient to pay off the outstanding balance of the deferred payment obligation after cancellation of the related insurance policy.

         Generally, the policy cancellation date occurs within one month of the related payment default. The current policy of AIGC is to charge off as a loss the unpaid defaulted deferred payment obligation balance one year after cancellability of the related policy. Following such date, AIGC will process the collection of any unearned premium with the appropriate insurance company and/or will realize on any additional collateral, if any. If during this period AIGC determines the unpaid deferred payment obligation is not likely to be collected, AIGC may charge off the obligation prior to such first anniversary. Under the terms of the Sale and Servicing Agreement, any recoveries with respect to Deferred Payment Obligations that have been written off will be included in the assets of the Trust and considered Finance Charge Receivables. See "The Receivables."

         AIGC believes that any amounts owing to it by an insolvent insurance company in respect of the unamortized purchase price of a deferred payment obligation would not be covered by state insurance guarantee funds.

PREMIUM FINANCE LOAN PURCHASE POLICIES

         In addition to directly originating premium finance loans, AIGC has entered into purchase agreements whereby AIGC purchases premium finance loans ("Purchased Loans") from third party premium finance loan originators ("Third Party Originators") immediately upon their origination by such Third Party Originators. The terms "fund," "funded" and "funding," when used herein with respect to loans, refer both to the making of such loans directly by the Originators to insureds and to the purchase of such loans by the Originators from Third Party Originators immediately upon the origination of such loans by Third Party Originators, unless the context otherwise requires. Third Party Originators are commonly affiliated with insurance agents and/or brokers. Purchased Loans are originated on substantially similar terms as, and pursuant to the same credit standards, policies and procedures applied to, loans directly originated by AIGC. The beneficial interest and rights in and to the Purchased Loans acquired by AIGC as purchaser are substantially similar to those in loans which are directly originated by AIGC, including, but not limited to, the limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the insured and to collect from the insurance company any unearned premium that may secure the loan. AIGC has made identical representations and warranties with respect to Receivables sold to the Seller pursuant to the Purchase Agreement relating to Purchased Loans, as are made with respect to Receivables relating to Loans directly originated by AIGC.

PREMIUM FINANCE OBLIGATIONS UNDERWRITING PROCEDURES

         AIGC considers and evaluates a variety of risks in evaluating each instance of funding an insurance premium finance obligation. These include (a) the transaction structure (term, the amount of down payment and the availability of unearned premium as collateral), (b) the creditworthiness of the insured, (c) the creditworthiness of the insurance company, in those cases where AIGC relies on the right to unearned premiums or Deferred Payment Obligation Return Amounts,
(d) in the case of loans, the capabilities and operating procedures of the insurance agent or broker that (i) places the insurance policy, (ii) serves as a source of significant information regarding the loan transaction and (iii) may disburse the loan proceeds or collect unearned premium funds for AIGC, (e) in the case of deferred payment obligations, the creditworthiness and operating capabilities of the insurance company that serves as a source of insured information and (f) the availability of any additional collateral. These factors may be given different weight in the case of any particular obligation. If there is any question as to the financial responsibility of any insured, it is the policy of AIGC to ensure that any obligation of any such insured is properly collateralized.

         All applications from insureds for obligations to be funded by AIGC are reviewed for completeness and creditworthiness based on the underwriting criteria established by AIGC. Under AIGC's current underwriting policies, obligation applications are first reviewed by a branch office and a determination is made as to whether the obligation may be approved by the branch office or be subject to further evaluation and approval by the corporate credit department of AIGC's head office. Such determination is based primarily upon the size of the premium (and corresponding obligation) to be financed and the associated risk related to the amount of any unsecured credit exposure. A prospective obligation with a risk assessment exceeding a certain threshold receives a formal credit review performed by the credit department of AIGC's head office. Such risk threshold can vary depending upon the amount of downpayment made by the prospective insured, the amount of unearned premium collateral, the related insurance carrier, the agent/broker involved in the transaction, if any, and the availability of any additional collateral. In making funding decisions, the corporate credit department uses Dun & Bradstreet reports, financial statements, payment histories, agent/broker and AIGC local office input and its extensive experience. For prospective obligations with risk assessments below an applicable threshold, AIGC relies primarily on the inherent diversification of risk, and approval is granted by the branch office without additional action. Premium finance obligations that have special factors, such as large principal amounts, low down payments or the absence of unearned premium collateral, are also subject to evaluation and approval by the head office.

         AIGC's general guideline for approval of an insurance company is a rating of at least B+ by A.M. Best Company. Based upon AIGC's own credit determination, it may finance insurance premiums on policies issued by insurance companies that have a lower rating or, in the case of foreign insurers and certain domestic insurers that meet AIGC credit requirements, that are unrated. While Receivables may relate to premium finance obligations made to finance premiums payable to such unrated or lower rated foreign or domestic insurers, AIGC believes that each of such insurers is subject to state insurance law requirements relating to the repayment of unearned insurance premiums upon cancellation of the related policy. With respect to agents and brokers, AIGC monitors loans in its portfolio originated by particular agents and brokers to assist in assessing their capabilities and performance as agents or brokers. The accompanying Prospectus Supplement will describe the percentage of obligations in the Trust Portfolio that represent obligations to finance insurance policies issued by affiliates of AIG.

STATE REGULATION OF PREMIUM FINANCE LENDING ACTIVITIES

         The making, purchasing, enforcement and collection of insurance premium loans is subject to extensive regulation by many states' laws. Such laws vary widely by state, but often (i) require that premium finance lenders be licensed by the state, (ii) restrict the content of premium finance loan agreements, and impose certain disclosure requirements on such agreements, (iii) limit the amount of finance charges that may be lawfully imposed, (iv) regulate the amount of refunds due an insured who prepays the premium finance loan prior to maturity, (v) regulate the amount of late fees, if any, and finance charges that may be charged upon a premium finance loan becoming overdue, (vi) regulate the manner and method of canceling an insurance policy upon non-payment of the premium finance loan, including a requirement that the premium finance lender provide the insured with appropriate notice prior to such cancellation and (vii) allow imposition of penalties, which may be significant, upon premium finance lenders for violations of the state's premium finance laws. See "Risk Factors -- Effects of State Regulation of Premium Finance Lending and Deferred Payment Obligations on Noteholders."

         Assignments of deferred payment obligations are not subject to state regulations. However, there can be no assurance that acquisition of deferred payment obligations will not be subject to regulation in the future or that such regulation would not make it more difficult for the Originators to acquire deferred payment obligations at prices that they find attractive or prohibit the acquisition of deferred payment obligations altogether.

SERVICER

         AIC, AICCO I, AICCO II, IP Finance and IP Funding will act as the Servicer for the Premium Finance Obligations giving rise to Receivables in accordance with the Sale and Servicing Agreement, the Indenture and each supplement thereto. In certain limited circumstances, AIC, AICCO I, AICCO II, IP Finance and IP Funding may resign or be removed as Servicer, in which case a third party may be appointed as its successor. See "Risk Factors -- Effects of State Regulation of Premium Finance Lending and Deferred Payment Obligations on Noteholders," "Description of the Transfer and Servicing Agreements -- Collection and Other Servicing Procedures," " -- Certain Matters Regarding the Seller and the Servicer," and " -- Servicer Default."

                                 THE RECEIVABLES

         The assets conveyed to the Trust after October 31, 1999 (the "Initial Cut-Off Date") include Receivables and any other related property described in an accompanying Prospectus Supplement. The Trust assets will not include, as of any date of determination, (a) with respect to any Receivable arising under a Premium Finance Obligation which is not a Defaulted Obligation, any collections received by the Servicer on such Premium Finance Obligation in excess of the sum of (1) the amounts due and payable on such Premium Finance Obligation during the month in which such date occurs and (2) all accrued and unpaid amounts, if any, on such Premium Finance Obligation in respect of any month or months prior to the month in which such date occurs or (b) with respect to any Receivable arising under a Defaulted Obligation, any collections received by the Servicer on such Defaulted Obligation in excess of all amounts due thereon (each, a "Credit Balance").

         Each Premium Finance Obligation will have been funded to finance commercial insurance premiums within 30 days of being transferred to the Trust. Unless otherwise provided in the related Prospectus Supplement, neither the Premium Finance Obligations nor the Receivables are guaranteed by ART, AIC, AICCO I, AIGCC, AIG, AICCO II, IP Finance, IP Funding or any affiliate thereof, and the Trust, as holder of the Receivables, has no recourse against ART, AIC, AICCO I, AIGCC, AIG, AICCO II, IP Finance, IP Funding or any affiliate thereof for the non-collectability of the Receivables, except that, under certain limited circumstances, the Seller will be required to repurchase certain Receivables from the Trust in certain cases and AIG may provide indemnification to the Trust under certain circumstances. See "Description of the Transfer and Servicing Agreements -- Certain Matters Regarding the Seller and the Servicer." Each Originator will act as Servicer with respect to the Receivables relating to Premium Finance Obligations it financed and which it transferred to the ART for transfer to the Trust in accordance with the servicing procedures established by AIC. As set forth in the Sale and Servicing Agreement, each Receivable to be transferred to the Trust must satisfy certain eligibility criteria. See "Description of the Transfer and Servicing Agreements -- Representations and Warranties."

         The Receivables conveyed to the Trust (the "Trust Portfolio") arise from Premium Finance Obligations selected from the Premium Finance Obligation Portfolio on the basis of criteria set forth in the Sale and Servicing Agreement and specified in the accompanying Prospectus Supplement and, with respect to Additional Receivables, as of the date of their conveyance. The Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to convey to the Trust from time to time additional eligible Premium Finance Obligations or beneficial interests therein to be included as Receivables (the "Additional Receivables"). Any Additional Receivables conveyed pursuant to the Sale and Servicing Agreement must be Eligible Receivables as of the date of their conveyance. Furthermore, pursuant to the Sale and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions), and in some circumstances the obligation, to designate certain Receivables and to require the Indenture Trustee to reconvey those Receivables (the "Removed Receivables") to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Trust Portfolio will be comprised of Receivables designated by the Seller on the Initial Cut-Off Date plus any Additional Receivables minus any Removed Receivables. With respect to each Series of Notes, the Seller will represent and warrant to the Trust that, as of the date of issuance of the first Series (the "Initial Closing Date"), the date Receivables are conveyed to the Trust (each an "Addition Date") and the date of increase of any Variable Funding Notes, such Receivables meet certain eligibility requirements. See "Description of the Transfer and Servicing Agreements -- Representations and Warranties" in this Prospectus.

         Certain information regarding the performance and composition of the Trust Portfolio will be described in the accompanying Prospectus Supplement as of a date specified in the supplement.

         There can be no assurance that the performance experience of the Receivables transferred to the Trust will be comparable to that set forth in the accompanying Prospectus Supplement. In addition, there are many legal, economic and competitive factors that could adversely affect the amount and collectability of the Premium Finance Obligation related to the Receivables, including insureds' or insurance companies' decisions to use new sources of credit, which would affect the ability of the Originators to generate Additional Receivables, and changes in usage of credit, payment patterns and general economic conditions. Because the impact of these and other factors (including the composition of the Receivables and the interest rates, fees and charges assessed thereon) may change in the future, future performance may also differ from past performance.

         The Prospectus Supplement relating to each Series of Notes will provide certain information about the Originators' portfolio of premium finance obligations as of the date specified. Such information will include, but will not be limited to, the premium finance obligation account balance (total, average and range thereof), remaining term (average and range thereof), geographic distribution and the historical delinquency and loss statistics relating to the premium finance obligations.

                              MATURITY ASSUMPTIONS

         Unless otherwise specified in the accompanying Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to holders of each Class of Notes (the "Noteholders") of such Series or any specified Class thereof on each specified Payment Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Noteholders of such Series or any specified Class thereof during a Controlled Accumulation Period and, under certain limited circumstances if so specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period") and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Noteholders in the manner described in this Prospectus and in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Notes, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period.

         No assurance can be given, however, that the Principal Receivables allocated to be paid to Noteholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Noteholders on each Payment Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Seller can give no assurance that the payment rate assumptions for any Series will prove to be correct. The accompanying Prospectus Supplement will provide certain historical data relating to payments by Insureds, charge-offs and other related information relating to the Originators' Portfolio of premium finance obligations. There can be no assurance that future events will be consistent with such historical data.

         There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Noteholders could expect to receive or accumulate payments of principal on their Notes during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in the accompanying Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Notes could be significantly reduced.

         Because, for any Series of Notes, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Noteholders or any specified Class thereof during a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period (each, an "Amortization Period") or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Notes to the final Payment Date with respect to the Notes will equal the expected number of months.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each Series of Notes offered hereby will be paid to the Seller or used by the Trust to refinance other outstanding Series of Notes. The Seller may use such proceeds to purchase Receivables from the Originator.

                            DESCRIPTION OF THE NOTES

         The Notes will be issued in Series. Each Series will represent a debt obligation of the Trust secured by a partial undivided interest in the assets of the Trust. Each Series will be issued pursuant to the Indenture and a Series Supplement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Series Supplement relating to such Series which may differ materially from the Series Supplement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the related Series Supplement.

GENERAL

         The Notes of each Series will be secured by its Investor Interest, including the right to the applicable Investor Percentage of all payments on the Receivables in the Trust. For each Series of Notes, unless otherwise specified in the accompanying Prospectus Supplement, the Investor Interest on any date will be equal to the sum of the initial Investor Interest as of the date of issuance of the related Series (the "Closing Date") for such Series (increased by the principal balance of any Notes of such Series issued after the Closing Date for such Series or increases in principal balance related to funding of Variable Funding Notes) minus the amount of principal paid to the related Noteholders prior to such date. If so specified in the Prospectus Supplement relating to any Series of Notes, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Noteholders, the funds on deposit in any specified account, and any other amounts specified in the accompanying Prospectus Supplement.

         Each Series of Notes may consist of one or more Classes, one or more of which may be senior Notes ("Senior Notes") and one or more of which may be subordinated Notes ("Subordinated Notes"). Each Class of a Series will evidence the right to receive a percentage of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the accompanying Prospectus Supplement. The Notes of a Class may differ from Notes of other Classes of the same Series in, among other things, the percentage amounts allocated to principal payments, maturity date, annual interest rate (the "Note Rate"), ratings and the availability of Enhancement.

         For each Series of Notes, payments and deposits of interest and principal will be made on Payment Dates to Noteholders in whose names the Notes were registered on the record dates specified in the accompanying Prospectus Supplement. Interest will be distributed to Noteholders in the amounts, for the periods and on the dates specified in the accompanying Prospectus Supplement.

         Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Term Notes, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "Description of the Transfer and Servicing Agreements -- Defaulted Receivables; Investor Charge-Offs" in this Prospectus. With respect to each Series of Variable Funding Notes, the Investor Interest of such notes may increase or decrease along with the principal balance of such notes, subject to certain limitations as the amount of Principal Receivables in the Trust may vary from time to time as new Principal Receivables are added and others are paid. When a Series is amortizing, the Investor Interest of such Series will decline as payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Noteholders. See " -- New Issuances" in this Prospectus.

         Unless otherwise specified in the accompanying Prospectus Supplement, Notes of each Series initially will be represented by notes registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depositary selected by the Seller, the "Depositary") except as set forth below. Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Notes, beneficial interests in the Notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Notes offered hereby. No owner of beneficial interests in the Notes (a "Note Owner") acquiring an interest in the Notes offered hereby will be entitled to receive a note representing such person's interest in the Notes. Unless and until Definitive Notes are issued for any Series offered hereby under the limited circumstances described in this Prospectus, all references in this Prospectus to actions by such Noteholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below). In addition, unless and until Notes in fully registered, certificate form ("Definitive Notes") are issued for any Series offered hereby, the Indenture Trustee will not consider a Note Owner to be a Noteholder (as that term is used in the Indenture) and all references in this Prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes offered hereby, as the case may be, for distribution to Note Owners in accordance with DTC procedures. Therefore, until such time, a Note Owner will only be able to exercise its rights as Noteholders indirectly through DTC, Clearstream Banking S.A. ("Clearstream") or the Euroclear System ("Euroclear") and their participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Notes" in this Prospectus.

         If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Notes of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

INTEREST PAYMENTS

         For each Series of Notes and Class thereof, if so specified in the accompanying Prospectus Supplement, interest will accrue from the relevant Closing Date on the applicable Notes at the applicable Note Rate, which may be a fixed, floating or other type of rate as specified in the accompanying Prospectus Supplement. Interest will be distributed or deposited with respect to Noteholders on the Payment Dates. Interest payments or deposits on any Payment Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") or such other period as may be specified in the related Series Supplement and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the accompanying Prospectus Supplement. The Prospectus Supplement relating to each Series of Notes and each Class thereof will describe the amounts and sources of interest payments to be made, the Note Rate, and, for a Series or Class thereof bearing interest at a floating Note Rate, the initial Note Rate, the dates and the manner for determining subsequent Note Rates, and the formula, index or other method by which such Note Rates are determined.

PRINCIPAL PAYMENTS

         Unless otherwise specified in the accompanying Prospectus Supplement, during the Revolving Period for each Series of Notes (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Noteholders of such Series (except with respect to Variable Funding Notes). During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Noteholders in the amounts and on the dates specified in the accompanying Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a trust account established for the benefit of such Noteholders (a "Principal Funding Account") for later distribution to Noteholders on the Scheduled Payment Date in the amounts specified in the accompanying Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the accompanying Prospectus Supplement and allocated to such Series or Class and from certain other sources, if any, specified in the accompanying Prospectus Supplement. In the case of a Series with more than one Class of Notes, the Noteholders of one or more Classes may receive payments of principal at different times. The accompanying Prospectus Supplement will describe the manner, timing and priority of payments of principal to Noteholders of each Class.

         Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Notes or Class thereof at the end of an Accumulation Period, such Series of Notes or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

VARIABLE FUNDING NOTES

         The Trust has issued and may issue in the future Variable Funding Notes that bear a fixed or floating rate of interest and have an outstanding principal amount which may be increased or decreased during the Revolving Period for such Series. Variable Funding Notes will not be offered under this Prospectus. See "Summary of Terms -- Other Interests in the Trust -- Other Series of Notes" in the accompanying Prospectus Supplement.

THE INDENTURE

         A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Indenture and the related Series Supplement upon request of any Noteholder.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

         The Indenture and any Series Supplement may be amended in writing by the Trust and the Indenture Trustee, without the consent of the Noteholders and with prior written notice to the Rating Agencies by the Trust, unless otherwise provided in the Prospectus Supplement for the following purposes:

         (1) to create a new Series of Notes;

         (2) to correct or amplify the description of the collateral, or better assure, convey or confirm the lien on the collateral or add additional collateral;

         (3) to evidence and provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

         (4) to add additional covenants of the Trust for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust;

         (5) to convey, transfer, assign, mortgage or pledge any property or assets to or with the Indenture Trustee and to set forth the terms and conditions as to how the Indenture Trustee will hold and deal with such property or assets and to correct or amplify the description of any such property or assets;

         (6) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture or any Series Supplement or amendment to any Series Supplement which may be inconsistent with any other provision of the Indenture or any supplemental indenture and any Series Supplement or to make any other provisions; provided that such will not adversely affect the interests of any Noteholder without its consent;

         (7) to evidence and provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

         (8) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

         (9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or any Series Supplement or modify in any manner the rights of Noteholders under such Indenture or any Series Supplement; provided that any action shall not adversely affect in any material respect the interests of any Noteholder, unless the Noteholders' consent is obtained as described below; provided further that no amendment will be permitted if it would result in a taxable event to any Noteholder unless such Noteholder's consent is obtained as described below. An amendment described above shall be deemed not to adversely affect the interests of any Noteholder if each Rating Agency rating such Notes confirms in writing that such amendment will not result in a reduction or withdrawal of the then current ratings of such Notes or the applicable Rating Agencies rating such Notes, within 10 days after receipt of notice of such amendment, shall not have notified the Seller, the Servicer or the Trust in writing that such amendment will result in a reduction or withdrawal of the current ratings of the Notes.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

         The Indenture and any Series Supplement may be amended in writing by the Trust and the Indenture Trustee, and if provided in the Prospectus Supplement with the consent of any third party Credit Enhancement Provider (provided no Credit Enhancement Provider Default (as defined in the related Prospectus Supplement) has occurred and is continuing), unless otherwise specified in the accompanying Prospectus Supplement, with the consent of the Noteholders evidencing not less than a majority of the aggregate outstanding principal balance of all Series of

Notes, materially and adversely affected, voting collectively, for the purpose of adding any provision to, change in any manner or eliminate any of the provisions of the Indenture or any Series Supplement or modifying in any manner the rights of the Noteholders of any Series.

         Unless the related Prospectus Supplement provides otherwise, without the consent of the third party Credit Enhancement Provider, if any (so long as no Credit Enhancement Default (as defined in the related Prospectus Supplement) has occurred and is continuing), and the holder of each outstanding related Note affected thereby, however, no amendment to the Indenture or any Series Supplement may:

         (1) change the date of any installment or principal of or interest on, or any premium payable upon the redemption of, any Note or reduce in any manner the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, modify the provisions of the Indenture or any Series Supplement relating to the application of collections on, or the proceeds of the sale of, the collateral for the Notes to payment of principal of, or interest on, the Notes or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable,

         (2) change the definition of or the manner of calculating the Investor Interest, the aggregate default amount or the Investor Percentage of such Series,

         (3) reduce the aforesaid percentage of undivided interests, the holders of which are required to consent to any such amendment, in each case without the consent of all Noteholders of all Series adversely affected,

         (4) terminate, modify or amend AIG's support obligations with respect to ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding, without the consent of the holders of all Notes of all Series outstanding and confirmation from each Rating Agency that such action will not affect the rating of any outstanding Notes,

         (5) impair the right to institute suit for the enforcement of certain provisions of the Indenture or any Series Supplement regarding the application of funds to payment on the Notes,

         (6) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the holders of which is required for any supplemental Indenture or Series Supplement or amendment of a Series Supplement, or waiver of compliance with certain provisions of the Indenture or any Series Supplement or of certain defaults thereunder and their consequences as provided for in the Indenture or any Series Supplement,

         (7) modify or alter the provisions of the Indenture or any Series Supplement regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any Insured on the Notes,

         (8) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes,

         (9) decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the Indenture or any Series Supplement which specify the applicable percentage of aggregate outstanding principal amount of the Notes necessary to amend the Indenture or any Series Supplement or to provide that certain other provision of the Indenture or any Series Supplement may not be modified or waived without the consent of each Noteholder affected thereby,

         (10) modify any of the provisions of the Indenture or any Series Supplement in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained in the Indenture or any Series Supplement, or

         (11) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture or any Series Supplement, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security provided by the lien of the Indenture or any Series Supplement; provided further, that no amendment will be permitted if it would result in a taxable event to any Noteholder, unless such Noteholder's consent is obtained as described above. Promptly following the execution of any amendment to the Indenture or any Series Supplement, the Indenture Trustee will furnish written notice of the substance of such amendment to each Noteholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (a) a default for five business days or more after the receipt of notice from the Indenture Trustee in the payment of any interest on any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in the related Series Supplement retained by the Seller or any of its Affiliates) after the same becomes due and payable; (b) a default in the payment of the principal or of any installment of the principal of any Class of Notes of any Series (other than the most subordinated Class of any Series as specified in the related Series Supplement retained by the Seller or any of its Affiliates) when the same becomes due and payable; or (c) certain events of bankruptcy, insolvency or liquidation of the Trust. However, the amount of principal due and payable on any Class of Notes on any Payment Date, or any Scheduled Payment Date, if applicable, (prior to the legal final Payment Date, if any, for such Class) will generally be determined by the amount available to be deposited in the Payment Account for such Payment Date. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default unless such Class of Notes has a legal final Payment Date, and then not until such Payment Date for such Class of Notes.

         If an Event of Default (other than in clause (c) above) should occur and be continuing with respect to the Notes of any Series, the Indenture Trustee or the holders of a majority of the aggregate principal balance of all Notes of all Series outstanding voting together as a single class (a "Note Majority") may declare the principal of all the Notes of all Series outstanding to be immediately due and payable at par, with interest thereon. Such declaration may be rescinded by a Note Majority if: (a) the Trust has paid to or deposited with the Indenture Trustee a sum sufficient to pay all amounts then due with respect to the Notes (without giving effect to such acceleration) and certain amounts payable to the Indenture Trustee and (b) all Events of Default (other than nonpayment of the principal of the Notes due solely as a result of such acceleration) have been cured or waived. If an Event of Default with respect to events in clause (c) above should occur, all unpaid principal of and accrued interest on all of the Notes of all Series outstanding will become immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

         If the Notes of any Series have been declared due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on the Trust assets, exercise remedies as a secured party, sell the assets of the Trust or elect to have the Trust maintain possession of the Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration (although the Rapid Amortization Period commenced by such declaration will continue unless such declaration is rescinded). The Indenture Trustee, however, will be prohibited from selling the assets of the Trust held by the Trust following an Event of Default, unless (a) the holders of all the outstanding Notes of all outstanding Series consent to such sale; (b) the Investor Percentage of the proceeds of such sale or liquidation are sufficient to pay in full the principal of, and the accrued interest on, all outstanding Notes of all outstanding Series and any other amounts due to Noteholders at the date of such sale or liquidation; or (c) the Indenture Trustee determines that the Investor Percentage of the proceeds of the sale or liquidation of the assets of the Trust would not be sufficient on an ongoing basis to make all payments of principal and interest on the outstanding Notes of all outstanding Series as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders representing 662/3% of the aggregate principal balance of all outstanding Notes of all outstanding Series. In the event the Notes are accelerated and the assets of the Trust are sold, the funds, if any, on deposit in any reserve account or received from another source of credit support will be available to first pay interest on and then principal of the Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to any Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the Note Majority, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal (or premium, if any) or interest on the Notes or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of' all of the holders of all outstanding Notes of all outstanding Series.

         No holder of any Note of any Series will have the right to institute any proceeding with respect to the Indenture and related Series Supplement or for the appointment of a receiver or trustee, or for any other remedy, unless:

         (1) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

         (2) the holders of not less than 25% in principal amount of the outstanding Notes of all Series have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,

         (3) such holder or holders have offered and, if requested, provided the Indenture Trustee reasonable indemnity for the costs, expenses and liabilities of complying with such request,

         (4) the Indenture Trustee has for 60 days failed to institute such proceeding after receipt of notice, and request and offer of indemnity, and

         (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by a Note Majority.

         If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will provide to each Noteholder and each Rating Agency, and any Credit Enhancement Provider, if applicable, notice of the Event of Default within 5 business days after it acquires such knowledge, or receives notice, of such event. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice beyond such 5 business day period if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

         In addition, the Indenture Trustee and each Noteholder and Note Owner, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

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

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust, the Owner Trustee or the Indenture Trustee under the Indenture or any certificate or other writing delivered in connection therewith against (a) the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, or (b) any owner of a beneficial interest in the Trust, or (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, or of any successor or assignee of the Seller, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except
(x) as any such person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee will have no such obligations in their individual capacity) and (y) that nothing will release the Seller or the Servicer from their own obligations under the Related Documents or such other writings and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

CERTAIN COVENANTS

         The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless: (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (b) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(c) no default, Event of Default, Pay Out Event or Servicer Default shall have occurred and be continuing as a result of such merger or consolidation, (d) the applicable Rating Agencies shall have notified the Seller, the Servicer, the Indenture Trustee and the Trust in writing that such transaction will not result in a reduction or withdrawal of the then current ratings of any outstanding series of Notes, (e) if the related Prospectus Supplement provides, the third party Credit Enhancement Provider, if any, has consented to such merger or consolidation except that no such consent shall be required if a Credit Enhancement Provider Default (as defined in the related Prospectus Supplement) has occurred and is continuing, (f) the Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal tax consequence to the Trust or to any Noteholder, (g) any action necessary to maintain the lien and security interest created by the Indenture has been taken and (h) the Trust has delivered to the Indenture Trustee an officers' certificate of the Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with the Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

         Also, the Trust may not convey or transfer all or substantially all of its properties or assets to any other entity, unless: (a) the entity that acquires the assets of the Trust (1) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (2) expressly agrees to make all filings with the SEC (and any other appropriate entity) required by the Exchange Act in connection with the Notes and (3) is organized under the laws of the United States, any state or the District of Columbia; and (b) the criteria specified in clause (b) through (h) of the preceding paragraph have been complied with.

         The Trust will not, among other things, (a) except as expressly permitted by the Indenture, any Series Supplement, the Notes, the Sale and Servicing Agreement, the Purchase Agreement, the Master Trust Agreement or certain related documents for the Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Trust unless directed by the Indenture Trustee, (b) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for the Notes, (c) except as contemplated by the Master Trust Agreement and Related Documents, dissolve, terminate or liquidate in whole or in part, (d) permit the validity or effectiveness of the Indenture or any Series Supplement to be impaired, permit the lien in favor of the Indenture Trustee to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture or any Series Supplement except as may be expressly permitted thereby, (e) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the Notes or any part thereof, or any interest therein or proceeds thereof except as expressly permitted by the Related Documents, (f) permit the lien of the Indenture or any Series Supplement not to constitute a valid first priority security interest in the Receivables or (g) amend, modify or fail to comply with the provisions of the Related Documents without the prior written consent of the Indenture Trustee.

         The Trust may not engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust, The Seller, The Originators and The Servicer." The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

NEW ISSUANCES

         The Indenture provides for the Indenture Trustee to issue two types of
Notes: (a) one or more Series of Term Notes which may be issued in more than one Class and varying rights and priorities and are transferable and have the characteristics described below and (b) one or more series of Variable Funding Notes that bear a fixed or floating rate of interest and have an outstanding principal amount which may be increased or decreased and having the characteristics described in the related Series Supplement (each such issuance, a "New Issuance"). If specified in a Prospectus Supplement, the Noteholders may tender Notes representing any outstanding Series of Notes to the Indenture Trustee (an "Investor Exchange") in exchange for the newly issued Notes. Pursuant to the Indenture, the Trust will define, with respect to any newly issued Series, all principal terms of such Series (the "Principal Terms"). Upon the issuance of an additional Series of Notes, none of the Seller, the Servicer, the Indenture Trustee or the Trust will be required or intends to obtain the consent of any Noteholder of any other Series previously issued by the Trust. However, as a condition of a New Issuance, the Trust will deliver to the Indenture Trustee written confirmation that the New Issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Trust may offer any Series under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless otherwise specified in the accompanying Prospectus Supplement, the Trust may perform New Issuances and define Principal Terms such that each Series issued under the Indenture has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Indenture, the Indenture Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the Trust may deliver a different form of Credit Enhancement agreement. The Trust may specify different Note Rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The Trust will also have the option under the Indenture to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased or refinanced by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of New Issuances that may be performed under the Indenture.

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         Unless otherwise specified in the accompanying Prospectus Supplement, a
New Issuance may only occur upon the satisfaction of certain conditions provided in the Indenture. Under the Indenture, the Trust may perform a New Issuance by notifying the Indenture Trustee at least three days in advance of the date upon which the New Issuance is to occur. Under the Indenture, the notice will state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (a) its initial Investor Interest (or method for calculating such amount) which amount may not be greater than the current aggregate principal amount of the Trust Interest minus the highest Minimum Trust Interest for any outstanding Series or, in the case of an Investor Exchange, the sum of the Investor Interest of the Notes to be exchanged plus the current aggregate principal amount of the Trust Interest, minus the highest Minimum
Trust Interest for any outstanding Series, except the one being exchanged, (b) its initial outstanding principal amount (or method for calculating such amount) and (c) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Indenture provides that on the date of the New Issuance, the Indenture Trustee will authenticate any such Series only upon delivery to it of the following, among others, (a) a Series Supplement in a form satisfactory to the Indenture Trustee and signed by the Trust and specifying the Principal Terms of such Series, (b) (1) an opinion of counsel to the effect that, if so stated in the related Series Supplement, the Notes of such Series will be characterized as indebtedness for federal income tax purposes and (2) an opinion of counsel to the effect that, for federal income tax purposes, (A) such issuance will not adversely affect the tax characterization of Notes of any outstanding Series or Class that were characterized at the time of their issuance, (B) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (C) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Noteholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to in this Prospectus as a "Tax Opinion"), (c) if required by the related Series Supplement, the form of Credit Enhancement, if any, (d) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Trust and the Credit Enhancement Provider, (e) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (f) in the case of an Investor Exchange, the existing Notes of the Series to be exchanged, (g) an officer's certificate of the Seller to the effect that after giving effect to the New Issuance the Seller would not be required to add Additional Receivables pursuant to the Sale and Servicing Agreement and the Trust Interest would be at least equal to a specified minimum level (the "Minimum Trust Interest") and (h) an opinion of counsel as to the grant by the Trust to the Indenture Trustee of a first priority, perfected security interest in the assets of the Trust. Upon satisfaction of such conditions, the Indenture Trustee will authenticate the new Series (and, in the case of an Investor Exchange, cancel the notes of the exchanged Series).

ANNUAL COMPLIANCE STATEMENT

         The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

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SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

TRUST INDENTURE ACT

         The Indenture will comply with applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

         The Indenture Trustee may upon prior written notice to the Trust and the Servicer resign at any time, in which event the Servicer will be obligated to appoint a successor trustee eligible under the Indenture which, if the Prospectus Supplement so provides, shall be acceptable to the third party Credit Enhancement Provider, if any, so long as no Credit Enhancement Provider Default (as defined in the Prospectus Supplement) has occurred and is continuing. The Trust may also remove the Indenture Trustee, if the Prospectus Supplement so provides with the consent of the third party Credit Enhancement Provider, if any, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent or otherwise becomes incapable of performing its duties or acting as Indenture Trustee. In such circumstances, the Servicer will be obligated to appoint a successor trustee eligible under the Indenture which, if the Prospectus Supplement so provides, shall be acceptable to the third party Credit Enhancement Provider, if any, so long as no Credit Enhancement Provider Default (as defined in the Prospectus Supplement) has occurred and is continuing. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, including the approval of the provider of any credit enhancement, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

REPORTS TO NOTEHOLDERS

         Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Notes, on each Payment Date, or as soon thereafter as is practicable, as specified in the accompanying Prospectus Supplement, the Indenture Trustee will forward to each Noteholder of record a statement prepared by the Servicer setting forth, among other things:

         (a) the total amount paid to the Noteholders,

         (b) the amount of the payment on such Payment Date allocable to principal on the Notes,

         (c) the amount of such payment allocable to interest on the Notes,

         (d) the amount of collections of Principal Receivables received during the preceding Monthly Period or Periods since the last Payment Date and allocated in respect of the Notes,

         (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Payment Date,

         (f) the aggregate outstanding balance of Receivables which are delinquent, broken down by period of delinquency as provided in the related Series Supplement, in accordance with the Servicer's then existing premium finance obligation guidelines as of the end of the last day of the preceding Monthly Period or Periods since the last Payment Date,

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

         (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Payment Date,

         (h) the aggregate amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Payment Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Payment Date,

         (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Payment Date,

         (j) the amount payable under any Enhancement and Credit Enhancement, if any, as of the close of business on such Payment Date,

         (k) the "pool factor" as of the close of business on the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of such Series Investor Interest to such Series initial Investor Interest), and

         (l) the aggregate amount of collections on Finance Charge Receivables allocable to the Investor Interest during the preceding Monthly Period or Periods since the last Payment Date.

         In the case of a Series of Notes having more than one Class, the statements forwarded to Noteholders will provide information as to each Class of Notes, as appropriate. The Servicer will not be required to calculate the Minimum Trust Interest for any Monthly Period if the Servicer certifies in the Monthly Servicer Report for such Monthly Period that the Trust Interest as of the date thereof equals or exceeds 50% of the Trust assets as of the close of business on the last business day of the preceding Monthly Period and that such Trust Interest exceeds the Minimum Trust Interest as of the end of such Monthly Period.

         On or before January 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, the Indenture Trustee will furnish to each person who at any time during the preceding calendar year was a Noteholder of record, a statement prepared by the Indenture Trustee containing the information required to be contained in the regular monthly report to Noteholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Indenture Trustee deems necessary or desirable to enable the Noteholders to prepare their United States tax returns.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

         Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Notes, Noteholders may hold their Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange

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

Act"). DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Note Owners. It is anticipated that the only Noteholder will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will only be permitted to exercise the rights of Noteholders indirectly through the Participants who in turn will exercise the rights of Noteholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal and interest on the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Notes, Note Owners will receive payments and will be able to transfer their interests.

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

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a physical note for such Notes.

         DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the Indenture and any Series Supplement only at the direction of one or more Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of Participants whose holdings include such interests.

         Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

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

Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain United States Federal Income Tax Consequences" in this Prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture and any Series Supplement on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

         Unless otherwise specified in the accompanying Prospectus Supplement, the Notes of each Series will be issued as Definitive Notes in fully registered, certificated form to Note Owners or their nominees rather than to DTC or its nominee, only if (a) the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Series of Notes, and the Indenture Trustee or the Trust is unable to locate a qualified successor, (b) the Trust, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC or (c) after the occurrence of a Servicer Default or an Event of Default, Note Owners representing not less than 50% (or such other percentage specified in the accompanying Prospectus Supplement) of the outstanding Investor Interest advise the Indenture Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and instructions for re-registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture ("Holders").

         Distribution of principal and interest on the Notes will be made by the Indenture Trustee directly to Holders of Definitive Notes in accordance with the procedures set forth in this Prospectus and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by wire transfer to the specified account or by check mailed to the address of such Holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede representing the Notes), however, will be made only upon presentation and surrender of such Note at the office or agency specified in the

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notice of final distribution to Noteholders. The Trustee will provide such notice to registered Noteholders not later than the fifth day of the month of such final distributions.

         Definitive Notes will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar", which shall initially be the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Notes for a period of five business days preceding the due date for any payment with respect to such Definitive Notes.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         Except as otherwise specified in the accompanying Prospectus Supplement, the following summary describes certain terms of: (a) the Purchase Agreement pursuant to which the Seller has purchased and will purchase Eligible Receivables from the Originators; (b) the Sale and Servicing Agreement, pursuant to which the Trust has acquired and will acquire those Receivables from the Seller and agrees to the servicing of the Receivables by the Servicer; (c) the Master Trust Agreement pursuant to which the Trust was created; and (d) the Administration Agreement pursuant to which the Administrator undertakes certain administrative duties with respect to the Trust. The agreements described in clauses (a), (b), (c) and (d) are referred to collectively as the "Transfer and Servicing Agreements."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         In connection with the initial transfer of the Receivables to the Trust, the Originators were required to indicate, and in connection with each subsequent transfer of Receivables to the Trust, the Originators are required to indicate, in their computer files that the Receivables have been conveyed to the Trust. In addition, the Seller will cause the Originators to provide to the Indenture Trustee computer files or microfiche lists, containing a true and complete list showing each Premium Finance Obligation, identified by account number and by total outstanding balance as of the end of the Monthly Period during which such Receivables are transferred. The Seller will not deliver or cause to be delivered to the Indenture Trustee any other records or agreements relating to the Premium Finance Obligations or the Receivables, except in connection with additions or removals of Receivables. Except as stated above, the records and agreements relating to the Premium Finance Obligations and the Receivables maintained by the Originators, the Seller or the Servicer are not and will not be segregated by the Originators, the Seller or the Servicer from other documents and agreements relating to other commercial premium finance obligations and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Originators and the Sellers are and will be required to be marked to evidence such transfer. None of the Originators have taken or will be obligated to take any actions in order to perfect for the benefit of the Seller or the Trust, respectively, a security interest in the Receivables, other than the Uniform Commercial Code financing statements filed with respect to the Receivables meeting the requirements of New York, California, New Hampshire and Delaware state law. The Originators generally do not notify obligors on Premium Finance Obligations of the transfers described herein. See "Risk Factors -- Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables" in this Prospectus.

REPRESENTATIONS AND WARRANTIES

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Notes, upon execution of each Series Supplement, each Originator will make under the Purchase Agreement certain representations and warranties to the Seller and the Seller will make under the Sale and Servicing Agreement as applicable, certain representations and warranties to the Trust, to the effect that, among other things, as of the Closing Date of the related Series, it is duly incorporated and in good standing and that it has the authority to consummate the transactions

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

contemplated by the Purchase Agreement and the Sale and Servicing Agreement, as applicable. If so provided in the accompanying Prospectus Supplement, if (a) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be materially incorrect for 60 days after notice to the related Originator or the Seller, as applicable, by the Indenture Trustee or to the related Originator, the Seller and the Indenture Trustee by the Noteholders holding more than 50% of the Investor Interest of such Series, and (b) as a result the interests of the Noteholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then a Pay Out Event shall occur for each such Series ten business days thereafter, unless Noteholders holding more than 50% of the Investor Interest of each such Series give notice to the Indenture Trustee, the Seller and the Servicer declaring that a Pay Out Event has not occurred, thereby commencing the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period.

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Notes, the Seller will make with respect to the Receivables representations and warranties to the Trust to the effect, among other things, that, as of the date of transfer of each such Receivable to the Trust (a) such Receivable is an Eligible Receivable (as defined below), and (b) all material consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given in connection with the origination and/or servicing of the related Premium Finance Obligation and the conveyance of each such Receivable to the Trust have been duly effected or given. In the event of a breach of any representation and warranty set forth in this paragraph, as a result of which the Premium Finance Obligation relating to a Receivable becomes a Defaulted Obligation or which breach in the case of (b) above would have a material adverse effect on the interests of the Noteholders, within 60 days, or such longer period as may be agreed to by the Indenture Trustee (but no longer than 120 days), of either the discovery of such breach and the resulting effect by the Seller or receipt by the Seller of written notice of such breach given by the Indenture Trustee, the Seller will accept reassignment of each Receivable, as to which such breach relates if such breach continues throughout the aforementioned applicable period (an "Ineligible Receivable") on the terms and conditions referred to below. The Seller will accept reassignment of each such Ineligible Receivable by (a) depositing into the Collection Account an amount equal to the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable and (b) directing the Servicer to deduct the unpaid principal amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Trust Interest provided, however, that if the exclusion of an Ineligible Receivable from the calculation of the Trust Interest would cause the Trust Interest to be less than the Minimum Trust Interest or would otherwise not be permitted by law, then such Ineligible Receivable shall be removed upon the Seller depositing in the Principal Account (for allocation as a Principal Receivable) in immediately available funds an amount equal to the amount by which the Trust Interest would be reduced below the Minimum Trust Interest. Upon any such reassignment of a Receivable to the Seller, the Seller will reassign such Receivable to the applicable Originator, pursuant to the terms of the Purchase Agreement. The obligation of the Seller or the related Originator, as applicable, to accept reassignment of any Ineligible Receivable and to make the payments described above is the sole remedy respecting any breach of the representations and warranties referred to in this paragraph with respect to such Receivable available to the Noteholders or the Indenture Trustee on behalf of the Noteholders.

         Upon the execution of each Series Supplement, the Servicer and the Seller with respect to (a) below, and the Seller with respect to (b) below, will make representations and warranties to the Trust to the effect, among other things, that as of the closing date of the issuance by the Trust of the related Series of Notes (including the Initial Closing Date) and each Addition Date (a) the Sale and Servicing Agreement constitutes a valid and legally binding obligation of it, and (b) the transfer of Receivables to the Trust under the Sale and Servicing Agreement constitutes a valid transfer to the Trust of the entire right, title and interest in and to the Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of the related Noteholders), and recoveries thereon. The Servicer and the Seller will make upon the

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

execution of each Series Supplement, representations and warranties to the Trust to the effect, among other things, that as of the closing date of the issuance by the Trust of the related Series of Notes (including the Initial Closing Date)
(x) all information previously furnished by it or to be furnished by it in writing to the Indenture Trustee in connection with the Sale and Servicing Agreement and the transactions contemplated thereby is and will be true and accurate in all material respects, and (y) all approvals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the Sale and Servicing Agreement and the Notes and the performance of the transactions contemplated by the Sale and Servicing Agreement have been obtained. The Seller will make with respect to the Receivables, representations and warranties to the Trust similar to those described in the two foregoing sentences in connection with each assignment of Receivables added to the Trust from time to time in accordance with the terms and conditions of the Sale and Servicing Agreement. In the event of a breach by the Seller of any of the representations and warranties described in clause (a) or (b) above, if such breach has a material adverse effect on the Trust, the Indenture Trustee, by written notice to the Seller, or Noteholders evidencing interest in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Seller to accept reassignment of all of the Receivables in the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice (but no longer than 120 days). Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties described in (a) or (b) above, as applicable, shall be true and correct in all respects. The deposit amount for such reassignment with respect to each Series of Notes required to be repurchased following such notice, will be (unless otherwise specified in the related Series Supplement) generally equal to the outstanding balance of the Notes of such Series on the last day of the Monthly Period preceding the date on which the reassignment is scheduled to be made plus an amount equal to all interest accrued but unpaid on such Notes at the applicable Note Rate through the end of the interest accrual period in which such reassignment occurs of each such Series (less the amounts, if any, previously allocated for payment of interest and principal with respect to each such Series of Notes). The reassignment deposit amount will equal the sum of the reassignment deposits with respect to each Series then issued and outstanding which is required to be repurchased following such notice. The allocable portion of such reassignment deposit amount will be paid in full to the Noteholders of such Series upon presentation and surrender of their Notes. If the Indenture Trustee or the holders of the outstanding Notes gives notice directing the Seller to accept reassignment as provided in the Sale and Servicing Agreement, the obligation of the Seller to accept reassignment of the Receivables and to pay the reassignment deposit amount will constitute the sole remedy respecting a breach of the representations and warranties described in (a) or (b) above.

         Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Notes, an "Eligible Receivable" is defined to mean a Receivable: (a) which has arisen from (i) a Loan, which has either been funded or will be funded within 30 days of its transfer to the Trust, made to an Insured that used the proceeds of such Loan to pay premiums on property or casualty insurance policies, governed by the law of any State of the United States, the District of Columbia or any United States territory or possession or
(ii) a Deferred Payment Obligation which has either been purchased or will be purchased within 30 days, governed by the law of any State of the United States, the District of Columbia or any United States territory or possession, (b) which has arisen from a Loan or a Deferred Payment Obligation, having a stated maturity, that was in material compliance with all requirements of law applicable to AIC, AICCO I, AICCO II, IP Finance, IP Funding, or any Third Party Originator that originated the same (each, an "Originator"), the Servicer, the Seller and the Trust and which, at the time of the transfer of such Receivable to the Trust, complies in all material respects with all requirements of law applicable to AIC, AICCO I, AICCO II, IP Finance, IP Funding, any Third Party Originator, the Servicer, the Seller and the Trust, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, each governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by AIC, AICCO I, AICCO II, IP Finance, IP Funding, any Third Party Originator of the Premium Finance Obligation relating to such Receivable, have been

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

duly obtained, effected or given and are in full force and effect as of the date of transfer to the Trust, (d) which, at the time of transfer of such Receivable to the Trust, represents a beneficial interest in a Loan or interest in a Deferred Payment Obligation that has been originated in accordance with AIGC's underwriting guidelines and has not been waived or modified except for waivers or modifications that were made by the Servicer in accordance with its customary servicing standards, (e) with respect to Loans, as to which the related Loan is not subject to any right of rescission, setoff, counterclaim, defense arising out of violations of usury laws, or any other defenses of any Insured at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles, (f) as to which all obligations of AIC, AICCO I, AICCO II, IP Finance, IP Funding, any Third Party Originator, the Servicer and the Seller with respect to such Receivable required to be fulfilled pursuant to the related premium finance loan agreement or assignment agreement and the Sale and Servicing Agreement, are satisfied, (g) as to which, at the time of transfer of such Receivable to the Trust, none of AIC, AICCO I, AICCO II, IP Finance, IP Funding, any Third Party Originator, the Servicer or the Seller has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Noteholders therein, (h) with respect to which the Insured under the related Receivable is not the direct Insured under any Defaulted Obligation (other than a Defaulted Obligation resulting solely from an event of bankruptcy of an entity other than such direct Insured), (i) which does not relate to a Defaulted Obligation or a Premium Finance Obligation which is overdue, (j) as to which the related Premium Finance Obligation and all amounts due thereon are denominated and payable only in United States dollars, (k) which has either arisen from a Loan whereby the related premium finance agreement provides the related Originator and, in the case of a Third Party Originator, its licensed transferees, a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law upon non-payment of a Loan installment by the Insured thereunder (l) which has arisen from a Premium Finance Obligation whereby, in the case of Loans, the related premium finance agreement or assignment agreement, as applicable, allows the related Originator and, in the case of a Third Party Originator, its licensed transferees, to direct the insurance company to pay to such party any unearned premium under the related insurance policy calculated as of the time of cancellation of the insurance policy, if cancelable (in which event such insurance company shall, except as provided under applicable law, have a legal, valid and binding obligation to remit such unearned premium to such Originator or Third-Party Originator or its licensed transferee) and, in the case of Deferred Payment Obligations, the related premium finance assignment agreement or other related agreement creates a full and unconditional right, legally enforceable by the related Originator or a transferee upon cancellation of the related insurance policy to recover from the related insurer or a third party an amount (the "Deferred Payment Obligation Return Amount") established pursuant to the Guidelines that is comparable to the amount of unearned premium that would be owing in respect of a Loan with an outstanding principal balance comparable to the unamortized purchase price of such related policy, and (in the case of a Deferred Payment Obligation acquired from an insurer affiliated with AIC and guaranteed by a guarantor affiliated with AIC) any guarantee on which the Seller may be relying for purposes of the treatment of such Deferred Payment Obligations pursuant to the definition of Excess Receivables is not subject to any defenses and (m) which has a stated maturity of less than or equal to 60 months from its date of transfer to the Trust.

         It will not be required or anticipated that the Indenture Trustee will make any general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with an Originator's or the Seller's representations and warranties or for any other purpose.

ADDITION OF TRUST ASSETS

         As described above under "The Receivables," the Seller has the right and, in some circumstances, is obligated to convey to the Trust, from time to time, Additional Receivables. The Seller is required to convey Additional Receivables to maintain the Minimum Trust Interest under the circumstances and in the amounts specified in the accompanying Prospectus Supplement. The Seller currently expects to convey to the Trust its interest in all Receivables generated and transferred to the Seller by Originators from time to time, but is not required to do so.

         Each Additional Receivable must be an Eligible Receivable at the time of its conveyance. However, Additional Receivables may not arise from Premium Finance Obligations of the same credit quality as the Premium Finance Obligations included in the Trust on the date hereof. Additional Receivables may have been originated by the Originators using criteria different from those which were applied by the Originators to the Premium Finance Obligations included in the Trust on the date hereof or may have been acquired by the Originators from an institution which may have had different credit criteria.

         If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Receivables, the Seller under the Sale and Servicing Agreement will be permitted to add to the Trust participations representing interests in a pool of assets primarily consisting of receivables arising under commercial premium finance obligations owned by the Seller or its affiliates and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Seller, or its affiliates, which entitles the holder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which may be enforceable only by a separate trustee under the Participation Agreement and may be different from those specified in this Prospectus. The rights and remedies of the Trust as the holder of a Participation (and therefore the Noteholders) will be subject to all the terms and provisions of the related Participation Agreement.

         A conveyance by the Seller to the Trust of Additional Receivables or Participations is subject to the following conditions, among others: (a) no selection procedures materially adverse to the interests of the holders of any Series of Notes were used in selecting the Additional Receivables, (b) the Seller will deliver, on or prior to the Determination Date following a Monthly Period during which Additional Receivables or Participations are conveyed to the Trust, a written confirmation of assignment (the "Assignment") to the Trust of the Additional Receivables or Participations and a computer file or microfiche list containing a true and complete list of all Receivables, including Additional Receivables or Participations, as of the end of such Monthly Period and (c) the transfer of Additional Receivables or Participations by the Seller to the Trust constitutes a valid transfer and sale of the entire right and interest in and to the Additional Receivables or Participations. The Seller is not required to give notice to either Rating Agency of their intention to convey Additional Receivables or Participations to the Trust.

REMOVAL OF RECEIVABLES

         Unless otherwise specified in the Prospectus Supplement relating to a Series of Notes and subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Trust Interest exceeds the Minimum Trust Interest on such Determination Date, the Seller may, but shall not be obligated to, not more than once during the Monthly Period during which such Determination Date occurs, designate Removed Receivables for deletion and removal from the Trust with five business days' prior written notice to the Indenture Trustee and Servicer but without notice to Noteholders. The Seller is permitted to designate and require reassignment of Removed Receivables only upon satisfaction of the following conditions, among other things: (a) on or prior to the reassignment date, the Seller will have delivered to the Trust and the Indenture Trustee for execution a written reassignment and, within five business days after the reassignment date, the Seller shall have delivered or cause to be delivered to the Indenture Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables, the Removed Receivables to be identified by, among other things, account number and their aggregate amount of Principal Receivables as of the date of their removal (the "Removal Date");
(b) the Seller will represent and warrant that the selection

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

procedure used by the Seller in selecting the Removed Receivables is a random process and is not materially adverse to the interests of the holders of any Notes issued by the Trust; (c) the removal of any Removed Receivables shall not, in the reasonable belief of the Seller (1) cause a Pay Out Event to occur, (2) cause the Trust Interest to be less than the Minimum Trust Interest on such Removal Date or (3) result in the failure to make any payment with respect to any Series; (d) the Seller will have delivered prior written notice of the removal to the Rating Agencies and prior to the date on which such Receivables are to be removed, neither the Seller nor the Indenture Trustee will have received notice from either Rating Agency that such removal will result in the reduction or withdrawal of the then-existing rating of any outstanding Series of Notes; (e) the Seller will have delivered to the Indenture Trustee an officer's certificate confirming the items set forth in clauses (a) through (d) above; and
(f) the Seller, the Indenture Trustee and each Rating Agency will have received an opinion of counsel that the proposed removal will not adversely affect the federal income tax characterization of the Trust. If such removal would be subject to the independent valuation requirements of the Trust Indenture Act of 1939, as amended, then the removal of Receivables will be subject to the further condition that the Trust deliver the requisite opinion or certification.

COLLECTION AND OTHER SERVICING PROCEDURES

         For each Series of Notes, the Servicer will be responsible for servicing and administering the Premium Finance Obligations giving rise to the Receivables in accordance with the Servicer's policies and procedures for servicing commercial premium finance receivables that are owned for its own account comparable to the Receivables (the "Guidelines"). The Guidelines are subject to change from time to time without the consent of or notice to the Noteholders.

DISCOUNT OPTION

         The Seller may, in its sole discretion, designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in the Premium Finance Obligations with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. In effect, if such option is exercised by the Seller, the Principal Receivables are treated as having been transferred to the Trust at a discount. The result of such discounting treatment is to increase the yield to the Trust beyond the actual income performance of the Premium Finance Obligations. Such designation will become effective upon satisfaction of the requirements set forth in the Sale and Servicing Agreement, including written confirmation by each Rating Agency of its then-current rating on each outstanding Series of the Trust. After such designation is effective, on the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Premium Finance Obligations on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the accompanying Prospectus Supplement.

TRUST ACCOUNTS

         Unless otherwise specified in a Prospectus Supplement, the Indenture Trustee will establish and maintain with a Qualified Institution, which may be the Indenture Trustee, in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Noteholders of all related Series, including any Series offered pursuant to this Prospectus. The Indenture will provide that the Indenture Trustee or the Servicer will have the power to establish Series accounts in Series Supplements, including a Principal Funding Account, a Pre-Funding Account or such other account specified in the Series Supplement, each of which series accounts shall be held for the benefit of the Noteholders of the related Series and for the purposes set forth in the accompanying Prospectus Supplement. The Indenture Trustee will also establish a "Payment Account" (a non- interest bearing segregated trust account established with a Qualified Institution). The Servicer will establish and maintain with the Indenture Trustee, in the name of

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

the Indenture Trustee, for the benefit of Noteholders of all Series issued thereby including any Series offered pursuant to this Prospectus, an account established for the purpose of holding collections of Receivables (the "Collection Account"), which will be a non-interest bearing segregated account established and maintained with a "Qualified Institution," defined as a depositary institution or trust company, which may include the Indenture Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia, which either (a) has corporate trust powers and at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or a long-term unsecured debt obligation rating of at least A3 by Moody's and at least A- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or (b) at all times has a certificate of deposit rating of at least P-1 by Moody's and A-1+ by Standard & Poor's or a long term unsecured debt obligation rating of at least Aa3 by Moody's and of at least AA-by Standard & Poor's and deposit insurance as required by the FDIC or (c) a depositary institution, which may include the Indenture Trustee, which is acceptable to each Rating Agency. In addition, the Series Supplement for any Series may require the Indenture Trustee to establish and maintain a subaccount of the Collection Account for such series (each such subaccount, a "Collection Subaccount"). Unless otherwise specified in the accompanying Prospectus Supplement, funds in the Collection Account or any Collection Subaccount, that are not both deposited and to be withdrawn on the same day for the Trust may be invested to the extent provided in the Series Supplement, at the direction of the Servicer, in (a) obligations of or fully guaranteed by the United States of America, (b) demand deposits; time deposits or certificates of deposit of (A) any depositary institution or trust company, the certificates of deposit of which have credit ratings from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and the long-term unsecured debt obligations of which have a rating from Moody's and Standard & Poor's of at least Aa3 and AA- respectively or (B) the corporate trust department of such depositary institutions or trust company, the certificates of deposit of which have ratings from Moody's and Standard & Poor's of P-1 and A-1 respectively, and long-term debt obligations of which have a rating from Moody's and Standard & Poor's of at least A3 and A-respectively, (c) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of P-1 and A-1+ respectively, from Moody's and Standard & Poor's or otherwise approved by each Rating Agency, (d) bankers' acceptances issued by any depositary institution or trust company described in clause (b) above, (e) investments in money market or common trust funds rated AAA-M or AAA-MG by Standard & Poor's or P-1 by Moody's or otherwise approved by each Rating Agency, (f) demand deposits, time deposits and certificates of deposit which are fully insured to the limits as required by law and by the FDIC, (g) certain open end diversified investment companies which each Rating Agency designates in writing will not result in a withdrawal or downgrade of its then current rating of any Series it rates, and (h) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the Notes (such investments, "Permitted Investments"). Any such investment must mature (except in the case of clause (e) above) and such funds be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were received or deposited, or if specified in a related Series Supplement on the immediately following Payment Date; and may include investments for which the Indenture Trustee or any of its affiliates serves as investment manager or adviser. Unless otherwise specified in the accompanying Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Collection Account or any Collection Subaccount will be paid to the Trust. Unless otherwise specified in the accompanying Prospectus Supplement, neither the Servicer nor the Trust is required to deposit additional amounts in any such account in respect of such losses or expenses. See " -- Defaulted Receivables; Investor Charge-Offs." Funds in any other Series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the accompanying Prospectus Supplement.

         The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's

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

duties under the Sale and Servicing Agreement. Unless otherwise specified in the accompanying Prospectus Supplement, the Indenture Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

FUNDING PERIOD

         For any Series of Notes, the accompanying Prospectus Supplement may specify that for a period beginning on a Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Notes of such Series and that the amount of deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Indenture Trustee for the benefit of Noteholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The accompanying Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the full Investor Interest and the date by which the Investor Interest is expected to equal the full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the accompanying Prospectus Supplement.

         During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Notes will be withdrawn and paid to the Trust to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the accompanying Prospectus Supplement will be payable to the Noteholders of such Series in the manner and at such time as set forth in the accompanying Prospectus Supplement.

         If so specified in the accompanying Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Indenture Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Payment Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Notes of the related Series in the manner specified in the accompanying Prospectus Supplement.

INVESTOR PERCENTAGE AND TRUST PERCENTAGE

         The Servicer will allocate between the Investor Interest of each Series issued and outstanding (and between each Class of each Series) and the Trust Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables of Premium Finance Obligations which either (i) remain in default one year after the cancellation or cancellability of the related insurance policy or (ii) are overdue and determined by the Servicer, in accordance with the Guidelines, to be incapable of collection ("Defaulted Obligations"). The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Trust Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Obligations during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Notes having more than one Class, the accompanying Prospectus Supplement will specify the method of allocation between each Class.

         The "Trust Percentage" will, in all cases with respect to Receivables, be equal to 100% minus the aggregate Investor Percentage and, if applicable, the aggregate Credit Enhancement Percentages, for all Series then outstanding.

APPLICATION OF COLLECTIONS

         Unless otherwise specified in the accompanying Prospectus Supplement and, except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust, no later than the second business day (or such other day specified in the accompanying Prospectus Supplement) following the date of receipt, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as AIC, or AICCO I, or AICCO II, or IP Finance or IP Funding or an Affiliate thereof remains a Servicer under the Sale and Servicing Agreement, and either (a) the AIG Support Agreement remains in effect with respect to the Servicer and is not terminated, amended or modified other than in accordance with its terms, and AIG or the Servicer has and maintains a senior unsecured long-term rating of at least Aa3 by Moody's and of at least AA- by Standard & Poor's or (b) AIG or the Servicer has and maintains a commercial paper rating of P-1 by Moody's and of A-1 by Standard & Poor's, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the business day immediately prior to each Payment Date or other business day specified in the accompanying Prospectus Supplement (each, a "Transfer Date") in an amount equal to the lesser of (1) collections received in the immediately preceding Monthly Period allocable to the aggregate Investor Interests for each Group of all outstanding Series and (2) the amount required to be deposited into the Finance Charge Account, the Principal Account or any other Series account or, without duplication, distributed on or prior to the related Payment Date to Noteholders of all outstanding Series. On the same date as any deposit is made to the Collection Account, the Servicer will (a) transfer funds from the Collection Account to the Finance Charge Account and Principal Account to the extent required under " -- Application of Collections" and (b) make such further distributions and payments as required thereunder. Deposits required to be made by AIC, AICCO I, AICCO II, IP Finance, IP Funding or an Affiliate thereof as Servicer into the Finance Charge Account, Principal Account, and any other account established for the benefit of the holders of any Series of Notes may also be made on a monthly basis rather than on a more frequent basis if the conditions referred to in the second sentence of this paragraph are met.

         Unless otherwise specified in the accompanying Prospectus Supplement, notwithstanding anything in the Indenture, the Sale and Servicing Agreement or any Series Supplement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account or any other Series account, with respect to any Monthly Period, (a) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed or deposited on or prior to the related Payment Date to Noteholders or to the provider of Enhancement and (b) if at any time prior to such Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (a) above, the Servicer, subject to certain limitations, will be permitted to withdraw the excess from the Collection Account and pay such excess to the Trust.

         Unless otherwise specified in the accompanying Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

                  (a) an amount equal to the Trust Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables,

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

         respectively, will be paid or held for payment to the Trust, provided that any collections of Principal Receivables allocable to the Trust will be (1) paid to the Trust if, and only to the extent that, the Trust Interest is greater than the Minimum Trust Interest or (2) deposited in an account (the "Excess Funding Account") and treated as Unallocated Principal Collections;

                  (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the accompanying Prospectus Supplement;

                  (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the Trust, subject to the limitations described in paragraph (a) above;

                  (d) during the Controlled Amortization Period or Controlled Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the accompanying Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and payment to Noteholders as described in the accompanying Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Noteholders, the amount of such excess will be paid to the Trust, subject to the limitations described in paragraph (a) above; and

                  (e) during the Principal Amortization Period, Rapid Accumulation Period, if applicable, or the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account or Principal Funding Account, as applicable, for allocation and payment as provided in the accompanying Prospectus Supplement.

         In the case of a Series of Notes having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the accompanying Prospectus Supplement.

         Any amounts collected in respect of Principal Receivables and not paid to the Trust because the Trust Interest is less than the Minimum Trust Interest as described in paragraph (a) above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Excess Funding Account and paid to the Trust if, and only to the extent that, the Trust Interest is greater than the Minimum Trust Interest. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Noteholders on the dates specified in the accompanying Prospectus Supplement or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Noteholders of each Class or held for and distributed to the Noteholders of other Series of Notes issued by the Trust in the manner and order of priority specified in the accompanying Prospectus Supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

         Any Series offered hereby may be included in a group of Series (a "Group"). If so specified in the accompanying Prospectus Supplement, the Noteholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the accompanying Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly

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

Period will equal the excess of collections of Finance Charge Receivables and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (a) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Notes of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the accompanying Prospectus Supplement ("Additional Interest")), (b) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (c) the Investor Default Amount with respect to such Series or Class, (d) unreimbursed Investor Charge-Offs with respect to such Series or Class and (e) other amounts specified in the accompanying Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Notes or Class thereof means the servicing fee allocable to the Investor Interest with respect to such Series or Class, as specified in the accompanying Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the Investor Percentage of Principal Receivables (and accrued unpaid finance charges) in Defaulted Obligations; provided, however, that the calculation of Investor Default Amount will in no event give effect to losses in respect of certain concentrated Receivables as described in the accompanying Prospectus Supplement. Except as otherwise specified in a related series Supplement, the term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any and other sources specified in the accompanying Prospectus Supplement, but not more than such Investor Default Amount. See " -- Application of Collections," " -- Shared Excess Finance Charge Collections," " -- Defaulted Receivables; Investor Charge-Offs" and "Credit Enhancement" in this Prospectus.

SHARED PRINCIPAL COLLECTIONS

         If so specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover any scheduled or permitted principal payments due to or for the benefit of Noteholders of other Series. If so specified in the accompanying Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

         Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Notes, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables (and accrued unpaid finance charges) in Defaulted Obligations. In the case of a Series of Notes having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the accompanying Prospectus Supplement. If so provided in the accompanying Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Noteholders or, subject to certain limitations, the Trust, as appropriate. In the case of a Series of Notes having one or more Classes of Subordinated Notes, the accompanying Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Notes may be paid to the holders of the Senior Notes to make up any Investor Default Amount allocable to such holders of Senior Notes.

         With respect to each Series of Notes, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Payment Date to the extent amounts on deposit in the Finance Charge Account and any Credit Enhancement account designated for such purpose and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Notes having more than one Class, the accompanying Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

         Losses resulting from Investor Default Amounts are generally shared between the Investor Interest of each outstanding Series, based on their respective floating Investor Percentages, and the Trust Interest. Certain losses resulting from charge-offs of Receivables in excess of specified levels will be allocated entirely to the Trust Interest. Accordingly, such excess losses will not be borne by the Investor Interests and will not be included in the Investor Default Amount of any Series. The circumstances under which excess losses will be allocated entirely to the Trust are related to certain concentrated Receivables in the Trust Portfolio as specified in each Series Prospectus Supplement.

         State laws impose limitations on the amount of finance charges that may accrue upon the unpaid balance of a Loan after its scheduled maturity and the late fees that may be imposed upon an Insured's default in payment of any installments due under a Loan. Such laws vary widely by state, but often provide for the recovery of only minimal additional interest and fees, if any.

DEFEASANCE

         If so specified in the Prospectus Supplement relating to a Series, the Trust may terminate its substantive obligations in respect of such Series by depositing, or causing to be deposited, with the Indenture Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Notes of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Trust will deliver, or cause to be delivered, to the Indenture Trustee (a) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (b) a Tax Opinion.

REFINANCING

         If so specified in the Prospectus Supplement relating to a Series, the Trust may redeem such Series of Notes (a "Refinancing") from funds deposited into the related Series' Payment Account representing the proceeds of the refinancing of the Receivables on any Payment Date specified in the Prospectus Supplement (the Payment Date on which any Series of Notes are to be refinanced, the "Refinance Date"), in whole or in part, with or without premium on the terms specified in the Prospectus Supplement from funds deposited into the Series' Payment Account equal to the price specified in the Prospectus Supplement necessary for redemption of the Notes (the "Refinancing Price").

         Unless otherwise specified in the accompanying Prospectus Supplement, the Refinancing Price will be equal to the sum of the unpaid Series Investor Interest and accrued and unpaid interest on the Series Notes at the respective Series Note Rates through the day preceding the Refinancing Date, less amounts, if any, on deposit on the Refinancing Date in the

Series Payment Account for the payment of accrued and unpaid principal and interest on the Series Notes.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

         If specified in an accompanying Prospectus Supplement, with respect to any Series, the related Notes may be subject to optional repurchase by the Servicer on any Payment Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 10% of the initial Investor Interest (or such other amount specified in the accompanying Prospectus Supplement), if certain conditions set forth in the Indenture and the related Series Supplement are met. The accompanying Prospectus Supplement will set forth the applicable repurchase price.

         The Notes of each Series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the Noteholders, whether as a result of optional reassignment to the Trust or otherwise. Each Prospectus Supplement will specify the Series Termination Date with respect to the related Series of Notes; provided, however, that the Notes may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Indenture Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Sale and Servicing Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

         Unless the Servicer and Seller instruct the Indenture Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Payment Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) December 31, 2050, or (c) if the assets of the Trust are sold, disposed of or liquidated following the occurrence of an Insolvency Event (as defined in the Indenture), immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the payment of all amounts due under the Indenture, the Indenture Trustee will release the security interest in the Receivables and other assets of the Trust.

PAY OUT EVENTS

         Unless otherwise specified in the accompanying Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of any of the following events:

                  (a) certain events of insolvency or bankruptcy relating to any Originator, the Servicer or the Seller;

                  (b) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Sale and Servicing Agreement;

                  (c) the Trust or the Seller becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

                  (d) AIG fails to meet its obligations under the AIG Support Agreement or the AIG Support Agreement is modified, amended or terminated, except as otherwise expressly permitted according to its terms.

         In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the accompanying Prospectus Supplement. On the date on which a

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

Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Notes.

         In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the accompanying Prospectus Supplement, if the Seller becomes the subject of a bankruptcy proceeding, on the day of such event the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Indenture Trustee of such event. Within 15 days, the Indenture Trustee will publish a notice of the liquidation stating that the Indenture Trustee intends to sell, dispose of, or otherwise liquidate the assets of the Trust in a commercially reasonable manner. Unless otherwise instructed within a specified period by Noteholders representing a Note Majority, the Indenture Trustee will sell, dispose of, or otherwise liquidate the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. Such a sale may cause a loss to Noteholders of each such Series if the proceeds from such early sale allocable to such Series, if any, and the amount available under any Enhancement applicable to such Series were insufficient to pay Noteholders of such Series in full. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in " -- Application of Collections" and in the accompanying Prospectus Supplement.

         If the only Pay Out Event to occur is the commencement of bankruptcy proceedings with respect to the Seller, the bankruptcy court or trustee may have the power to prevent the early sale, liquidation or disposition of the assets of the Trust and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period. In addition, a bankruptcy court or trustee may have the power to cause the early sale of the assets of the Trust and the early retirement of the Notes, to prohibit the continued transfer of Additional Receivables to the Trust, and to repudiate the servicing obligations of either AIC, AICCO I, AICCO II, IP Finance or IP Funding. See "Risk Factors -- Possible Effects of Insolvency or Bankruptcy of the Originators or the Seller" in this Prospectus and see " -- Servicer Default" below.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Notes, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the servicing fee payable at the times and in the amounts specified in the accompanying Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Trust Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the accompanying Prospectus Supplement. Neither the Trust nor the Noteholders will have any obligation to pay the portion of the servicing fee allocable to the Trust Interest.

         The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Indenture Trustee and independent certified public accountants and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust or the Noteholders other than any tax imposed on or measured by income, including any federal, state and local income and franchise taxes, if any, of the Trust or the Noteholders.

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

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

         With respect to each Series of Notes, the Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Sale and Servicing Agreement. Notwithstanding the above, each of AIC, AICCO I, AICCO II, IP Finance and IP Funding may transfer its servicing obligations to any of its affiliates. In addition, each of AIC, AICCO I, AICCO II, IP Finance and IP Funding may transfer its servicing obligation to any other entity, if each Rating Agency confirms that any such transfer will not result in the reduction or withdrawal of its then existing rating on any outstanding Notes.

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust, the Owner Trustee or the Indenture Trustee; provided, however, that the Servicer will not indemnify (a) the Indenture Trustee for liabilities imposed by or resulting from or by reason of fraud, negligence, breach of fiduciary duty, or willful misconduct by the Indenture Trustee in the performance of its duties under the Indenture, the Sale and Servicing Agreement, or any Series Supplement, (b) the Trust, the Noteholders or the Note Owners for liabilities, costs and expenses arising from actions taken by the Indenture Trustee at the request of Noteholders (other than those incurred in connection with the exercise of the rights conferred under the Indenture and the Related Documents), (c) the Trust, the Noteholders or the Note Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Obligations or (d) the Trust, the Noteholders or the Note Owners for any liabilities, costs or expenses of the Trust, the Noteholders or the Note Owners arising under any tax law, including without limitation, any federal, state or local or foreign income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Noteholders or the Note Owners in connection with the Indenture or any Series Supplement to any taxing authority.

         The Sale and Servicing Agreement provides that the Seller will indemnify the Trust, the Owner Trustee and the Indenture Trustee from and against any loss, liability, damage or injury suffered or sustained by reason of any violation by the Trust, the Owner Trustee, the Indenture Trustee or the Servicer of any laws, including state premium finance licensing laws, with respect to any Receivable; provided, however, that the Seller shall not indemnify (a) the Indenture Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Indenture Trustee in the performance of its duties under the Sale and Servicing Agreement, Indenture or any Series Supplement or (b) the Trust, the Owner Trustee, Noteholders or the Note Owners for liabilities, costs or expenses of the Trust arising from actions taken by the Indenture Trustee at the request of Noteholders (other than those incurred in connection with the exercise of the rights conferred under the Indenture and the Related Documents). Any such indemnification will not be payable from the assets of the Trust.

         The Sale and Servicing Agreement provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Credit Enhancement Provider or any other person for any action taken, or for refraining from taking any action pursuant to the Sale and Servicing Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder and in the case of the Seller and the Servicer breach of the express terms of any Related Documents. In addition, the Sale and Servicing

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Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement, the Indenture and any Series Supplement and which in its opinion may expose it to any expense or liability.

         Any person into which, in accordance with the Sale and Servicing Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to the Sale and Servicing Agreement, and delivery of an officer's certificate with respect to compliance of the transaction with the terms of the Sale and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Sale and Servicing Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Sale and Servicing Agreement.

         The Seller or the Servicer may effect any merger, consolidation or assumption which is in accordance with the provisions of the preceding sentence so long as, among other conditions set forth in the Sale and Servicing
Agreement: (a) if the Seller or the Servicer, as the case may be, is not the surviving entity, such person certifies in writing to the Indenture Trustee that all of the applicable representations and warranties are true and correct with respect to such person; (b) each Rating Agency indicates that such event will not adversely affect the then-existing rating of certificates of any Series outstanding; (c) the successor entity executes a supplemental agreement whereby such entity agrees to assume all the obligations and covenants of the Seller or the Servicer, as the case may be; and (d) in the case of merger or consolidation of the Seller when the Seller is not the surviving entity or the Servicer when the Servicer is not the surviving entity, the AIG Support Agreement remains in effect with respect to the successor entity.

         Under the Sale and Servicing Agreement, each of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee has agreed that it will not at any time prior to the date that is one year or day after the payment in full of the latest maturing Note and the termination of the Indenture institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Noteholders of any Series or the Sale and Servicing Agreement, Indenture and any Series Supplement.

SUPPORT AGREEMENT

         ART, AIC, AICCO I, AICCO II, IP Finance, IP Funding and AIG entered into a support agreement dated as of November 8, 1999 (the "AIG Support Agreement"). Under the AIG Support Agreement, AIG has agreed to be the ultimate beneficial owner of all of the voting capital stock of ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding.

         The AIG Support Agreement further provides that AIG will cause each of ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding to maintain a net worth of not less than one dollar, and that if (a) ART, AIC, AICCO I, AICCO II, IP Finance or IP Funding needs funds to meet any of its obligations as Seller or a Servicer under the Sale and Servicing Agreement, or (b) ART, AIC, AICCO I, AICCO II, IP Finance or IP Funding has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute) the non-payment of which could constitute a basis for the filing of an involuntary case against ART, AIC, AICCO I, AICCO II, IP Finance or IP Funding under the Bankruptcy Code, AIG will provide ART, AIC, AICCO I, AICCO II, IP Finance or IP Funding, as the case may be, funds on a timely basis to cause such obligations to be satisfied when due. The AIG Support Agreement is not a direct or indirect guarantee by AIG to any person of the payment of the principal of or interest on any indebtedness, liability or obligation of ART, AIC, AICCO I, AICCO II, IP Finance or IP Funding. The Indenture allows the AIG Support Agreement to be amended; provided, however, that no amendment will be effective unless each Noteholder of all Series outstanding consents to such amendment and each Rating Agency confirms in writing that such amendment will not

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

adversely affect the then-existing rating of any outstanding Series or Class for which it is a Rating Agency. AIG may terminate its support agreement by assuming the obligations of ART, AIC, AICCO I, AICCO II, IP Finance and IP Funding, under the Sale and Servicing and Agreement. See " -- Pay Out Events" above.

         In connection with the AIG Support Agreement, AIG has entered into a letter agreement with the Indenture Trustee (the "AIG Letter Agreement") for the benefit of the Noteholders of all outstanding Series pursuant to which AIG has agreed that it will not default under the AIG Support Agreement and it will not amend or terminate the AIG Support Agreement other than in accordance with its terms; provided, however, that the AIG Letter Agreement may be amended or terminated with the prior written consent of each such Noteholder (except an amendment in connection with the reorganization described herein, see "Business of A.I Receivables Transfer Corp. and the Originators - General" above) and prior written confirmation of each Rating Agency that such amendment or termination will not have an adverse effect on the then-existing ratings of the Notes of any outstanding Series. The AIG Letter Agreement provides that if AIG fails to perform any of the covenants or agreements contained in the AIG Letter Agreement, the Indenture Trustee may in its discretion proceed to protect and enforce its rights for the benefit of the Noteholders by appropriate judicial proceedings or by any other proper remedy.

         For purposes of determining whether a Pay Out Event occurs by reason of any default by AIG under the AIG Support Agreement, the Letter Agreement will be deemed to be part of the AIG Support Agreement.

SERVICER DEFAULT

         Unless otherwise specified in the accompanying Prospectus Supplement, in the event of any Servicer Default (as defined below), which is not remedied or otherwise cured either the Indenture Trustee or Noteholders representing more than 50% of the aggregate Investor Interest of all Notes outstanding by written notice to such Servicer (and to the Indenture Trustee if given by the Noteholders), may terminate all of the rights and obligations of such Servicer as Servicer under the Sale and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Indenture Trustee may appoint a new Servicer (a "Service Transfer"). The rights and obligations of the Seller under the Sale and Servicing Agreement and in the Trust will not be affected by such termination. The Indenture Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of such Servicer under the Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. If the Indenture Trustee is unable to obtain any bids from eligible servicers and such Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as successor Servicer, then the Indenture Trustee shall give the Seller the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Indenture Trustee.

         Unless otherwise specified in the accompanying Prospectus Supplement with respect to a Series of Notes, "Servicer Default" under the Sale and Servicing Agreement refers to any of the following events:

                  (a) failure by the Servicer to make any payment, transfer or deposit (other than with respect to Credit Balances), or to give instructions or notice to the Indenture Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Sale and Servicing Agreement, the Indenture or any Series Supplement (or within the applicable grace period, which shall not exceed five business days);

                  (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer in the Sale and Servicing Agreement, the Indenture or any Series Supplement, which has a material adverse effect on the

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

         Noteholders of any Series issued and outstanding under the Trust (which determination will be made without taking into consideration any Enhancement) and which continues unremedied for a period of 60 days after written notice of such failure is received and continues to have a material adverse effect on such Noteholders; provided, however, that failure on the part of the Servicer duly to observe or perform in any respect certain specified covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement, which has a material adverse effect on the Noteholders of any outstanding Series (which determination shall be made without taking into account any Enhancement) and which continues after, and notwithstanding the removal or payment by the Servicer of the related Receivable, will be a Servicer Default unless the Servicer shall have, within 60 days after the date (following such removal or payment) on which written notice of such continuing material adverse effect shall have been given to the Servicer, remedied such failure;

                  (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement (including any supplement thereto), or in the Indenture (including any Series Supplement thereto) or in any certificate delivered pursuant to the Sale and Servicing Agreement or in the Indenture (including any Series Supplement thereto), proves to have been incorrect when made which has a material adverse effect on the Noteholders of any Series issued and outstanding under the Trust (which determination will be made without taking into consideration any Enhancement), and which continues to be incorrect in any material respect for a period of 60 days after written notice is received and continues to have a material adverse effect on such Noteholders;

                  (d) the occurrence of certain events of bankruptcy or insolvency of the Servicer; or

                  (e) such other event specified in the accompanying Prospectus Supplement.

         Unless otherwise stated in the accompanying Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of ten business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement, and the Servicer will provide the Indenture Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Seller, the holders of the Trust Interest and the holders of Notes of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of a Servicer Default, if bankruptcy proceedings are commenced in respect of the Servicer and no Servicer Default other than such bankruptcy of the Servicer exists, the bankruptcy trustee or court may have the power to prevent either the Indenture Trustee or the majority of the Noteholders from effecting a Service Transfer.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement provides that on or before April 30 of each calendar year, or such other date as specified in the accompanying Prospectus Supplement, the Servicer will cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or Seller) to furnish a report to the effect that such firm has examined the assertion by an officer of the Servicer, made pursuant to the Sale and Servicing Agreement, that the Servicer has complied in all material respects with the terms of the Sale and Servicing

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Agreement relating to the servicing of Receivables, which examination includes a review of certain documents and records relating to the servicing of the Receivables and has compared the information contained in the Servicer's reports delivered under the Sale and Servicing Agreement during the period covered by the report with such documents and records and that, on the basis of such examination, such firm is of the opinion that the assertion by the Servicer's officer is fairly stated in all material respects, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. In addition, on or before April 30 of each calendar year, the Servicer will also cause a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the effect that such firm has compared the mathematical calculations of each amount set forth in the Servicer's reports delivered under the Sale and Servicing Agreement during the period covered by the report with the Servicer's computer reports which were the source of such amounts and that, based on such comparison, such amounts are in agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions as set forth in such firms' report.

         The Sale and Servicing Agreement provides for delivery to the Indenture Trustee on or before April 30 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fully performed, or has caused to be performed, all its obligations under the Sale and Servicing Agreement throughout the preceding year in all material respects, or, if there has been a default in the performance of any such obligation in any material respects, specifying the nature and status of the default.

AMENDMENTS

         Except as otherwise set forth in the Prospectus Supplement, the Sale and Servicing Agreement may be amended in writing by the Trust, the Seller, the Servicer and the Indenture Trustee, without Noteholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, and to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement which are not inconsistent with the provisions of the Sale and Servicing Agreement; provided, that such action does not adversely affect in any material respect the interests of any Noteholder.

         Except as otherwise set forth in the Prospectus Supplement, the Sale and Servicing Agreement may be amended in writing by the Trust, the Seller, the Servicer and the Indenture Trustee with the consent of the holders of Notes evidencing in the aggregate not less than 66 2/3% of the investor interest of all outstanding Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Noteholders of any Series. No such amendment however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (b) change the definition of or the manner of calculating the Noteholders' investor interests, the aggregate investor default amount or the investor percentage of such Series, or (c) reduce the aforesaid percentage of investor interests, the holders of which are required to consent to any such amendment, in each case without the consent of all Noteholders of all Series adversely affected. Promptly following the execution of any amendment to the Sale and Servicing Agreement or any supplement, the Indenture Trustee will furnish written notice of the substance of such amendment to each Noteholder of all Series affected thereby.

LIST OF NOTEHOLDERS

         With respect to each Series of Notes, upon written request of Noteholders of record representing interests in the Trust aggregating not less than 20% (or such other percentage specified in the accompanying Prospectus Supplement) of the outstanding principal balance of the Notes of such Series, the Indenture Trustee after having been adequately indemnified by such Noteholders for its costs and expenses, will afford such Noteholders access during business

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

hours to the current list of Noteholders of the Trust for purposes of communicating with other Noteholders with respect to their rights under the Indenture or the related Notes. See "Certain Information Regarding the Securities -- Book-Entry Registration" and " -- Definitive Notes" above.

THE INDENTURE TRUSTEE

         The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Indenture Trustee and its affiliates. The Indenture Trustee, the Seller, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Indenture Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

         The Indenture Trustee may, upon prior written notice to the Trust and the Servicer, resign at any time, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. The Trust may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

THE TRUST ADMINISTRATOR

         AIC as the trust administrator (the "Trust Administrator") will perform certain duties which the Trust and the Owner Trustee would ordinarily perform which duties are enumerated in the Administration Agreement and will provide such additional services consistent with the terms of the Administration Agreement.

NOTEHOLDERS HAVE LIMITED CONTROL OF ACTIONS

         Noteholders of any Series or Class within a Series will need the consent or approval of a specified percentage of the Noteholders of all Series of outstanding Notes, all voting together without regard to Series, to take or direct certain actions, including to require the appointment of a successor Servicer after a Servicer Default, to amend the Sale and Servicing Agreement or Indenture in some cases, and to direct a repurchase of all assets of the Trust after certain violations of the Seller's representations and warranties. The interests of the Noteholders of other Series may not coincide with yours, making it more difficult for any particular Noteholder to achieve the desired results from such vote.

                                   ENHANCEMENT

GENERAL

         For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Notes of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, a yield enhancement account, the use of cross support features or another method of Enhancement described in the accompanying Prospectus Supplement, or any combination of the foregoing. If so specified in the accompanying Prospectus Supplement, any form of

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Enhancement may be structured so as to be drawn upon by more than one Class to the extent described in that accompanying Prospectus Supplement.

         Unless otherwise specified in the accompanying Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Notes and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Noteholders will bear their allocable share of deficiencies.

         If Enhancement is provided with respect to a Series, the accompanying Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the accompanying Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (1) a brief description of its principal business activities, (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (3) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (4) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Notes of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

         If so specified in the accompanying Prospectus Supplement, one or more Classes of Notes of any Series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Notes. The rights of the holders of any such Subordinated Notes to receive distributions of principal and/or interest on any Payment Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Notes, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The accompanying Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Notes in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Notes will be distributed to holders of Senior Notes. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the accompanying Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the accompanying Prospectus Supplement.

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

         The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the accompanying Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an interest in the Trust (the "Collateral Interest") in an amount specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which may be increased (i) to the extent the Issuer elects, subject to certain conditions specified in the accompanying Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement and
(iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Notes and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

INSURANCE POLICY OR SURETY BOND

         If so specified in the accompanying Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the accompanying Prospectus Supplement.

         If so specified in the accompanying Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Notes in the manner and amount specified in the accompanying Prospectus Supplement.

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

SPREAD ACCOUNT

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Notes of such Class or Series in the manner specified in the accompanying Prospectus Supplement.

RESERVE ACCOUNT

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the accompanying Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Notes, including the Subordinated Notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Notes of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the accompanying Prospectus Supplement.

YIELD ENHANCEMENT ACCOUNT

         If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by periodic deposit of certain available cash flows otherwise allocable to the Trust, excess Finance Charges and other amounts specified in the accompanying Prospectus Supplement into an account (the "Yield Enhancement Account") intended to cover all or any one of the following: interest payments, servicing fees, to avoid reduction of Investor Interest due to Default Amounts and to reimburse such reductions, in the manner specified in the accompanying Prospectus Supplement.

                                  NOTE RATINGS

         Any rating of the Notes by a Rating Agency will indicate:

               - its view on the likelihood that Noteholders will receive required interest and principal payments; and

               - its evaluation of the Receivables and the availability of any Enhancement for the Notes.

         Among the things a rating will not indicate are:

               - the likelihood that principal payments will be paid on a scheduled date;

               -    the likelihood that a Pay Out Event will occur;

               - the likelihood that a United States withholding tax will be imposed on non-U.S. Noteholders;

               -    the marketability of the Notes;

               -    the market price of the Notes; or

               - whether the Notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the Notes. A rating may be lowered or withdrawn at any time by a Rating Agency.

         The Seller will request a rating of the Notes offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other

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than those requested could assign a rating to the Notes and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

         The Seller has represented and warranted in the Sale and Servicing Agreement that the transfer of Receivables by it to the Trust is either an absolute transfer and assignment to the Trust of the related Receivables, except for the interest of the Seller as holder of the beneficial interest in the Trust, or the grant to the Trust of a security interest in such Receivables. The Seller also has represented and warranted in the Sale and Servicing Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the States of California, Delaware, New Hampshire or New York, as applicable (the "UCC"), there will exist an enforceable first priority perfected security interest in the Receivables in favor of the Trust, except for certain tax and other governmental liens and other nonconsensual liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Transfer and Servicing Agreements -- Representations and Warranties" in this Prospectus.

         The Seller has covenanted as to Receivables to be conveyed, that it will take no action or allow any action to be taken to cause any Premium Finance Obligation or a related Receivable to be anything other than a "general intangible" for purposes of the UCC.

         There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Sale and Servicing Agreement, however, the Seller has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax consequences of the ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under " -- Treatment of the Notes as Debt" and " -- Possible Alternative Characterization" below), describes the consequences of Notes that are properly characterized as debt for federal income tax purposes. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for " -- Non-U.S.

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Note Owners" and " -- Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Note Owner (defined below).

         PROSPECTIVE INVESTORS ARE THEREFORE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH THEY MAY BE SUBJECT.

         For purposes of the discussion set forth below, a "Noteholder" means a beneficial owner of a Note.

         For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. The term "U.S. Note Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Note is effectively connected with that person's conduct of a U.S. trade or business. A "Non-U.S. Note Owner" means a person other than a U.S. Note Owner and persons subject to rules applicable to former citizens and residents of the United States.

TREATMENT OF THE NOTES AS DEBT

         The Trust and Noteholders express in the Indenture the intent that, for United States federal, state and local income, franchise and other tax purposes, the Notes will be indebtedness of the Trust secured by the Receivables. The Trust, by entering into the Indenture, and each Noteholder, by the acceptance of a Note, agree to treat the Notes as indebtedness of the Trust for all such tax purposes. Because different criteria are used in determining the financial and regulatory accounting treatment of the transaction, however, the Trust will treat the Agreement, for certain non-tax accounting purposes, as effecting a transfer of ownership interests in the Receivables and not as creating debt obligations of the Trust.

         A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the Service and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Weil, Gotshal & Manges LLP ("Counsel") that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions set forth herein, for federal income tax purposes the Notes when issued will not constitute an ownership interest in the Receivables, but properly will be characterized as debt secured by the Receivables. In the further opinion of Counsel, the Trust will not be an association or publicly-traded partnership taxable as a corporation.

POSSIBLE ALTERNATIVE CHARACTERIZATION

         Although as described above, it is the opinion of Counsel that the Notes properly will be characterized as debt for federal income tax purposes, none of the Seller, any Originator or the Trust will seek a ruling from the Service on the characterization of the Notes for federal income tax purposes and the opinion of Counsel will not be binding on the Service. Thus, no assurance

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can be given that such a characterization will prevail. Were the Service to contend successfully that the Notes were not debt obligations for federal income tax purposes, the Trust would be classified for federal income tax purposes as a partnership.

         If some or all of the Notes were treated as equity interests in a partnership, the partnership would likely be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Such qualifying income includes, among other things, "interest income" that is "not derived in the conduct of a financial or insurance business." It is unclear whether, were the Trust treated as a partnership, interest received by it in respect of the Receivables would be considered to be derived from the conduct of a financial or insurance business by the Trust.

         If a deemed partnership between the Trust and the Noteholders were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including any Noteholders that are treated as holding equity interests in the partnership) according to their respective interests therein. The amount of income reportable by the Noteholders as partners in such a partnership could differ from that reportable by the Noteholders as holders of debt. A cash basis Noteholder treated as a partner, for example, might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, an individual Noteholder's share of expenses of the partnership would constitute miscellaneous itemized deductions, which in the aggregate (a) are allowed as deductions only to the extent they exceed two percent of the Noteholder's adjusted gross income and (b) are subject to reduction in the hands of a Noteholder whose adjusted gross income exceeds a certain amount. As a result, the Noteholder might be taxed on an amount of income greater than the amount of interest received on the Noteholder's Note. In addition, partnership characterization may have adverse state or local tax consequences for Noteholders.

         If, alternatively, some or all of the Notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the Trust (or other deemed entity) would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its income from the Receivables. Distributions on the Notes might not be deductible in computing the Trust's (or other deemed entity's) taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.

         Because the Trust will treat the Notes as indebtedness for federal income tax purposes, the Servicer and the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

         Except where indicated to the contrary, the following discussion assumes that the Notes are debt for federal income tax purposes.

INTEREST INCOME TO NOTEHOLDERS

         Interest on a Note should be taxable to a U.S. Noteholder as ordinary income at the time it accrues or is received in accordance with such Noteholder's method of accounting for federal income tax purposes.

         It is anticipated that the Notes will be issued at par value (or at an insubstantial discount from par value) and that, except as indicated, no original issue discount ("OID") will arise with respect to the Notes. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis. It is possible,

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moreover, that under the Regulations, interest payable on the Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Notes treated as being issued with OID, the principal consequence would be that Noteholders using the cash basis method of accounting would be required to report interest income from the Notes on an accrual basis. In any event, a purchaser who buys a Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

SALE OR EXCHANGE OF NOTES

         If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any unpaid OID and market discount includable in income with respect to the Note prior to its sale, and reduced by any principal payments previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain loss if the Note was held by the Noteholder for the requisite holding periods at the time of the disposition.

NON-U.S. NOTE OWNERS

         As described above, Counsel will render its opinion that the Notes will properly be classified as debt for federal income tax purposes. If the Notes are so treated:

                  (a) Interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and neither actually or constructively owns 10% or more of the voting stock of AIG nor is a controlled foreign corporation with respect to AIG nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable indemnification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalties of perjury by the beneficial owner of the Notes stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form W-8ECI signed by the beneficial owner of the Notes or such owner's agent claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the beneficial owner of the Notes or such owner's agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                  (b) a holder of a Note who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

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

                  (c) a Note held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of AIG, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

         In the case of Notes held by a foreign partnership, the Treasury regulations (the "Reporting Regulations") provide that (x) the certification described in clause (a) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information. A look-through rule would apply in the case of tiered partnerships. NON-U.S. NOTEHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE TREASURY REGULATIONS.

         If the Service were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Notes in such holder's gross estate (unless otherwise provided in an applicable treaty). If some or all of the Notes are recharacterized as equity interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions of such Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder's gross estate (unless otherwise provided in an applicable treaty).

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Note Owner must be reported to the IRS, unless the U.S. Note Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Note Owner who is not an exempt recipient.

         In addition, upon the sale of a Note to (or through) a "broker," the broker must withhold tax from the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Note Owner certifies that the seller is a non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office

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

of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

         The Treasury Regulations provide alternative methods of satisfying the certification requirement described above. NON-U.S. NOTEHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE TREASURY REGULATIONS.

         Any amounts withheld under the backup withholding rules from a payment to a Note Owner would be allowed as a refund or a credit against such Note Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

         THE DISCUSSION ABOVE DOES NOT ADDRESS THE TAXATION OF THE TRUST OR THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF AN INTEREST IN THE NOTES UNDER ANY STATE OR LOCAL TAX LAW. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER REGARDING STATE AND LOCAL TAX CONSEQUENCES.

                              ERISA CONSIDERATIONS

         Any fiduciary with respect to an employee benefit plan subject to the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should determine before authorizing an investment of a portion of such plan's assets in the Notes whether, among other factors, the investment (i) is permitted under such plan's governing instruments, and (ii) is appropriate in light of such plan's overall investment policy and (iii) is prudent considering the composition and diversification of such plan's portfolio, and the "Risk Factors" and other factors discussed in this Prospectus and in the accompanying Prospectus Supplement.

         The prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code may restrict certain transactions directly or indirectly involving the assets of employee benefit plans or other plans subject to such sections, including individual retirement accounts and persons which are deemed to be using assets of such plans (collectively, "Plans"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to such Plans, unless an exemption applies. A non-exempt violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for Parties in Interest or other persons. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         Some transactions involving the operation of the Trust could give rise to a prohibited transaction under ERISA or Section 4975 of the Code if the underlying assets of the Trust were deemed to be "plan assets" by reason of any Plan acquiring or holding an equity interest in the Trust. The term "equity interest" as defined in the "plan assets" regulation issued by the Department of Labor (the "DOL"), excludes securities which are treated as indebtedness under applicable local law and lack substantial equity features. The designation of the Notes as debt instruments is not controlling, and the terms and characteristics of the Notes should be carefully evaluated. Although there is little published authority, the Seller believes that the following factors, among others, are indicative of a Note being treated as indebtedness lacking substantial equity features:

                  the form of the Note being in the traditional form of an obligation to pay principal and interest;

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

                  the probability of payment of principal and interest, as may be reflected by a rating of the Note in one of the three highest categories by a nationally recognized rating agency;

                  the absence of any express or implied rights of the holder of a Note to payments which do not constitute principal or interest, and to exercise rights normally associated with the ownership of equity in the absence of a default under the Note;

                  the availability of credit enhancement, if any;

                  the availability of an amount of equity to support payment of the Note; and

                  a difference between the expected rate of return on the Note and an equity interest in the Trust.

         Many, if not all, of the foregoing factors are expected to apply to one or more classes of Notes to be offered under a Prospectus Supplement. Each investor considering an investment in Notes with the assets of a Plan is expected to review the Prospectus Supplement with respect to the Notes and to consult with its counsel.

         In the event any Notes acquired or held by a Plan are not treated as equity interests, the Notes may constitute an extension of credit between the Plan and the Trust to which the prohibited transaction rules could apply. The stated equity interests of the Trust are expected to be directly owned by the Seller and indirectly by AIG. AIG and the Seller may be a Party in Interest with respect to many Plans. Before purchasing Notes, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and AIG and the Seller, the Indenture Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Notes: DOL Prohibited Transaction Class Exemptions ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

         The Notes of any Series may not be purchased with "plan assets" of a Plan if the Seller, the Servicer, the Indenture Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such Plan.

         In light of the foregoing, fiduciaries or other persons contemplating purchasing the Notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Notes would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules under the Exemption or otherwise. In light of the foregoing, by acceptance of a Note, each holder of such Note shall be deemed to have

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

         (1) represented and warranted either that the holder is not acquiring or considered to be acquiring the Note with assets of a Plan or that the acquisition and holding of the Note will not give rise to a non-exempt prohibited transaction; and

         (2) agreed that the holder will not sell or otherwise transfer the Note without obtaining from the purchaser or other transferee a similar representation, warranty and agreement as set forth in this sentence.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Notes offered hereby, the Trust will agree to sell to each of the underwriters named therein and in the accompanying Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Trust, the principal amount of Notes set forth therein and in the accompanying Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Notes offered hereby and by the accompanying Prospectus Supplement).

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby and by the accompanying Prospectus Supplement if any of such Notes are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

         Each Prospectus Supplement will set forth the price at which each Series of Notes or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes. After the initial public offering, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that the Trust will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any Series of Notes in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the Notes will be passed upon for the Trust, the Seller and the Originators by Kenneth V. Harkins, Associate General Counsel of AIG, and by Weil, Gotshal & Manges LLP, New York special counsel to the Seller. Certain legal matters relating to the issuance of the Notes under the laws of the State of Delaware will be passed upon for the Trust by Richards, Layton & Finger, P.A. Certain legal matters relating to the federal tax consequences of the issuance of the Notes will be passed upon for the Seller by Weil, Gotshal & Manges LLP.

                             REPORTS TO NOTEHOLDERS

         The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Notes. No financial reports will be sent to you. See "Certain

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

Information Regarding the Securities -- Book-Entry Registration," "Description of the Notes -- Reports to Noteholders" and " -- Annual Compliance Statement" in this Prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the Notes with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

         The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. at 450 Fifth Street, N.W. Washington D.C. 20549 You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at
(800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Notes.

         As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations; 70 Pine Street, New York, New York 10270,
(212) 770-7000.

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                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AICCO Credit Premium Finance Master Trust Asset Backed Notes (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against- payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

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

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants (other than Citibank, NA ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         TRADING BETWEEN CLEARSTREAM CUSTOMERS AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank and Morgan as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream Customer or a Euroclear Participant, the purchaser must send instructions to Clearstream prior to settlement time of 12:30 p.m. Clearstream or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the Global Securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC Participant. The seller will send instructions to Clearstream before settlement time of 12:30 p.m. In these cases,

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

Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (or successor form, including W-8BEN). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8EC1.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for one calendar year. Effective January 1, 2001, Forms W-8 and Form 1001 will be replaced by Form W-8 BEN. Form 4224 will be replaced by Form W-8ECI.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust with respect to which a United States Court has primary jurisdiction and which has one or more United States persons controlling its substantial decisions. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                          INDEX OF TERMS FOR PROSPECTUS

                  TERM                         PAGE
-----------------------------------------     ------
Accumulation Period                               26
Addition Date                                     25
Additional Interest                               52
Additional Receivables                            25
Administration Agreement                          17
AIC                                                2
AICCO I                                            2
AICCO II                                           2
AIG                                           12, 18
AIG Letter Agreement                              58
AIG Support Agreement                             57
AIGC                                              18
AIGCC                                             18
Amortization Period                               27
ART                                                2
Assignment                                        46
Bankruptcy Code                                   11
BIF                                               48
Cash Collateral Account                           63
Cash Collateral Guaranty                          63
Cede                                              28
Class                                              2
Classes                                            2
Clearstream                                       28
Clearstream Customers                             40
Closing Date                                      27
Code                                              65
Collateral Interest                               63
Collection Account                                48
Collection Subaccount                             48
Controlled Accumulation Period                     5
Controlled Amortization Period                     5
Cooperative                                       40
Counsel                                           66
Credit Balance                                    25
Credit Enhancement                                 7
Credit Enhancement Percentage                     49
Credit Enhancement Provider                       59
Defaulted Obligations                             49
Deferred Payment Obligation Return Amount         45
Deferred Payment Obligations                       2
Definitive Notes                                  28
Depositaries                                      38
Depositary                                        28
Determination Date                                52
Disclosure Document                               35
Discount Percentage                               47
DOL                                               70
DTC                                               28
Eligible Receivable                               44
Enhancement Invested Amount                       62
Enhancements                                       3
ERISA                                             70
Euroclear                                         28
Euroclear Operator                                40
Euroclear Participants                            40
Events of Default                                 32
Excess Finance Charge Collections                 51
Excess Funding Account                            51
Exchange Act                                      39
Finance Charge Account                            47
Finance Charge Receivables                         3
fund                                              22
funded                                            22
funding                                           22
Funding Period                                    49
Group                                             51
Guidelines                                        47
Holders                                           41
Indenture                                          2
Indenture Trustee                                  2
Indirect Participants                             39
Ineligible Receivable                             43
Initial Closing Date                              25
Initial Cut-Off Date                              25
Insured                                            9
Insureds                                          18
Investor Charge-Off                               52
Investor Default Amount                           52
Investor Exchange                                 35
Investor Interest                                  4
Investor Percentage                                4
Investor Servicing Fee                            52
IP Finance                                         3
IP Funding                                         3
L/C Bank                                          62
Loan Portfolio                                    18
Loans                                              2
Master Trust Agreement                             2
Minimum Trust Interest                            36
Monthly Interest                                  52
Monthly Period                                    28
Moody's                                           48
New Issuance                                      35
Non-U.S. Note Owner                               66

Note Majority                                     32
Note Owner                                        28
Note Rate                                         27
Noteholder                                        39
Noteholders                                       26
Notes                                              2
OID                                               67
Originator                                        44
Originators                                        3
Owner Trustee                                      2
Participants                                      39
Participation Agreement                           46
Participations                                    46
Parties in Interest                               70
Pay Out Event                                      6
Payment Account                                   47
Payment Date                                       4
Permitted Investments                             48
Plans                                             70
pool factor                                       38
Pre-Funding Account                               49
Pre-Funding Amount                                49
Premium Finance Obligations                        2
Principal Account                                 47
Principal Amortization Period                      5
Principal Funding Account                         29
Principal Receivables                              3
Principal Terms                                   35
PTCE                                              71
Purchase Agreement                                 3
Purchased Loans                                   22
Qualified Institution                             48
Rapid Accumulation Period                          5
Rapid Amortization Period                          5
Rating Agency                                      7
Rating Agency Condition                           19
Receivables                                        3
Refinance Date                                    53
Refinancing                                       53
Refinancing Price                                 53
Regulations                                       65
Related Documents                                 34
Removal Date                                      46
Removed Receivables                               25
Reserve Account                                   64
Revolving Period                                   5
SAIF                                              48
Sale and Servicing Agreement                       3
Scheduled Payment Date                             5
Securities Act                                    35
Seller                                             3
Senior Notes                                      27
Series                                            17
Series Supplement                                  2
Series Termination Date                            5
Service                                           65
Service Transfer                                  58
Servicer                                           3
Servicer Default                                  58
Shared Principal Collections                      52
Spread Account                                    64
Standard & Poor's                                 48
Subordinated Notes                                27
Tax Opinion                                       36
Term Notes                                         2
Terms and Conditions                              41
Third Party Originators                           22
Transfer Agent and Registrar                      42
Transfer and Servicing Agreements                 42
Transfer Date                                     50
Trust                                              2
Trust Administrator                               61
Trust Interest                                     4
Trust Percentage                                  50
Trust Portfolio                                   25
Trust Termination Date                            54
U.S.  Note Owner                                  66
U.S. Person                                       66
UCC                                               65
Unallocated Principal Collections                 51
Underwriting Agreement                            72
Variable Funding Notes                             2
Yield Enhancement Account                         64

         NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS OFFERING MEMORANDUM. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS OFFERING MEMORANDUM IS AN OFFER TO SELL ONLY THE NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM IS CURRENT ONLY AS OF ITS DATE.

                                  $529,570,000

                              AICCO PREMIUM FINANCE
                                  MASTER TRUST
                                     Issuer

                                A.I. RECEIVABLES
                                 TRANSFER CORP.
                                     Seller

                               SERIES 2004-1 ASSET
                                  BACKED NOTES

                              $500,000,000 CLASS A
                               FLOATING RATE ASSET
                                  BACKED NOTES

                               $20,160,000 CLASS B
                               FLOATING RATE ASSET
                                  BACKED NOTES

                               $9,410,000 CLASS C
                               FLOATING RATE ASSET
                                  BACKED NOTES

                                 ---------------

                              Prospectus Supplement

                                 ---------------

                         BANC OF AMERICA SECURITIES LLC
                              ABN AMRO INCORPORATED
                         BANC ONE CAPITAL MARKETS, INC.
                                    CITIGROUP